As filed with the U.S. Securities and Exchange Commission on January 30, 2026

File No.: 333-291995

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 7

to

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CyberSCOPE Web3 Security Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	7372	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

71 Fort Street, PO Box 500,

George Town, Grand Cayman,

Cayman Islands, KY1-1106

(646) 322-4459

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

vState Filings LLC

301 Mill Road Suite U-5

Hewlett, NY 11557

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Michael Blankenship	M. Ali Panjwani, Esq.
Jacob D. Tabman	Pryor Cashman LLP
Winston & Strawn LLP	7 Times Square
800 Capitol Street, Suite 2400	40th Floor
Houston, TX 77002	New York, NY, 10036
Tel: (713) 651-2600	(212) 421-4100

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated January 30, 2026

3,750,000 Ordinary Shares

CyberScope Web3 Security Inc.

This is an initial public offering (the “Offering”) of the Ordinary Shares, par value US$0.0001 per share (the “Ordinary Shares” or “Shares”) of CyberScope Web3 Security Inc. (“PubCo”; together with its subsidiaries, the “Company”, “we”, “our”, or “us”), an exempted company incorporated in the Cayman Islands with limited liability whose principal place of business is in Greece. We are offering 3,750,000 Ordinary Shares to be sold in this Offering on a firm commitment basis. We anticipate that the initial public offering price will be between US$4.00 and US$6.00 per share (the “Offering Price”).

Prior to this Offering, there has been no public market for our Ordinary Shares. We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “CYSC.” The closing of this Offering is contingent upon the final approval from Nasdaq. There is no guarantee or assurance that our Ordinary Shares will be approved for listing on the Nasdaq Capital Market or that the Offering will be closed. Upon completion of this Offering, we will have one class of shares in our share capital, the Ordinary Shares. Each Ordinary Share will be entitled to one vote per share. See section entitled “Description of Share Capital and Articles of Association.”

Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations conducted by its operating subsidiary. CyberScope Web3 Security Inc. is an exempted company incorporated under the law of the Cayman Islands with no material operations of its own, and we conduct all our operations through our operating subsidiary, Cyberscope I.K.E. (“Operating Subsidiary” or “OpCo”). This is an Offering of the Ordinary Shares of CyberScope Web3 Security Inc, the holding company in the Cayman Islands, instead of the shares of Cyberscope I.K.E.. Investors in this Offering should be aware that they will not directly hold any equity interests in Cyberscope I.K.E., the Operating Subsidiary, but equity solely of CyberScope Web3 Security Inc, the Cayman Islands holding company.

Upon the completion of this Offering, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules because our controlling shareholder, which refers to a person or entity that (i) holds more than 50% of the total voting power of the issuer’s outstanding shares, or (ii) possesses de facto control over the issuer’s management or corporate policies through contractual arrangements, board representation, concentrated voting power or other governance mechanisms, will own 19,645,000 of our total issued and outstanding Ordinary Shares, representing 82.7% of the total voting power, assuming that the representative of the underwriters does not exercise the over-allotment option. Our Chairman, Trishneet Arora, will have the ability to control matters requiring shareholder approval, including the election of directors, amendments of organizational documents and approvals of major corporate transactions. As a result, we qualify as a “controlled company” within the meaning of Nasdaq’s corporate governance standards and have the option not to comply with certain requirements to which companies that are not controlled companies are subject, including the requirement that a majority of our board of directors (the “Board of Directors”) shall consist of independent directors and the requirement that our nominating and corporate governance committee and compensation committee shall be composed entirely of independent directors. See “Prospectus Summary - Implications of Being a Controlled Company.”.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the applicable U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary—Implications of Being an ‘Emerging Growth Company’ and a ‘Foreign Private Issuer.’”.

Investing in our Ordinary Shares involves risks. See the section entitled “Risk Factors” beginning on page 13 to read about factors you should consider before buying our Ordinary Shares.

	Per Share	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Initial public offering price	$	$	$
Underwriter discounts(1)	$	$	$
Proceeds to our Company before expenses	$	$	$

(1)	We have agreed to pay the underwriter an 8.0% discount to the initial public offering price per share and have also agreed to reimburse the underwriter for certain expenses and closing costs. See “Underwriting” for additional information and a description of the compensation payable to the underwriter.

Maxim Group LLC

The date of this prospectus is             , 2026

We have not authorized anyone to provide information different from that contained in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information other than the information in this prospectus and any free writing prospectus prepared by us or on our behalf. Neither the delivery of this prospectus nor the sale of our Ordinary Shares means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy these Ordinary Shares in any circumstance under which such offer or solicitation is unlawful.

i

Market and Industry Data

We rely on and refer to industry data, information and statistics regarding the markets in which we compete from research as well as from publicly available information, industry and general publications and research and studies conducted by third parties. We have supplemented this information where necessary with our own internal estimates and information, taking into account publicly available information about other industry participants and our management’s best view as to information that is not publicly available. This information appears in the section entitled “Business” in this prospectus. We have taken such care as we consider reasonable in the extraction and reproduction of information from such data from third-party sources.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from us and independent third parties. Accordingly, you are cautioned not to place undue reliance on such market and industry data or any other such estimates.

Trademarks, Service Marks, Copyrights and Tradenames

We own or otherwise have rights to the trademarks, service marks, and copyrights, including those mentioned in this prospectus, used in conjunction with the operation of our business. This prospectus includes our own trademarks, which are protected under applicable intellectual property laws, as well as trademarks, service marks, copyrights, and tradenames of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights, or tradenames to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the rights of the applicable licensor to these trademarks and tradenames.

ii

Summary

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before deciding to invest in our Ordinary Shares. As this is a summary, you should read the entire prospectus carefully, including the information under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and the related notes thereto included in this prospectus. This prospectus includes forward-looking statements that involve risks and uncertainties. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.” Unless the context otherwise requires, references to “CyberScope,” “we,” “us,” “our” and “the Company” refer to CyberScope Web3 Security Inc. and its subsidiaries.

Overview

CyberScope Web3 Security Inc. (“PubCo”) is an exempted company incorporated under the law of the Cayman Islands with no material operations of its own. We conduct all our operations through our operating subsidiary, Cyberscope I.K.E., a private company organized and validly existing under the laws of the Hellenic Republic (Greek General Business Registry (“GEMI”) No.168667920000) (“Operating Subsidiary” or “OpCo”). CyberScope is a premier provider of Web3 security, smart contract audit, and security compliance solutions, with a specialized focus on the rapidly evolving blockchain and Web3.0 sectors. Founded in 2023 and headquartered in Rodos, Greece, CyberScope’s mission is to enhance the security, transparency, and trustworthiness of decentralized digital ecosystems. The Company leverages deep technical expertise, proprietary technology, and a client-centric approach to deliver high-quality, efficient, and reliable security services to a global clientele, including decentralized finance (DeFi) platforms, token issuers, and blockchain infrastructure providers.

Since its acquisition of OpCo in February 2025, CyberScope has been operated by TAC InfoSec Ltd (NSE:TAC), a global cybersecurity and risk & vulnerability management company (“TAC Security”).

CyberScope, a TAC Security company, is positioned at the forefront of blockchain security and compliance, offering a comprehensive suite of services that address the unique risks and regulatory challenges of the Web3.0 ecosystem. With a proven track record, industry recognition, and a commitment to innovation, CyberScope is well-placed to capitalize on the growing demand for trusted cybersecurity solutions in the global digital asset market.

Business Overview and Industry Background

The blockchain industry is underpinned by distributed ledger technology, which enables secure, transparent, and immutable record-keeping without reliance on centralized intermediaries. This technology forms the foundation for a new generation of internet applications, collectively referred to as Web3.0, characterized by decentralization, user ownership of data, and the integration of blockchain-based applications. A central component of this ecosystem is the smart contract. Smart contracts are—self-executing programs that run on blockchain networks, automatically enforcing the terms of an agreement without the need for intermediaries.

Given the irreversible nature of blockchain transactions and the high value often at stake, the security of smart contracts and decentralized applications is paramount. Vulnerabilities can lead to significant financial losses, reputational damage, and regulatory scrutiny. As digital assets and decentralized applications gain mainstream adoption, regulators worldwide are introducing new frameworks to address issues such as anti-money laundering (AML), know-your-customer (KYC) compliance, data protection, and financial crime prevention. Companies operating in this space must navigate complex and often fragmented regulatory landscapes to ensure compliance and maintain market access.

In the cryptocurrency industry, “projects” generally refer to blockchain-based ventures or initiatives that issue their own tokens or coins to power a specific platform, product, or ecosystem. They can range from DeFi applications to gaming platforms, infrastructure protocols, or community-driven networks built on blockchain technology.

Products and Services

CyberScope offers a comprehensive suite of cybersecurity and compliance services tailored to the unique needs of blockchain-based projects and digital asset platforms. The Company’s core offerings include:

●	Smart Contract Audits: Comprehensive security assessments of smart contract code, combining automated and manual review to identify vulnerabilities, logic errors, and potential exploits. CyberScope’s audit certificates are widely accepted by major crypto launchpads and exchanges, and the Company is among the select few authorized to provide an Audit Badge on CoinMarketCap.

●	KYC Verification: Rigorous identity verification of project team members, supporting regulatory compliance and investor confidence. CyberScope’s KYC and AML procedures are designed to meet or exceed industry standards and regulatory requirements in the jurisdictions in which its clients operate.

●	Bug Bounty Program Management: Design and administration of bug bounty programs that incentivize ethical hackers and security researchers to identify and report vulnerabilities.

●	Penetration Testing: Offensive security assessments for Web3 applications and blockchain-based systems, simulating real-world attack scenarios to uncover and remediate vulnerabilities.

●	Proprietary Security Tools: In-house developed tools for smart contract analysis, code similarity detection, AML/KYC analysis, and signature search. Notable tools include:

○	Cyberscan: Automated smart contract audit and similarity analysis platform.

○	Similarityscan: Detects similarities between addresses or source code, identifying copycat or malicious contracts.

○	Safescan: Provides AML and KYC analysis for digital wallets.

○	Signaturescan: Enables efficient search for event, error, or function signatures within smart contracts.

Technology and Operations

CyberScope’s technology platform is at the core of its value proposition and competitive advantage. The Company employs a rigorous, multi-stage audit methodology that combines both automated and manual techniques to ensure comprehensive coverage and high-quality deliverables. The audit process typically begins with automated static and dynamic analysis of smart contract code, utilizing proprietary tools such as Cyberscan and Similarityscan. These tools leverage advanced algorithms and data analytics to rapidly detect code similarities, potential vulnerabilities, and suspicious wallet activity.

Following the automated analysis, CyberScope’s experienced auditors conduct a detailed manual review of the smart contract code, including line-by-line inspection, peer review, and edge-case scenario analysis. The Company’s audit methodology is designed to meet or exceed industry best practices, ensuring that clients receive thorough and actionable security assessments.

CyberScope’s operations are structured to deliver high-quality, efficient, and scalable security services to a global client base. The Company’s technical team comprises highly skilled professionals with deep expertise in blockchain development, cybersecurity, and cryptography. All founders and employees are bound by strict confidentiality agreements regarding client information and proprietary technology, ensuring the highest standards of data protection and operational resilience.

Clients and Market Position

CyberScope serves a diverse, global client base, including some of the most prominent projects in the crypto and DeFi sectors. The Company has completed over 2,700 smart contract audits and more than 500 KYC verifications, securing over $2 billion in digital assets for more than 3,000 clients. Notable clients and partners include ApeSwap, Quarashi Network, Coinscope, and a wide array of blockchain projects across multiple geographies and use cases. While CyberScope serves a diverse range of clientele, a typical client is a blockchain-based project or digital asset platform seeking smart contract audits, KYC verifications, and compliance solutions to enhance security, transparency, and regulatory compliance.

As of December 31, 2024, CyberScope had 558 unique clients, compared to 736 clients at the end of 2023. While the number of clients decreased, the shift reflects the Company’s focus on serving established, higher-ticket customers, which contributed to an increase in monetization efficiency.

CyberScope’s audit reports and KYC certificates are recognized and accepted by leading industry platforms, including CoinMarketCap, PinkSale, Unicrypt, DxSale, and Gempad. The Company’s reputation for quality, speed, and trust is further validated by industry accolades, such as the “Best Cyber Start-up of the Year” award at the Cyber Security Awards 2023.

Competitive Strengths

●	Technical Expertise and Proprietary Technology: CyberScope’s team possesses deep technical knowledge and hands-on experience in blockchain development, cryptography, and cybersecurity. The Company’s proprietary tools, including Cyberscan and Similarityscan, enhance the depth, accuracy, and efficiency of the audit process.

●	Industry Recognition and Partnerships: CyberScope’s audit certificates and KYC verifications are widely recognized by major exchanges, launchpads, and aggregators, providing clients with enhanced credibility and market access.

●	Client-Centric Approach: The Company’s operations are designed to be both thorough and efficient, balancing the need for comprehensive security assessments with the fast-paced nature of the blockchain industry. CyberScope’s auditors work closely with clients to understand their specific needs, project requirements, and risk profiles.

●	Commitment to Innovation: CyberScope invests in ongoing research and development to enhance its proprietary tools, improve audit methodologies, and stay ahead of the rapidly changing threat landscape.

Growth Strategy

CyberScope’s growth strategy is focused on expanding its service offerings, investing in research and development, and pursuing strategic partnerships to enhance its market presence. Key elements of the Company’s growth plan include:

●	Service Expansion: Broadening the portfolio of security services to address new and emerging needs within the blockchain ecosystem, including advanced monitoring solutions and incident response services.

●	Geographic Expansion: Leveraging its global reputation and network of partners to establish a presence in regions with high demand for blockchain security services.

●	Strategic Partnerships: Collaborating with leading blockchain platforms, technology providers, and industry organizations to enhance capabilities and reach.

●	Talent Acquisition and Retention: Attracting and retaining top talent in the fields of blockchain development and cybersecurity, and investing in ongoing training and professional development.

●	Research and Development: Allocating significant resources to research and development (“R&D”), with a focus on advancing proprietary technologies and exploring new security paradigms.

Governance and Corporate Structure

The Company is organized as a Cayman Islands corporation, with its principal place of business in Rodos, Greece. The Company’s equity is held as follows: TAC InfoSec Ltd. owns 60% of the Company, while KYE9 Artificial Intelligence Research LLC owns 40%. CyberScope is a subsidiary of TAC Infosec Ltd. (“TAC Security”), a global cybersecurity group. KYE9 Artificial Intelligence Research LLC is wholly-owned by Trishneet Arora, who serves as Chairman the Company’s Board of Directors.

Intellectual Property

CyberScope’s intellectual property portfolio is a critical component of its competitive advantage and long-term growth strategy. The Company’s proprietary software tools, including Cyberscan, Similarityscan, Safescan, and Signaturescan, are developed in-house and form the backbone of its service offerings. These tools are protected by trade secrets, confidentiality agreements, and, where applicable, intellectual property registrations.

Revenue Model

CyberScope generates revenue primarily through service and license fees for smart contract audits, KYC verifications, penetration testing, and related security services. Pricing is typically structured on a per-project basis, with fees varying according to the complexity and scope of the engagement. The Company also derives income from ongoing partnerships, bug bounty program management, and the licensing of its proprietary security tools.

Principal Risks

Investing in CyberScope involves a high degree of risk. Key risks include:

●	Reputational Risk: If a project that received CyberScope’s audit or KYC badge is later found to be insecure or fraudulent, CyberScope may be blamed publicly, even if not at fault, leading to loss of business or erosion of client trust.

●	Scalability and Talent Constraints: The blockchain security industry faces a shortage of experienced talent, which may limit CyberScope’s ability to scale operations and grow revenue.

●	Technological Evolution: Rapid changes in blockchain protocols and security threats require continuous investment in R&D and training.

●	Market Cyclicality: Revenue is closely tied to crypto market cycles and project funding activity, exposing the Company to volatility.

●	Legal and Regulatory Risks: CyberScope faces legal exposure from disclaimers, liability language, and client misuse, as well as regulatory risks related to KYC practices, data privacy, and compliance services.

●	Competitive Pressure: The Company competes with larger, better-capitalized firms and must continue to innovate to maintain its market position.

●	Cybersecurity Threats: As a security provider, CyberScope is an attractive target for hackers, and any breach could result in reputational and legal fallout.

●	Financial and Currency Risks: The Company is exposed to currency conversion volatility, crypto price fluctuations, and changes in regulatory treatment of digital assets.

A more detailed discussion of these and other risks is provided in the “Risk Factors” section of this prospectus.

Industry Trends and Market Opportunity

The global market for blockchain security and smart contract auditing is expanding rapidly, driven by the increasing adoption of decentralized finance, tokenization, and digital asset platforms. As the value locked in DeFi protocols and blockchain-based applications continues to grow, so does the demand for robust security solutions. CyberScope is well-positioned to benefit from these trends, given its established reputation, proprietary technology, and recognized audit credentials. DeFi protocols are decentralized blockchain-based systems that use smart contracts to enable peer-to-peer financial services—such as lending, trading, and asset management—without reliance on traditional intermediaries like banks or brokers. The Company’s services are not only critical for project launches and exchange listings but are also increasingly required for ongoing compliance and risk management as regulatory scrutiny intensifies worldwide.

Regulatory Environment and Compliance

CyberScope operates in a highly dynamic regulatory environment. The Company’s KYC and AML services are designed to help clients meet evolving requirements under EU directives, including the EU’s Markets in Crypto-Assets Regulation (“MiCA”), and other international frameworks. CyberScope’s internal policies and procedures are regularly updated to reflect changes in data protection, financial crime prevention, and digital asset regulation. The Company’s commitment to compliance is a key differentiator, enabling it to serve institutional clients and projects seeking to operate in regulated markets.

Operational Resilience and Data Security

Given the sensitive nature of its work, CyberScope maintains robust internal controls, secure digital infrastructure, and strict confidentiality protocols. All employees and contractors are required to sign non-disclosure agreements, and access to client data and proprietary technology is tightly controlled. The Company invests in cybersecurity measures to protect its own systems and client information, recognizing that any breach could have significant reputational and legal consequences.

Leadership and Human Capital

CyberScope’s leadership team combines deep technical expertise with strategic vision. CyberScope’s senior management have extensive backgrounds in blockchain engineering, cybersecurity, and business operations. The Company’s ability to attract and retain top talent is central to its success, and it invests in ongoing training, professional development, and a collaborative culture that fosters innovation and excellence.

Financial Overview

CyberScope’s revenue model is primarily project-based, with additional recurring income from partnerships, tool licensing, and bug bounty program management. The Company’s financial performance is subject to fluctuations in crypto market activity, project funding cycles, and broader economic conditions. CyberScope manages its treasury in both fiat and digital assets, and is exposed to currency and crypto price volatility. The Company’s financial statements are prepared in accordance with U.S. GAAP, and it maintains internal controls to ensure accurate reporting and compliance with applicable standards.

Corporate Structure

In February 2025, TAC Infosec Ltd and Kye9 Artificial Intelligence Research LLC entered into individual share purchase agreements with Cyberscope I.K.E., pursuant to which TAC Infosec Ltd acquired 60% and Kye9 Artificial Intelligence Research LLC acquired 40% of Cyberscope I.K.E.

In August 2025, Cyberscope Web3 Security Inc. entered into a Contribution and Exchange Agreement by and between the Company, Cyberscope I.K.E., TAC Infosec Ltd and KYE9 Artificial Intelligence Research LLC, pursuant to which TAC Infosec Ltd and Kye9 Artificial Intelligence Research LLC exchanged 100% of their shares of Cyberscope I.K.E. for an aggregate of 20,000,000 ordinary shares of CyberScope Web3 Security Inc., of which 12,000,000 ordinary shares were issued to TAC and 8,000,000 ordinary shares were issued to KYE9. As a result, TAC Infosec Ltd and KYE9 became the shareholders of CyberScope Web3 Security Inc. and Cyberscope I.K.E. became a direct, wholly owned subsidiary of the CyberScope Web3 Security Inc. Kye9 Artificial Intelligence Research LLC is wholly owned by the Chairman of Cyberscope Web3 Security Inc.’s Board of Directors, Trishneet Arora, who also serves as the Chief Executive Officer of TAC Infosec Ltd.

The diagram below illustrates our corporate structure on a post-offering basis.

Implications of Being a Controlled Company

Additionally, as of August 11, 2025, Trishneet Arora, Chairman of the Company’s Board of Directors, beneficially owned or controlled 20,000,000 Ordinary Shares through KYE9, wholly-owned by Mr. Arora, and TAC Security, where Mr. Arora is the Chief Executive Officer and 54% shareholder. These Ordinary Shares will represent approximately 60.0% of the aggregate voting power of our total issued and outstanding share capital immediately prior to the Offering. As a result, we qualify as a “controlled company” within the meaning of Nasdaq’s corporate governance standards and have the option not to comply with certain requirements to which companies that are not controlled companies are subject, including the requirement that a majority of our board of directors shall consist of independent directors and the requirement that our nominating and corporate governance committee and compensation committee shall be composed entirely of independent directors.

Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As an emerging growth company, we may take advantage of certain reduced disclosure and requirements that are otherwise applicable generally to U.S. public companies that are not emerging growth companies. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies.

These provisions include:

●	the option to include in an initial public offering registration statement only two years of audited financial statements and selected financial data and only two years of related disclosure;

●	reduced executive compensation disclosure; and

●	an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) in the assessment of our internal control over financial reporting.

The JOBS Act also permits an emerging growth company, such as us, to delay adopting new or revised accounting standards until such time as those standards are applicable to private companies. We have not elected to “opt out” of this provision, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will have the discretion to adopt the new or revised standard at the time private companies adopt the new or revised standard and our discretion will remain until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company. We will remain an emerging growth company until the earliest of:

●	the last day of our fiscal year during which we have total annual revenue of at least $1.235 billion;

●	the last day of our fiscal year following the fifth anniversary of the closing of this offering;

●	the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or

●	the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which, among other things, would occur if the market value of our Class A Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

Corporate Information

CyberScope Web3 Security Inc. is incorporated under the laws of the Cayman Islands, and its wholly-owned subsidiary, Cyberscope I.K.E. was formed under the laws of the Hellenic Republic, also known as Greece. Our principal executive offices are located at EO Rodos, Lindou 227, Rodos, Greece, and our telephone number is (646) 322-4459. Our website address is www.cyberscope.io. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes. Our agent for service of process in the United States is vState Filings LLC, located at 301 Mill Road Suite U-5, Hewlett, NY 11557, telephone number (866) 638-3309.

Throughout this prospectus, we refer to various trademarks, service marks and trade names that we use in our business. The “CyberScope” design logo is the property of CyberScope. We have several other trademarks, service marks and pending applications relating to our products. In particular, although we have omitted the “®” and “™” trademark designations in this prospectus from each reference to Cyberscan and Safescan, all rights to such trademarks are nevertheless reserved. Other trademarks and service marks appearing in this prospectus are the property of their respective holders.

Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and have received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 30 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (1) on or in respect of our shares, debentures or other obligations or (2) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

The Offering

The following is a brief summary of the terms of this offering and should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider before investing in our Ordinary Shares. For a more complete description of our Ordinary Shares, see the sections entitled “Description of Share Capital and Articles of Incorporation” and “Risk Factors” and our audited financial statements, including the notes thereto, included elsewhere in this prospectus.

Issuer	CyberScope Web3 Security Inc.

Securities Offered	3,750,000 Ordinary Shares of the Issuer

Offering Price Range	We expect the offering price will be between $4.00 and $6.00 per Ordinary Share.

Option to Purchase Additional Ordinary Shares	We have granted the underwriters an option for a period of 45 days from the date of this prospectus to purchase up to 562,500 additional Ordinary Shares at the initial public offering price, less underwriting discounts and commissions.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $16,610,000 or approximately $19,197,500 if the underwriters exercise their option to purchase additional Ordinary Shares in full. These amounts assume an initial public offering price of $5.00 per share (the midpoint of the price range set forth on the cover page of this prospectus), after deducting the estimated underwriting discounts and commissions and offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate and working capital purposes including funding for future acquisitions. See section entitled “Use of Proceeds.”

Lock-Up Agreements	We, our directors and officers and certain of our existing shareholders, representing 98.2% of our Ordinary Shares, have agreed, subject to limited exceptions, not to sell or otherwise transfer any of our Ordinary Shares or securities convertible into, exchangeable for, exercisable for or repayable with our Ordinary Shares, for a period of 180 days after the date of this prospectus without the prior written consent of the Underwriter. See section entitled “Underwriting.”

Ordinary Shares Outstanding Immediately Following the Offering(1)	After giving effect to the offering, we will have 23,750,000 Ordinary Shares outstanding, and 24,312,500 if the underwriters exercise their option to purchase additional Ordinary Shares in full.

Dividend Policy	We have no present plans to declare dividends and plan to retain our earnings to continue to grow our business. See the section titled “Dividend Policy.”

Transfer Agent	VStock Transfer, LLC

Risk Factors	Investing in our Ordinary Shares involves a high degree of risk and purchasers of our Ordinary Shares may lose part or all of their investment. See section entitled “Risk Factors” beginning on page 13 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Listing	We intend to apply to list our Ordinary Shares on the Nasdaq Capital under the symbol “CYSC” The Ordinary Shares will not be listed on any other stock exchange or traded on any automated quotation system

(1)	The number of Ordinary Shares to be outstanding after this offering is based on 20,000,000 Ordinary Shares outstanding as of January 30, 2026, and 4,312,500 Ordinary Shares which may be sold in this offering (assuming the underwriters exercise their over-allotment option in full).

Unless otherwise indicated, this prospectus:

●	reflects the adoption of our articles of association, which will occur in connection with the consummation of the offering; and

●	assumes an initial public offering price of $5.00 per ordinary share, the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus.

Summary Consolidated Financial Data

The financial information in this prospectus as of December 31, 2024, 2023 and 2022 is based upon, and should be read in conjunction with, the historical financial statements and related notes for the applicable periods included in this prospectus. The financial statements are prepared in accordance with U.S. GAAP.

You should read this Summary Consolidated Financial and Operating Data section together with the financial statements included elsewhere in this prospectus and the related notes and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

CYBERSCOPE I.K.E.

Balance Sheets

	As of December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$175,186	$76,526
Crypto currencies held	298,814	91,607
Contract receivable	155,051	-
Other assets	-	58,185
Total current assets	629,051	226,318
Property, plant and equipment, net	5,476	2,719
Total assets	$634,527	$229,037

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued expenses and other liabilities	$384,334	$182,906
Deferred revenue	36,922	15,195
Total liabilities	421,256	198,101

Commitments and contingencies (Refer to Note 6)

Shareholders’ equity:
Common stock, 2,500 shares authorized, €10 par value, 2,500 shares issued and outstanding as of December 31, 2024 and 2023	27,038	27,038
Retained earnings	195,784	3,274
Accumulated other comprehensive income (loss)	(9,551)	624
Total shareholders’ equity	213,271	30,936
Total liabilities and shareholders’ equity	$634,527	$229,037

CYBERSCOPE I.K.E.

Statements of Operations and Comprehensive income

		Period from
	Year Ended	February 08 (inception) to
	December 31,	December 31,
	2024	2023
Revenue	$1,404,605	$1,011,178
Cost of revenue	28,515	23,532
Gross profit	1,376,090	987,646

Operating expenses:
General and administrative	325,149	156,036
Sales and Marketing	32,197	35,852
Depreciation	1,290	739
Total operating expenses	358,636	192,627

Income from operations	1,017,454	795,019

Other income (expense), net
Fair value gain (loss) on crypto currencies	21,985	(5,038)
Interest income	1,415	-
Total other income (expense), net	23,400	(5,038)

Income before provision for taxes	1,040,854	789,981
Provision for income taxes	(228,988)	(173,797)
Net income	$811,866	$616,184

Weighted average common shares outstanding - basic and diluted	2,500	2,500
Net income per common share - basic and diluted	$324.75	$246.47

Net income	$811,866	$616,184
Other comprehensive income (loss)
Foreign currency translation adjustments	(10,175)	624
Total other comprehensive income, net of tax	(10,175)	624

Comprehensive income	$801,691	$616,808

CYBERSCOPE I.K.E

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$172,315	$175,186
Crypto currencies held	510,238	298,814
Contract receivable	176,506	155,051
Due from related party	123,588	-
Total current assets	982,647	629,051
Property, plant and equipment, net	4,055	5,476
Goodwill	1,094,817	-
Other intangible assets, net	828,000	-
Total assets	$2,909,519	$634,527

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued expenses and other liabilities	$508,500	$384,334
Deferred revenue	-	36,922
Total liabilities	508,500	421,256

Commitments and contingencies (Refer to Note 11)

Shareholders’ equity:
Common stock, 2,500 shares authorized, €10 par value, 2,500 shares issued and outstanding as of June 30, 2025 and December 31, 2024	27,038	27,038
Additional paid-in capital	2,232,004	-
Accumulated other comprehensive income (loss)	19,948	(9,551)
Retained Earnings	122,029	195,784
Total shareholders’ equity	2,401,019	213,271
Total liabilities and shareholders’ equity	$2,909,519	$634,527

CYBERSCOPE I.K.E

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(UNAUDITED)

	Successor	Predecessor	Predecessor
	Period from February 05 to	Period from Jan 01 to	Six months ended
	June 30,	February 04,	June 30,
	2025	2025	2024
Revenue	$461,639	$109,269	$747,046
Cost of revenue	28,417	6,833	4,276
Gross profit	433,222	102,436	742,770

Operating expenses:
General and administrative	111,073	27,808	120,355
Sales and Marketing	94	78	15,466
Amortization of intangibles	72,000	-	-
Depreciation	1,294	885	619
Total operating expenses	184,461	28,771	136,440

Income from operations	248,761	73,665	606,330

Other income (expense), net
Fair value gain (loss) on crypto currencies	(71,702)	(19,872)	50,437
Interest income (expense), net	(97)	(712)	-
Total other income (expense), net	(71,799)	(20,584)	50,437

Income before provision for taxes	176,962	53,081	656,767
Provision for income taxes	(54,772)	(11,677)	(144,489)
Net income	$122,190	$41,404	$512,278

Weighted average common shares outstanding - basic and diluted	2,500	2,500	2,500
Net income per common share - basic and diluted	$48.88	$16.56	$204.91

Net income	$122,190	$41,404	$512,278
Other comprehensive income (loss)
Foreign currency translation adjustments	28,990	509	11,629
Total other comprehensive income, net of tax	28,990	509	11,629

Comprehensive income	$151,180	$41,913	$523,907

Data Relating To Earnings Per Share

Financial Metric	FY 2024 (Historical)	H1 2025 (Historical)	FY 2024 (Pro Forma)	H1 2025 (Pro Forma)
Net Income (Loss)	$811,866	$163,594	$811,866	$163,594
Wtd. Avg. Shares	2,500	2,500	20,000,000	20,000,000
Basic & Diluted EPS	$324.75	$65.44	$0.04	$0.01

Reorganization / recapitalization adjustment (unaudited). The reorganization and share exchange transaction completed on August 11, 2025 has been accounted for as a recapitalization. Accordingly, the weighted-average number of ordinary shares outstanding and earnings per ordinary share amounts for all periods presented have been retroactively adjusted to reflect the issuance of 20,000,000 ordinary shares in connection with the reorganization as if it had occurred at the beginning of the earliest period presented. these retroactive adjustments are presented solely to reflect the company’s current capital structure for purposes of earnings per share and do not reflect any other changes that might have occurred had the reorganization been in effect during the periods presented.

Risk Factors

An investment in our securities involves a significant degree of risk. Any investor or prospective investor in our securities should carefully consider all of the information in this Registration Statement and our other filings with the SEC, including the following risk factors, before deciding to invest in our Ordinary Shares. Any of the following risks could materially and adversely affect our business, financial condition, results of operations, or prospects. In such a case, the trading price of our Ordinary Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We are an early-stage company with a limited operating history, making it difficult to evaluate our future prospects.

Cyberscope I.K.E. was founded in 2023 and operates in the rapidly evolving and highly competitive Web3 security and blockchain compliance sector. Our business model, which focuses on smart contract audits, KYC verifications, and blockchain security solutions, is relatively new and untested in public markets. As a result, there is limited historical financial and operational data available for investors to assess our future performance. Our ability to achieve or sustain profitability depends on many factors, including our capacity to attract and retain clients, maintain technological leadership, and execute our strategic plans in a dynamic industry. The blockchain and Web3 sectors are subject to rapid technological change, regulatory uncertainty, and shifting market trends, all of which could impact our business model. Our limited operating history makes it challenging to forecast future revenue, expenses, and cash flows with accuracy. We may not be able to adapt quickly enough to changes in the market or competitive landscape, which could adversely affect our growth prospects. You should not rely on our past performance as an indicator of our future success, and there can be no assurance that we will achieve our business objectives or generate positive returns for investors. Furthermore, as a young company, we may lack the established relationships, brand recognition, and operational infrastructure of more mature competitors, which could hinder our ability to scale and respond to unforeseen challenges. The lack of a proven track record may also make it more difficult for us to secure favorable terms with suppliers, partners, and investors, potentially increasing our costs and limiting our strategic options.

We cannot guarantee that we will achieve or maintain profitability in the future.

We may incur losses as we invest in research and development, platform enhancements, sales and marketing, and operational infrastructure. Achieving and maintaining profitability will require significant revenue while effectively managing our costs, which may not be achievable given the competitive and volatile nature of the blockchain security industry. Our expenses may outpace our revenue growth, particularly as we expand our team, invest in proprietary technology, and pursue new market opportunities. If we fail to maintain profitability, our business, financial condition, and share price could be adversely affected. Additionally, our ability to access additional capital may be limited if we are unable to demonstrate profitability or a clear path to profitability, which could further constrain our growth and operational flexibility. Investors should be aware that our business may require substantial and sustained investment before any return is realized, and there is a risk that we may never achieve or maintain profitability. The ongoing need to invest in talent, technology, and compliance may result in negative cash flows for an extended period, and any delays in achieving scale or market acceptance could exacerbate these losses. In addition, unforeseen expenses, such as legal costs, regulatory fines, or cybersecurity incidents, could further delay or prevent us from reaching profitability.

Our business is highly dependent on the growth and adoption of blockchain, decentralized finance (DeFi), and Web3.0 technologies.

Our core services—smart contract audits, Web3 security protocols, and compliance assessments—are closely tied to the blockchain and decentralized ecosystem. If the adoption of blockchain and Web3 technologies slows, or if these technologies fail to gain widespread acceptance, our addressable market could shrink significantly. The pace of adoption is influenced by factors such as regulatory uncertainty, technical limitations, cybersecurity concerns, and public perception of digital assets. A decline in developer activity, reduced venture funding, or negative sentiment toward blockchain technology could materially reduce demand for our services. Furthermore, the emergence of alternative technologies or platforms that do not rely on smart contracts or decentralized protocols could render our offerings less relevant. Our business model lacks inherent counter-cyclicality and is therefore exposed to recurring boom-and-bust cycles in the blockchain industry. If the market for blockchain and Web3 solutions contracts or fails to grow as anticipated, our business, financial condition, and results of operations could be materially and adversely affected. Additionally, the rapid pace of innovation in the blockchain sector means that new paradigms or protocols could quickly shift industry standards, requiring us to adapt our services or risk obsolescence. Any significant downturn in the broader crypto market, such as a prolonged bear market, could lead to a sharp reduction in client activity and revenue, making it difficult to sustain our operations.

Our business is subject to intense competition from both established cybersecurity firms and emerging Web3-native security startups.

We operate in a highly competitive market alongside larger, better-capitalized firms such as CertiK, Halborn, OpenZeppelin, and Trail of Bits, as well as from new entrants with innovative technologies. Some competitors may have greater name recognition, larger customer bases, and significantly greater financial, technical, and marketing resources. These competitors may be able to offer lower prices, more comprehensive service packages, or advanced tooling such as formal verification engines and continuous monitoring dashboards. If we are unable to differentiate our services, maintain technological superiority, or deliver consistent client outcomes, we may lose market share or be forced to lower our prices, which could adversely affect our margins and profitability. The competitive landscape is further complicated by the rapid pace of technological innovation, which may enable new entrants to disrupt the market with novel solutions. Sustaining our competitive position will require ongoing investment in research and development, talent acquisition, and strategic partnerships, all of which may strain our resources. In addition, some competitors may have established relationships with major exchanges, launchpads, or blockchain foundations, giving them preferential access to high-profile projects and industry networks. The commoditization of certain security services, such as basic audits or KYC verifications, may also erode pricing power and make it more difficult to maintain premium positioning in the market.

We may fail to anticipate or adapt to rapidly evolving technological and market developments.

The blockchain and Web3 sectors evolve rapidly and unpredictably, with new protocols, use cases, and programming languages emerging on a regular basis. Our success depends on our ability to continually innovate and enhance our service offerings, including developing tools for emerging technologies such as ZK-rollups, Layer 2 scaling, or cross-chain interoperability. If we fail to keep pace with technological advancements or market trends, our current security tools and methodologies may become obsolete or less effective. This could result in missed vulnerabilities during audits, reduced demand for our services, or an inability to service projects building on advanced or non-EVM platforms. The cost and complexity of maintaining technological leadership may increase as the industry matures, and there is no guarantee that our investments in innovation will yield the desired results. Failure to adapt to technological change could erode our market relevance and hinder our long-term growth trajectory. Moreover, the need to retrain staff and update internal processes to accommodate new technologies may divert resources from other critical business functions. If we are unable to anticipate shifts in client needs or industry standards, we may lose our competitive edge and struggle to retain or attract clients.

We are exposed to the cyclical and volatile nature of the crypto and blockchain markets.

Our revenue is closely tied to token issuance, decentralized app launches, and DeFi innovation - all of which are sensitive to macroeconomic cycles and crypto-specific volatility. During bear markets, developer activity declines, venture funding contracts, and protocol launches are delayed or canceled. This directly reduces demand for audits and compliance services, leading to revenue declines, underutilized staff, and increased competitive pressure. Our business model lacks inherent counter-cyclicality and is therefore exposed to recurring boom-and-bust cycles in the blockchain industry. Prolonged downturns in the crypto market could force us to scale back operations, delay strategic initiatives, or seek additional capital under unfavorable terms. The unpredictable nature of the market makes it difficult to forecast revenue and plan for long-term growth, increasing the risk of operational and financial instability. Additionally, sudden regulatory actions or high-profile security incidents in the crypto industry can trigger rapid shifts in market sentiment, further amplifying volatility and uncertainty for our business. The reliance on a market that is still maturing and subject to speculative swings may also make it challenging to secure long-term contracts or stable revenue streams.

Risks Related to Our Operations

Our ability to scale is limited by the availability of highly skilled talent.

The blockchain security industry is plagued by a shortage of experienced talent, particularly in niche domains like smart contract auditing, formal verification, and zero-knowledge cryptography. Our ability to scale operations is constrained by the availability of this expertise, and competition for qualified professionals is intense. Overloading our existing personnel may lead to audit quality degradation, missed vulnerabilities, or employee burnout, all of which pose material business risks. If we are unable to attract, train, and retain top talent, our capacity to deliver high-quality services, innovate, and grow revenue could be significantly impaired. The specialized nature of our work makes it challenging to find suitable replacements for key personnel, and any disruption in our technical team could delay project delivery and damage client relationships. Our long-term success depends on building and maintaining a strong, skilled workforce, which may require significant investment in recruitment, training, and retention programs. The global competition for blockchain security professionals means that we may need to offer higher compensation, equity incentives, or flexible work arrangements, which could increase our operating costs. Furthermore, the loss of key employees to competitors or new market entrants could result in the leakage of proprietary knowledge and client relationships, further impacting our business.

We depend on key personnel, and our business may be harmed if we lose their services.

Our success depends heavily on the continued service of a small number of key personnel, including founders, lead auditors, and client-facing advisors. The departure of any such individuals could disrupt client relationships, degrade technical capabilities, and slow our roadmap execution. Founder-led firms are particularly exposed to operational discontinuity if succession planning and institutional knowledge transfer are insufficiently developed. The loss of key personnel may also result in the loss of proprietary knowledge, client contacts, and strategic vision, making it difficult to maintain our competitive edge. We may not be able to find suitable replacements in a timely manner, especially given the specialized nature of our work and the limited pool of qualified candidates. Any disruption in our leadership or technical team could have a material adverse effect on our business, financial condition, and results of operations. In addition, the departure of a founder or senior executive could trigger concerns among clients, partners, and investors regarding the stability and future direction of the company. The process of recruiting, onboarding, and integrating new leaders or technical experts may be time-consuming and costly, potentially leading to operational delays and lost business opportunities.

Our services may fail to identify all vulnerabilities in clients’ smart contracts or blockchain protocols.

Despite our rigorous audit methodologies, which combine automated and manual review, there is no guarantee that our audits will uncover all vulnerabilities or prevent all exploits. The complexity and novelty of smart contract code, coupled with the rapid pace of innovation in the blockchain space, increase the risk of undetected flaws. Clients may experience financial loss or reputational damage following a post-audit breach, and we could face reputational harm or legal exposure if clients or end users assert claims of negligence or misrepresentation related to our services. Even if such claims are unsuccessful, they may be costly to defend and damage our reputation. The irreversible nature of blockchain transactions amplifies the consequences of security failures, making comprehensive and effective audits critical to our value proposition. Any perceived shortcomings in our audit process could undermine client trust and limit our ability to attract new business. Furthermore, the use of open-source code and the prevalence of code forking in the industry can introduce hidden dependencies and vulnerabilities that are difficult to detect, even with advanced tools. The evolving threat landscape, including the emergence of new attack vectors and exploits, may also outpace our ability to update our audit methodologies in real time.

We may be subject to legal liability or reputational harm arising from errors in our security reports or assessments.

Our security assessments and audit reports are relied upon by clients to deploy or promote blockchain protocols. Errors, omissions, or perceived inaccuracies in these reports may lead to claims of professional negligence, breach of contract, or other legal theories. The enforceability of disclaimers and indemnity clauses varies across jurisdictions and may not be upheld in litigation, exposing us to costly legal disputes. Even if such claims are ultimately unsuccessful, the associated legal costs, management distraction, and negative publicity could materially harm our business. Furthermore, any publicized errors or disputes could erode client confidence in our services and damage our reputation within the industry. The risk of legal exposure is heightened by the high-value nature of many blockchain projects, where even minor errors can result in significant financial losses for clients. In addition, negative outcomes in legal proceedings could set precedents that increase our liability in future cases or lead to regulatory scrutiny of our business practices.

We are exposed to reputational damage if projects we audit or certify are later found to be insecure, fraudulent, or associated with illicit activity.

Our audit and KYC badges are often used as trust signals on exchanges, launchpads, and token aggregators. If a project that received our audit or KYC badge is later found to be insecure, fraudulent, or associated with illicit activity, we may be blamed publicly even if we had no role in the wrongdoing. This reputational risk is exacerbated by the fact that audits are often used as marketing tools by project teams, and the public may misinterpret our assessments as guarantees of security or legality. Widespread public perception may equate our brand with a failure in diligence or security assurance, leading to loss of business, delisting of our badges, or erosion of client trust. The negative impact on our reputation could be long-lasting and difficult to repair, particularly in an industry where trust and credibility are paramount. The viral nature of social media and online forums can amplify negative incidents, making it challenging to control the narrative or correct misinformation. Additionally, repeated associations with problematic projects could result in industry partners or platforms revoking recognition of our certifications, further diminishing our market position.

We may be overexposed to low-quality or high-risk crypto projects.

To maintain deal flow and revenue growth, we may face pressure to accept clients with weak teams, minimal documentation, or poor financial transparency. These projects are more likely to fail, be exploited, or exit fraudulently, especially in poorly regulated ecosystems. Our association with such projects, even if purely service-based, may reduce the perceived quality of our client base and affect long-term brand equity. The risk of being linked to failed or fraudulent projects is heightened by the lack of standardized due diligence practices in the industry. If we are unable to effectively screen and select high-quality clients, our reputation and future business prospects may suffer. Engaging with high-risk projects may also expose us to increased legal and regulatory scrutiny, particularly if these projects are later implicated in financial crimes or regulatory violations. The time and resources spent on problematic clients could detract from our ability to serve reputable, long-term partners and may ultimately impact our financial performance.

We may face challenges monetizing compliance and reputation-based services which could have material adverse impacts on our operations and financial condition.

While smart contract audits are well understood and regularly priced, our KYC and token scoring services may be harder to monetize at scale. If exchanges, aggregators, and launchpads do not widely recognize or integrate our certification standards, their value may diminish in the eyes of clients. We may also face commoditization pressure from other firms offering KYC badges and security scores at lower prices or bundled into audit packages. The lack of industry-wide standards for compliance and reputation services further complicates pricing and market acceptance. If we are unable to demonstrate the value of these services to clients and industry stakeholders, our ability to generate sustainable revenue from them may be limited. The evolving regulatory landscape may also require us to continually update our compliance offerings, increasing costs and complexity without a guaranteed return on investment. Additionally, the proliferation of automated or low-cost compliance solutions may erode our market share and force us to compete primarily on price rather than quality or differentiation.

Our internal controls and documentation standards may be inadequate and could result in material weaknesses identified by our independent auditors.

Audit quality and reproducibility depend on the strength of our internal documentation, code review workflows, and quality assurance procedures. As our project volume grows, insufficient internal standardization could lead to inconsistencies in audit results, missed vulnerabilities, or internal disputes over scope and review responsibility. The absence of formal quality assurance protocols may also make it difficult to defend our work in the event of client complaints or legal disputes. Scaling our operations without robust internal controls could expose us to operational risks, reduce client satisfaction, and hinder our ability to maintain high standards of service delivery. Inadequate documentation and process controls may also impede our ability to onboard new employees, transfer knowledge, or comply with regulatory requirements. As we expand into new markets or service lines, the complexity of our operations will increase, making strong internal governance and process discipline even more critical to our long-term success.

Our business may be adversely affected by unfavorable media coverage or social media sentiment.

Our reputation is closely tied to perceptions within the blockchain and developer communities. Negative media coverage, online rumors, or backlash from audit disclosures could harm our brand and reduce demand for our services. Social media sentiment can shift rapidly, and any reputational damage could lead to loss of clients, difficulty attracting talent, and challenges in forming strategic partnerships. The decentralized and transparent nature of the blockchain industry amplifies the impact of negative publicity, making it essential for us to proactively manage our public image and respond effectively to crises. The viral spread of negative stories or misinformation can quickly erode trust and credibility, even if the underlying issues are minor or have been addressed. In addition, the lack of centralized industry standards or oversight may make it more difficult to counteract false or misleading narratives about our business.

We operate in an emerging industry with evolving standards, which may limit the predictability of our growth.

The Web3 security industry lacks well-defined benchmarks, industry norms, or regulatory guidelines. Our clients may have inconsistent expectations regarding the scope, quality, and value of our services, and the market may change in ways we cannot predict. The absence of standardized practices increases the risk of disputes, client dissatisfaction, and reputational harm. As the industry matures, new standards or regulations may emerge that require us to adapt our business model, invest in new capabilities, or compete on different terms. The uncertainty and fluidity of the market environment make it challenging to forecast revenue, structure services, and scale operations effectively. The lack of established best practices may also make it more difficult to demonstrate the value of our services to potential clients or differentiate ourselves from competitors. As new entrants and technologies emerge, the competitive landscape may shift rapidly, requiring us to remain agile and responsive to industry developments.

Risks Related to Legal, Regulatory, and Compliance Matters

We operate in a complex and rapidly evolving regulatory environment which varies across the global jurisdictions we operate in.

The regulatory environment for blockchain and digital asset companies is complex and rapidly evolving. As the adoption of blockchain technology and digital assets accelerates, regulators worldwide are introducing new frameworks to address issues such as anti-money laundering (AML), know-your-customer (KYC) compliance, data protection, and financial crime prevention. Companies operating in this space must navigate a patchwork of regulations that vary by jurisdiction and are subject to frequent updates. Failure to comply with applicable laws and regulations could result in fines, sanctions, or loss of market access. The cost and complexity of compliance may increase as regulatory scrutiny intensifies, and there is a risk that new or amended regulations could adversely affect our business model or require significant changes to our operations. Regulatory uncertainty may also deter potential clients from engaging our services, particularly if they are concerned about the legal status of their projects or the risk of enforcement actions. The need to adapt quickly to new compliance requirements may strain our resources and divert management attention from strategic initiatives.

We may be subject to regulatory scrutiny or enforcement as a provider of Web3 compliance solutions.

Compliance requirements in the blockchain space are in flux and vary widely across jurisdictions. While we provide services that help clients address regulatory risks, our involvement in projects that later become subject to regulatory investigation may expose us to scrutiny or reputational harm. We may also face liability if our compliance tools are deemed to contribute to unlawful activities, such as facilitating money laundering or terrorist financing. The lack of clear regulatory guidance in some jurisdictions increases the risk of inadvertent non-compliance. Any regulatory action against us or our clients could result in significant legal costs, operational disruption, and damage to our reputation. In addition, the cross-border nature of our business means that we may be subject to overlapping or conflicting regulatory regimes, increasing the complexity and cost of compliance. Regulatory investigations or enforcement actions, even if ultimately resolved in our favor, could result in negative publicity and loss of client trust.

We are subject to data protection and cross-border data transfer laws which require significant expenses related to our compliance efforts, and any violation could result in fines, legal fees or other negative impacts on our operations and financial condition.

As we process client data across borders, we are subject to an evolving landscape of privacy regulations, including the EU General Data Protection Regulation (GDPR) and other national data protection laws. Compliance may require significant investments in infrastructure, process changes, or limit the types of services we can offer to certain clients or in certain jurisdictions. A regulatory violation or data breach involving personal identity information could result in substantial fines, litigation, and reputational damage. The complexity of managing data privacy across multiple jurisdictions increases the risk of inadvertent non-compliance and exposes us to potential enforcement actions by data protection authorities. The need to implement robust data security measures and respond to data subject requests may increase our operational costs and require ongoing investment in technology and training. Any failure to adequately protect personal data could also result in the loss of key clients, particularly those in highly regulated industries or jurisdictions.

Legal exposure may arise from disclaimers, liability language, or client misuse of our deliverables.

While our audits include disclaimers that limit liability, legal risk remains, particularly in jurisdictions where investor protection laws are broadly construed. Plaintiffs may claim reliance on our audit or KYC verification in connection with their financial losses—even when clearly outside our scope of responsibility. The enforceability of disclaimers and indemnity clauses varies across jurisdictions and may not be upheld in litigation, exposing us to costly legal disputes. Clients may also misuse or alter our deliverables in misleading ways, further increasing our legal exposure. Defending against such claims could divert management attention and resources from our core business activities. The risk of legal action is heightened by the high-profile nature of many blockchain projects, where losses can be substantial and attract regulatory or media attention. In addition, adverse legal outcomes could result in changes to our business practices, increased insurance costs, or the imposition of additional compliance requirements.

We operate internationally and are subject to risks associated with our cross-border structure.

As a Greek private company with global operations and international clients, we are subject to complex legal, tax, and operational risks. Coordination across jurisdictions may be challenging and expose us to regulatory scrutiny, tax inefficiencies, or reputational risks tied to our ownership structure. Changes in EU crypto policy or national tax regimes could disproportionately affect smaller providers without cross-border operating structures. We may also be excluded from strategic partnerships, pilot programs, or enterprise engagements that prefer providers based in jurisdictions like the U.S., Switzerland, or Singapore. Navigating these challenges requires significant legal and compliance resources, and any misstep could have material adverse consequences. The need to comply with multiple, and sometimes conflicting, legal requirements may increase our administrative burden and limit our ability to respond quickly to market opportunities. Additionally, political or economic instability in any of the jurisdictions in which we operate could disrupt our business or result in unexpected costs.

The application of U.S. securities laws to digital assets remains uncertain and may affect our clients or our services.

Several of our clients operate in jurisdictions or provide services that may become subject to U.S. securities regulations. If U.S. authorities adopt a broad interpretation of securities laws to cover tokens or decentralized protocols, demand for our services could be adversely affected. We may also be required to modify our services or face legal exposure by association. The evolving regulatory landscape in the U.S. and other major markets creates uncertainty for our business and may limit our ability to serve certain clients or participate in specific projects. The risk of retroactive enforcement or shifting regulatory interpretations may also create uncertainty for our clients, potentially leading to project delays, cancellations, or reduced demand for our services. Any regulatory developments that restrict or prohibit certain types of blockchain activity could have a direct and negative impact on our revenue and growth prospects.

Risks Related to Cybersecurity and Technology

We are a potential target for cyberattacks, and a successful attack could severely damage our business.

Given our role as a security provider, we are an attractive target for hackers seeking to undermine our reputation, steal client codebases, or access KYC data. Any breach of our internal systems could trigger immediate reputational and legal fallout, including loss of client trust, regulatory investigations, and potential liability for damages. Moreover, if we suffer a breach related to a client’s audit or KYC submission, it could call into question our ability to secure their assets and lead to loss of future business. The sophistication and frequency of cyberattacks are increasing, and even the most robust security measures may not be sufficient to prevent all incidents. A significant cybersecurity incident could disrupt our operations, compromise sensitive information, and result in financial harm, operational disruption, and severe reputational damage. The public nature of the blockchain industry means that any security incident is likely to be widely publicized, potentially leading to a rapid loss of clients and partners. In addition, the cost of investigating, remediating, and recovering from a cyberattack could be substantial and may not be fully covered by insurance or indemnification.

We may be unable to prevent or mitigate all cybersecurity risks for our internal information technology systems, as well as those of the clients we provide services for.

Despite robust internal controls and security protocols, no system is immune to attacks. Cybersecurity incidents could result from external threats, such as hacking or malware, or from internal vulnerabilities, such as employee error or malicious insider activity. The consequences of a successful attack could include data loss, theft of intellectual property, disruption of service delivery, and regulatory penalties. Our reputation as a security provider would be particularly vulnerable to damage in the event of a breach, and clients may be reluctant to engage our services if they perceive us as unable to protect their data and assets. The cost of responding to and recovering from a cybersecurity incident could be substantial and may not be fully covered by insurance. The increasing use of third-party software, cloud services, and remote work arrangements may also introduce new vulnerabilities that are difficult to monitor and control. Any failure to detect or respond promptly to a security incident could exacerbate its impact and result in long-term damage to our business.

Our proprietary technology may become obsolete or be replicated by competitors.

Our competitive advantage depends on the continued innovation and protection of our proprietary tools, such as Cyberscan, Similarityscan, Safescan, and Signaturescan. If competitors develop similar or superior technology, or if our intellectual property is compromised, our market position could be eroded. The rapid pace of technological change in the blockchain security industry increases the risk that our tools and methodologies may become outdated or less effective. Protecting our intellectual property requires ongoing investment in research and development, legal enforcement, and internal controls. Failure to maintain technological leadership could result in loss of clients, reduced revenue, and diminished brand value. The risk of reverse engineering or unauthorized use of our technology is heightened by the open and collaborative nature of the blockchain ecosystem. In addition, the emergence of open-source security tools or community-driven audit platforms may further challenge our ability to differentiate and monetize our proprietary solutions.

Risks Related to Financial Matters

We may be affected by currency and financial market risk as a result of providing our services to clients in numerous countries.

As a company serving international clients, we frequently transact in both fiat (EUR/USD) and cryptocurrencies (USDT, USDC, ETH). Currency conversion volatility, crypto price fluctuations, and regulatory treatment of digital assets all introduce financial uncertainty. Changes in crypto accounting standards or tax treatment could further complicate treasury management, invoicing, and financial reporting. The volatility of cryptocurrency markets may also impact the value of our assets and revenue streams, increasing the risk of financial instability. Managing these risks requires sophisticated financial controls and may limit our ability to plan and execute long-term strategies. In addition, sudden shifts in exchange rates or crypto valuations could result in unexpected losses or cash flow challenges, particularly if a significant portion of our revenue is denominated in volatile digital assets. The lack of clear regulatory guidance on the taxation and accounting of crypto transactions may also increase our compliance burden and expose us to potential penalties or disputes with tax authorities.

We may need to raise additional capital in the future in order to maintain or grow our operations, or to execute on our strategies and take advantage of opportunities requiring significant capital, which may not be available on favorable terms.

Our current cash resources may not be sufficient to fund long-term growth, particularly if we encounter unexpected challenges or opportunities. We may require additional equity or debt financing to expand operations, invest in new technologies, or respond to market downturns. If we cannot obtain financing on acceptable terms, or at all, our growth and strategic initiatives could be delayed or abandoned. Raising additional capital may also dilute existing shareholders or increase our financial leverage, which could have negative consequences for our financial condition and share price. The availability and cost of capital may be affected by market conditions, investor sentiment, and our financial performance, all of which are subject to significant uncertainty. In addition, any perception of financial weakness or an inability to access funding could undermine client and partner confidence, further exacerbating our challenges.

We may be unable to obtain sufficient insurance coverage for the unique risks associated with blockchain audits.

Traditional liability insurance may not cover damages arising from smart contract exploits or blockchain security failures. While we maintain professional liability and cybersecurity insurance, it may be inadequate or unavailable at commercially reasonable rates in the future. A significant loss event, such as a major client exploit or data breach, could result in substantial financial liability that exceeds our insurance coverage. The lack of suitable insurance options increases our exposure to catastrophic risks and may limit our ability to recover from adverse events. The evolving nature of blockchain-related risks may also make it difficult to accurately assess our insurance needs or negotiate appropriate coverage with insurers. Any gaps in coverage could leave us vulnerable to claims that threaten our solvency or long-term viability.

Our annual and quarterly financial and operational results may fluctuate significantly and may not fully reflect the underlying performance of our business.

Due to project-based revenue recognition, long sales cycles, and seasonal variability in blockchain development activity, our financial performance may fluctuate quarter to quarter. These fluctuations may make it difficult to assess our long-term growth prospects and may cause volatility in the price of our securities. Investors should be aware that short-term results may not be indicative of our underlying business trends or future performance. The timing of large client engagements, project completions, or regulatory developments can result in significant swings in revenue and profitability from one period to the next. In addition, external factors such as market sentiment, macroeconomic conditions, or industry events may further amplify the volatility of our financial results.

Risks Related to Intellectual Property

Our intellectual property may be subject to misappropriation or infringement.

We rely on a combination of trade secrets, confidentiality agreements, and, where applicable, intellectual property registrations to protect our proprietary technology. If we are unable to adequately protect our intellectual property, or if third parties misappropriate or independently develop similar technology, our competitive position could be harmed. The risk of intellectual property theft is heightened by the global and digital nature of our business, which makes enforcement challenging. Any loss of proprietary technology could undermine our market differentiation and reduce our ability to generate revenue from our products and services. The widespread use of open-source software and collaborative development practices in the blockchain industry may also blur the boundaries of ownership and make it more difficult to assert or defend our rights. Infringement or misappropriation of our intellectual property could result in costly legal disputes, loss of market share, or the need to redesign or rebrand our offerings.

We may be unable to enforce our intellectual property rights in certain jurisdictions.

The enforceability of intellectual property rights varies by country, and we may be unable to prevent unauthorized use of our technology in some markets. This could limit our ability to commercialize our products and services or result in increased competition. The cost and complexity of pursuing legal action to protect our intellectual property may be prohibitive, particularly in jurisdictions with weak enforcement mechanisms. Failure to protect our intellectual property could have a material adverse effect on our business, financial condition, and results of operations. The risk of infringement may be particularly acute in regions with high levels of software piracy or limited respect for intellectual property rights. In addition, the need to navigate different legal systems and cultural norms may increase the time and resources required to defend our interests internationally.

Risks Related to Ownership, Corporate Structure, and International Operations

As a holding company with no operations of its own, CyberScope Web3 Security Inc. is dependent on the operations and distributions of its Greek subsidiary, Cyberscope I.K.E.

CyberScope Web3 Security Inc., a Cayman Islands company, is the entity seeking public listing on the Nasdaq Capital Market. It has no operations of its own and relies entirely on the financial performance and distributions from its wholly owned operating subsidiary, Cyberscope I.K.E., a Greek private company. If Cyberscope I.K.E. is unable to generate sufficient cash flow or is restricted from making distributions due to local law, regulatory requirements, or contractual obligations, CyberScope Web3 Security Inc. may be unable to fund its obligations, pay dividends, or support its share price. The ability to transfer funds from Cyberscope I.K.E. to CyberScope Web3 Security Inc. may be subject to Greek exchange controls, tax laws, and other restrictions, which could limit the flexibility of the group’s capital structure and adversely affect investors in the listed entity. Any changes in Greek corporate or tax law, or the imposition of new restrictions on cross-border payments, could further limit our ability to access cash generated by our operating subsidiary. In addition, the holding company structure may create additional administrative and compliance burdens, increasing costs and complexity for the group as a whole.

Our international and multi-jurisdictional structure exposes us to additional legal, tax, and regulatory risks.

Operating as a Greek company wholly owned by a Cayman Islands holding company introduces complex legal, tax, and compliance challenges. We are subject to the laws and regulations of multiple jurisdictions, including Greece, the Cayman Islands, the United States, and the countries in which our clients operate. Changes in tax laws, transfer pricing rules, or regulatory requirements in any of these jurisdictions could increase our tax burden, limit our ability to repatriate profits, or expose us to penalties and enforcement actions. The complexity of our structure may also make it more difficult to respond to regulatory inquiries, complete audits, or implement group-wide compliance programs. Any failure to manage these risks effectively could have a material adverse effect on our business, financial condition, and results of operations. The need to coordinate legal, accounting, and tax advice across multiple jurisdictions may increase our administrative costs and create the risk of inconsistent or incomplete compliance. In addition, the perception of complexity or opacity in our corporate structure may deter potential investors, clients, or partners from engaging with us.

Future sales of our securities by our shareholders could depress the market price of our Ordinary Shares.

Our majority shareholder and other insiders may sell a substantial number of shares following the expiration of lock-up periods. Such sales, or the perception that such sales will occur, could cause the market price of our Ordinary Shares to decline significantly and make it more difficult for us to raise capital in the future. The potential for significant insider sales may also create uncertainty and volatility in the trading market for our securities, which could deter potential investors. The lack of a long-term track record as a public company may further exacerbate concerns about insider selling, particularly if our financial performance is volatile or below expectations. In addition, large sales by insiders may be interpreted as a lack of confidence in the company’s prospects, further depressing the share price and increasing the risk of shareholder litigation.

As a foreign private issuer, we are exempt from certain U.S. reporting obligations and governance requirements.

We qualify as a foreign private issuer under U.S. securities laws and are exempt from certain disclosure requirements applicable to U.S. domestic issuers. As a result, investors may receive less frequent or less detailed information about our business and governance practices, which could affect their investment decisions. The reduced transparency and oversight may increase the risk of mismanagement, fraud, or other adverse events that could negatively impact our business and share price. The differences in corporate governance standards, financial reporting, and disclosure practices between our home jurisdictions and the United States may also create confusion or uncertainty for investors. Any perception of inadequate transparency or accountability could undermine investor confidence and limit our access to U.S. capital markets.

If we do not meet the expectations of equity research analysts, if they do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our Ordinary Shares, the price of our Ordinary Shares could decline.

The trading market for our Ordinary Shares will rely in part on the research and reports that equity research analysts publish about us and our business. The analysts’ estimates are based upon their own opinions and are often different from our estimates or expectations. If our results of operations are below the estimates or expectations of public market analysts and investors, our share price could decline. Moreover, the price of our Ordinary Shares could decline if one or more securities analysts downgrade our Ordinary Shares or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business.

Following the closing of this offering, a small number of significant beneficial owners of our shares will have a controlling influence over matters requiring shareholder approval, which could delay or prevent a change of control.

Following the closing of this offering, the largest beneficial owners of our shares, will include entities and individuals affiliated with TAC InfoSec Ltd. and KYE9 Artificial Intelligence Research LLC, each of which currently beneficially owns more than 10.0% of our outstanding shares, will beneficially own in the aggregate 93.1% of our Ordinary Shares. KYE9 Artificial Intelligence Research LLC is wholly-owned by our Chairman, Trishneet Arora. As a result, these shareholders individually could exert significant influence, and if they were to act together could exert a controlling influence, over our operations and business strategy and would have sufficient voting power to control the outcome of matters requiring shareholder approval. These matters may include:

●	the composition of our board of directors which has the authority to direct our business and to appoint and remove our officers;

●	approving or rejecting a merger, consolidation or other business combination;

●	raising future capital; and

●	amending our articles of association which govern the rights attached to our Ordinary Shares.

This concentration of ownership of our Ordinary Shares could delay or prevent proxy contests, mergers, tender offers, open-market purchase programs or other purchases of our Ordinary Shares that might otherwise give you the opportunity to realize a premium over the then-prevailing market price of our Ordinary Shares. This concentration of ownership may also adversely affect our share price.

As a foreign private issuer, we will not be subject to the provisions of Regulation FD or U.S. proxy rules and will be exempt from filing certain Exchange Act reports.

In addition, as a foreign private issuer, we will be exempt from a number of requirements under U.S. securities laws that apply to public companies that are not foreign private issuers. In particular, we will be exempt from the rules and regulations under the United States Securities Exchange Act of 1934, as amended, or the Exchange Act, related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file annual and current reports and financial statements with the SEC as frequently or as promptly as U.S. domestic companies whose securities are registered under the Exchange Act and we will generally be exempt from filing quarterly reports with the SEC under the Exchange Act. We will also be exempt from the provisions of Regulation FD, which prohibits the selective disclosure of material nonpublic information to, among others, broker-dealers and holders of a company’s securities under circumstances in which it is reasonably foreseeable that the holder will trade in the company’s securities on the basis of the information. Even though we intend to comply voluntarily with Regulation FD, these exemptions and leniencies will reduce the frequency and scope of information and protections to which you are entitled as an investor.

We would lose our foreign private issuer status if a majority of our directors or executive officers are U.S. citizens or residents and we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. Although we have elected to comply with certain U.S. regulatory provisions, our loss of foreign private issuer status would make such provisions mandatory. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer may be significantly higher. If we are not a foreign private issuer, we will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. We would also be required to follow U.S. proxy disclosure requirements, including the requirement to disclose more detailed information about the compensation of our senior executive officers on an individual basis. We may also be required to modify certain of our policies to comply with good governance practices associated with U.S. domestic issuers. Such conversion and modifications will involve additional costs. In addition, we would lose our ability to rely upon exemptions from certain corporate governance requirements on U.S. stock exchanges that are available to foreign private issuers.

We are an “emerging growth company” and our reliance on reduced reporting and other exemptions could make our Ordinary Shares less attractive to investors.

We qualify as an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), because we had less than $1.235 billion in revenue during our most recently completed fiscal year. As an emerging growth company, we may take advantage of certain reduced disclosure and other requirements that are otherwise applicable generally to U.S. public companies that are not emerging growth companies. We have taken advantage of reduced reporting in this prospectus, and, accordingly, the information contained herein may differ from the information you receive from other public companies.

These provisions include, among other things, (i) the option to include in this initial public offering registration statement only two years of audited financial statements and selected financial data and only two years of related disclosure; (ii) reduced executive compensation disclosure in our periodic reports and, if applicable, any proxy statements; (iii) exemptions from the requirements to hold a non-binding advisory vote on executive compensation and to seek shareholder approval of any golden parachute payments not previously approved; and (iv) an exemption from the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) in the assessment of our internal control over financial reporting. The JOBS Act also permits an emerging growth company to delay adopting new or revised accounting standards until such time as those standards are applicable to private companies. We have not elected to “opt out” of this extended transition period, which means we may adopt new or revised accounting standards at the time private companies adopt them, unless and until we either irrevocably elect to opt out or we no longer qualify as an emerging growth company. Any election to opt out of the extended transition period would be irrevocable. Our use of this extended transition period may make comparison of our financial statements with those of other public companies that either are not emerging growth companies or that have elected to opt out of the extended transition period difficult or impossible because of differences in accounting standards.

We will remain an emerging growth company until the earliest of: (a) the last day of our fiscal year during which we have total annual revenue of at least $1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the closing of this offering; (c) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which, among other things, would occur if the market value of our Ordinary Shares held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

Cautionary Note Regarding Forward-Looking Statements

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions. The statements we make regarding the following matters are forward-looking by their nature:

●	our expectations regarding revenues generated by our hybrid sales model;

●	our expectations regarding our operating and net profit margins;

●	our expectations regarding significant drivers of our future growth;

●	our plans to continue to invest in research and development to develop technology for both existing and new products;

●	our plans to invest in sales and marketing efforts and expand our channel partnerships;

●	our plans to hire additional new employees;

●	our plans to leverage our global footprint in existing industry verticals to further expand our market share;

●	our plans to pursue incremental sales by further expanding our customer success team;

●	our expectations regarding our tax classifications; and

●	our plans to pursue strategic acquisitions.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks provided under “Risk Factors” in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, to conform these statements to actual results or to changes in our expectations.

Use of Proceeds

We estimate that our net proceeds from this offering will be approximately $16,610,000, or $19,197,500 if the underwriters’ option to purchase additional ordinary shares is exercised in full, based upon an assumed initial public offering price of $5.00 per ordinary share, after deducting the underwriting discounts and commissions and offering expenses.

A $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per ordinary share, which is the midpoint of the offering price range set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us from this offering by approximately $920,000, assuming the number of shares offered by us as set forth on the cover page of this prospectus remains the same and after deducting the underwriting discounts and commissions. Similarly, each increase (decrease) of 200,000 shares in the number of Ordinary Shares offered by us would increase (decrease) the net proceeds to us from this offering by approximately $920,000, assuming that the assumed initial public offering price remains the same, and after deducting the underwriting discounts and commissions.

The principal purposes of this offering are to obtain additional working capital, to create a public market for our Ordinary Shares and to facilitate our future access to the public equity markets. We intend to use the net proceeds from this offering for general corporate purposes, including sales and marketing expenditures aimed at growing our business and research and development expenditures focused on product development. Although we have not allocated specific portions of the net proceeds to specific uses, we expect that a significant portion of such expenditures will relate to hiring additional sales and marketing and research and development personnel. We may also use net proceeds from this offering to make acquisitions or investments in complementary companies or technologies, although we do not have any agreement or understanding with respect to any such acquisition or investment at this time. We do not currently have specific plans or commitments with respect to the net proceeds from this offering and, accordingly, are unable to quantify the allocation of such proceeds among the various potential uses. We will have broad discretion in the way that we use the net proceeds of this offering.

Dividend Policy

Our board of directors has sole discretion whether to pay dividends. If our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our directors may deem relevant.

Capitalization

The following table sets forth our cash, cash equivalents and short-term bank deposits, and total capitalization as of June 30, 2025, as follows:

●	on an actual basis;

●	on a proforma basis to give effect to the August 11, 2025 Exchange Agreement whereby the Company became the holding company and acquired 100% stake of Cyberscope I.K.E by issuing 20,000,000 shares; and

●	on a pro forma as adjusted basis to reflect the net proceeds of $16,610,000 for the issuance and sale of 3,750,000 Ordinary Shares in this offering at an initial public offering price of $5.00 per Ordinary Share (being the midpoint of the offer price range), after deducting the estimated underwriting discounts, non-accountable expense allowance and other estimated offering expenses (including underwriter accountable expenses) of approximately $640,000 payable by us.

You should read this information in conjunction with our financial statements and the related notes appearing at the end of this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other financial information contained in this prospectus.

	As of June 30, 2025
	Actual	Pro Forma	Pro Forma As Adjusted

Cash, cash equivalents and short-term bank deposits	$172,315	$172,315	$16,782,315
Ordinary Shares, par value €10 per share; 2,500 shares authorized (actual); Ordinary Shares, par value $0.0001 per share; 500,000,000 shares authorized, (pro forma and proforma adjusted); 2,500 shares issued and outstanding, (actual); 20,000,000 shares issued and outstanding, (pro forma); 23,750,000 shares issued and outstanding, (pro forma as adjusted)	27,038	2.000	2,375
Additional paid-in capital	2,232,004	2,257,042	18,866,667
Accumulated other comprehensive income	19,948	19,948	19,948
Retained earnings	122,029	122,029	122,029
Total shareholders’ equity	2,401,019	2,401,019	19,011,019
Total capitalization	$2,401,019	$2,401,019	$19,011,019

Dilution

If you invest in our Ordinary Shares in this offering, your ownership interest will be immediately diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per ordinary share after this offering. Our net tangible book value as of June 30, 2025, as adjusted to give effect to the reorganization and share exchange transaction completed on August 11, 2025, was $0.02 per ordinary share.

Consolidated net tangible book value per ordinary share was calculated by:

●	subtracting the deferred issuance cost balance, warrants presented at fair value and our consolidated liabilities, except the deferred revenues balance, from our consolidated tangible assets; and

●	dividing the difference by the number of Ordinary Shares outstanding.

After giving effect to the sale of Ordinary Shares that we are offering at an assumed initial public offering price of $5.00 per ordinary share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value on an as adjusted basis as of June 30, 2025 would have been $0.72 per ordinary share. This amount represents an immediate increase in net tangible book value of $0.70 per ordinary share to our existing shareholders and an immediate decrease in net tangible book value of $4.28 per ordinary share to new investors purchasing Ordinary Shares in this offering. We determine dilution by subtracting the as adjusted net tangible book value per ordinary share after this offering from the amount of cash that a new investor paid for an ordinary share.

The following table illustrates this dilution:

Assumed initial public offering price per ordinary share		$5.00
Net tangible book value per ordinary share as of June 30, 2025*	$0.02
Increase per ordinary share attributable to this offering	0.70
Pro forma as adjusted net tangible book value per ordinary share after this offering*		0.72
Dilution per ordinary share to new investors in this offering		$4.28

*	Reflects the reorganization transaction that occurred in August 2025.

A $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per ordinary share would increase (decrease) our pro forma as adjusted net tangible book value by $3.5 million, or $0.84 per share, and the pro forma dilution per share to investors in this offering would be $5.14 or $5.14 per share for a $1.00 increase (decrease), respectively, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Each increase of 0.5 million shares in the number of shares offered by us would increase our pro forma as adjusted net tangible book value by approximately $2.3 million, or $0.78 per share, and the pro forma dilution to investors in this offering would be $4.20 per share, assuming that the assumed initial public offering price remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each decrease of 0.5 shares in the number of shares offered by us would decrease our pro forma as adjusted net tangible book value by approximately $2.3 million, or $0.62 per share, and the pro forma dilution to investors in this offering would be $4.36 per share, assuming that the assumed initial public offering price remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriters exercise their option to purchase additional Ordinary Shares in full in this offering, the as adjusted net tangible book value after the offering would be $0.81 per ordinary share, the increase in net tangible book value per ordinary share to existing shareholders would be $0.79 and the decrease in net tangible book value per ordinary share to new investors would be $4.19 per ordinary share, in each case assuming an initial public offering price of $5.00 per ordinary share.

The following table summarizes, as of June 30, 2025, the differences between the number of Ordinary Shares purchased from us, the total consideration paid to us in cash and the average price per ordinary share that existing shareholders paid, on the one hand, and new investors are paying in this offering, on the other hand. The calculation below is based on an assumed initial public offering price of $5.00 per ordinary share before deducting commissions and estimated offering expenses payable by us.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing shareholders	20,000,000	84.2%	$2,259,042	10.8%	$0.11
New investors	3,750,000	15.8%	18,750,000	89.2%	5.00
Total	23,750,000	100.0%	21,009,042	100.0%

Selected Consolidated Financial Data

The following tables set forth our selected consolidated financial data. You should read the following selected consolidated financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected in the future. Our financial statements have been prepared in accordance with U.S. GAAP.

CYBERSCOPE I.K.E.

Balance Sheets

	As of December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$175,186	$76,526
Crypto currencies held	298,814	91,607
Contract receivable	155,051	-
Other assets	-	58,185
Total current assets	629,051	226,318
Property, plant and equipment, net	5,476	2,719
Total assets	$634,527	$229,037

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued expenses and other liabilities	$384,334	$182,906
Deferred revenue	36,922	15,195
Total liabilities	421,256	198,101

Commitments and contingencies (Refer to Note 6)

Shareholders’ equity:
Common stock, 2,500 shares authorized, €10 par value, 2,500 shares issued and outstanding as of December 31, 2024 and 2023	27,038	27,038
Retained earnings	195,784	3,274
Accumulated other comprehensive income (loss)	(9,551)	624
Total shareholders’ equity	213,271	30,936
Total liabilities and shareholders’ equity	$634,527	$229,037

CYBERSCOPE I.K.E.

Statements of Operations and Comprehensive income

		Period from
	Year Ended	February 08 (inception) to
	December 31,	December 31,
	2024	2023
Revenue	$1,404,605	$1,011,178
Cost of revenue	28,515	23,532
Gross profit	1,376,090	987,646

Operating expenses:
General and administrative	325,149	156,036
Sales and Marketing	32,197	35,852
Depreciation	1,290	739
Total operating expenses	358,636	192,627

Income from operations	1,017,454	795,019

Other income (expense), net
Fair value gain (loss) on crypto currencies	21,985	(5,038)
Interest income	1,415	-
Total other income (expense), net	23,400	(5,038)

Income before provision for taxes	1,040,854	789,981
Provision for income taxes	(228,988)	(173,797)
Net income	$811,866	$616,184

Weighted average common shares outstanding - basic and diluted	2,500	2,500
Net income per common share - basic and diluted	$324.75	$246.47

Net income	$811,866	$616,184
Other comprehensive income (loss)
Foreign currency translation adjustments	(10,175)	624
Total other comprehensive income, net of tax	(10,175)	624

Comprehensive income	$801,691	$616,808

CYBERSCOPE I.K.E

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$172,315	$175,186
Crypto currencies held	510,238	298,814
Contract receivable	176,506	155,051
Due from related party	123,588	-
Total current assets	982,647	629,051
Property, plant and equipment, net	4,055	5,476
Goodwill	1,094,817	-
Other intangible assets, net	828,000	-
Total assets	$2,909,519	$634,527

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued expenses and other liabilities	$508,500	$384,334
Deferred revenue	-	36,922
Total liabilities	508,500	421,256

Commitments and contingencies (Refer to Note 11)

Shareholders’ equity:
Common stock, 2,500 shares authorized, €10 par value, 2,500 shares issued and outstanding as of June 30, 2025 and December 31, 2024	27,038	27,038
Additional paid-in capital	2,232,004	-
Accumulated other comprehensive income (loss)	19,948	(9,551)
Retained Earnings	122,029	195,784
Total shareholders’ equity	2,401,019	213,271
Total liabilities and shareholders’ equity	$2,909,519	$634,527

CYBERSCOPE I.K.E

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(UNAUDITED)

	Successor	Predecessor	Predecessor
	Period from February 05 to	Period from Jan 01 to	Six months ended
	June 30,	February 04,	June 30,
	2025	2025	2024
Revenue	$461,639	$109,269	$747,046
Cost of revenue	28,417	6,833	4,276
Gross profit	433,222	102,436	742,770

Operating expenses:
General and administrative	111,073	27,808	120,355
Sales and Marketing	94	78	15,466
Amortization of intangibles	72,000	-	-
Depreciation	1,294	885	619
Total operating expenses	184,461	28,771	136,440

Income from operations	248,761	73,665	606,330

Other income (expense), net
Fair value gain (loss) on crypto currencies	(71,702)	(19,872)	50,437
Interest income (expense), net	(97)	(712)	-
Total other income (expense), net	(71,799)	(20,584)	50,437

Income before provision for taxes	176,962	53,081	656,767
Provision for income taxes	(54,772)	(11,677)	(144,489)
Net income	$122,190	$41,404	$512,278

Weighted average common shares outstanding - basic and diluted	2,500	2,500	2,500
Net income per common share - basic and diluted	$48.88	$16.56	$204.91

Net income	$122,190	$41,404	$512,278
Other comprehensive income (loss)
Foreign currency translation adjustments	28,990	509	11,629
Total other comprehensive income, net of tax	28,990	509	11,629

Comprehensive income	$151,180	$41,913	$523,907

Data Relating To Earnings Per Share

Financial Metric	FY 2024 (Historical)	H1 2025 (Historical)	FY 2024 (Pro Forma)	H1 2025 (Pro Forma)
Net Income (Loss)	$811,866	$163,594	$811,866	$163,594
Wtd. Avg. Shares	2,500	2,500	20,000,000	20,000,000
Basic & Diluted EPS	$324.75	$65.44	$0.04	$0.01

Reorganization / recapitalization adjustment (unaudited). The reorganization and share exchange transaction completed on August 11, 2025 has been accounted for as a recapitalization. Accordingly, the weighted-average number of ordinary shares outstanding and earnings per ordinary share amounts for all periods presented have been retroactively adjusted to reflect the issuance of 20,000,000 ordinary shares in connection with the reorganization as if it had occurred at the beginning of the earliest period presented. These retroactive adjustments are presented solely to reflect the Company’s current capital structure for purposes of earnings per share and do not reflect any other changes that might have occurred had the reorganization been in effect during the periods presented.

Management’s Discussion and Analysis of
Financial Condition and Results of Operations

The following discussion should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that are subject to known and unknown risks and uncertainties. Actual results and the timing of events may differ significantly from those expressed or implied in such forward-looking statements due to a number of factors, including those set forth in the section entitled “Risk Factors” and elsewhere in this prospectus. You should read the following discussion in conjunction with “Special Note Regarding Forward-Looking Statements” and “Risk Factors.”

The following discussion and analysis should be read in conjunction with our audited financial statements and the related notes included elsewhere in this registration statement. Since it was formed in July 2025, PubCo has had no material operations of its own through the dates presented, and conducts all of its business through OpCo, the financial statements and the discussion below primarily reflect the results of operations and financial condition of Cyberscope. PubCo’s sole material asset is the 100% equity interest in OpCo, and our ability to generate cash to meet our obligations depends entirely on the results of operations and cash flows of OpCo and the ability of OpCo to distribute such cash to us. Unless otherwise noted, amounts presented are in U.S. dollars.

We qualify as an “emerging growth company” and as a “foreign private issuer” and have elected to comply with the scaled disclosure accommodations available to such issuers. In accordance with Item 303 of Regulation S-K, as amended by Release No. 33-10890 (effective for fiscal years ending on or after August 9, 2021), we have omitted a discussion of the earliest period presented because that period is not material to an understanding of our current results.

Overview

Cyberscope is a Platform-as-a-Service (“PaaS”) provider focused on Web3 cybersecurity. Our proprietary platform automates smart-contract audits, Know-Your-Customer (“KYC”) verifications and other blockchain security solutions for a global client base that includes decentralized finance (“DeFi”) protocols, token issuers and blockchain infrastructure providers. Since inception in February 2023, we have completed more than 2,700 smart-contract audits and over 500 KYC verifications, securing an estimated $2 billion in digital assets.

Performance Metrics

Management carefully monitors a set of operational metrics that we consider to be key performance indicators (“KPIs”) in evaluating the growth, scale, and adoption of our platform. These KPIs provide meaningful insight into customer engagement, service utilization, monetization efficiency, and the scale of digital assets protected through our audits.

Smart Contract Audits Completed

●	Smart Contract Audits Completed represent the total number of blockchain smart contract audits completed during a given year, reflecting adoption of our core security services.

●	For the year ended December 31, 2024, we completed 525 audits, compared to 681 audits in 2023. The reduction reflects a deliberate strategic shift toward larger, higher-ticket audits for enterprise-grade projects and recognized names in the industry, rather than smaller, lower-value assignments.

●	For the period ended June 30, 2025, we completed 188 audits, compared to300 audits for period ended June 2024. The reduction reflects a deliberate strategic shift toward larger, higher-ticket audits for enterprise-grade projects and recognized names in the industry, rather than smaller, lower-value assignments.

KYC Verifications Completed

●	KYC Verifications Completed reflect the number of know-your-customer (KYC) verifications performed, an important compliance-focused service.

●	For the year ended December 31, 2024, we completed 186 KYC Verifications, compared to 312 KYC Verifications in 2023. The decline is consistent with our pivot toward higher-value client engagements, where each verification typically supports larger transactions or institutional requirements.

●	For the period ended June 30, 2025, we completed 59 KYC Verifications, compared to 159 KYC Verifications for period ended June 2024. The decline is consistent with our pivot toward higher-value client engagements, where each verification typically supports larger transactions or institutional requirements.

Digital Assets Secured

●	We measure digital assets secured based on the aggregate notional value of assets safeguarded by smart contracts that we have audited and validated.

●	As of June 30, 2025, we had secured over $2 billion in digital assets since inception, a significant increase in value safeguarded, demonstrating growing trust from large-scale and higher-profile projects.

Client Base

●	We track the number of unique paying clients served across all services, which demonstrates adoption breadth.

●	As of December 31, 2024, we had 558 unique clients, compared to 736 clients at the end of 2023. While the number of clients decreased, the shift reflects our focus on serving established, higher-ticket clients, which contributed to an increase in monetization efficiency.

●	As of June 30,2025, we had 186 unique clients, compared to 328 clients for period ended June 2024. While the number of clients decreased, the shift reflects our focus on serving established, higher-ticket clients, which contributed to an increase in monetization efficiency.

Average Contract Value (ACV)

●	Management uses ACV to monitor monetization efficiency by measuring average revenue per client.

●	For the year ended December 31, 2024, our ACV was approximately $2,518 (total revenue of $1,404,605 divided by 558 clients), compared to approximately $1,374 (total revenue of $1,011,178 divided by 736 clients) in 2023. This increase underscores the success of our strategy to prioritize high-value relationships with leading projects and enterprises.

●	For the period ended June 30, 2025, our ACV was approximately $3,069.39 (total revenue of $570,908 divided by 186 clients), compared to approximately $2277.58 (total revenue of $747,046 divided by 328 clients) in 2023. This increase underscores the success of our strategy to prioritize high-value relationships with leading projects and enterprises.

We believe these KPIs provide investors with a clear view of how management evaluates performance and growth. The reduction in total number of assignments and clients in 2024 compared to 2023 reflects a strategic reorientation toward bigger, higher-quality engagements rather than a contraction of business activity.

The following table provides the Company’s performance on each of the KPIs, respectively, during the period from February 8, 2023 (inception) ended December 31, 2023, the year ended December 31, 2024 and each of the six months ended June 30, 2024 and 2025:

	Period from Feb. 8,
	2023 (inception) to	Year Ended	Six Months Ended	Six Months Ended
	December 31,	December 31,	June 30,	June 30,
Key Performance Measure	2023	2024	2024	2025
Smart Contract Audits Completed (SCA)[1]	681	525	300	188
KYC Verifications Completed[2]	312	186	153	59
Total Assignments (SCA + KYC) [3]	993	711	453	247
Clients who purchased both (KYC + SCA) [4]	257	153	125	42
Client Base (Unique clients, period end) [5]	736	558	328	186
Average Contract Value (ACV) [6]	$1,374.16	$2,518.28	$2,277.58	$3,069.39

(1)	“Smart Contract Audits Completed” represents the number of smart contract audit engagements completed during the period.

(2)	“KYC Verifications Completed” represents the number of KYC verification engagements completed during the period.

(3)	“Total Assignments” represents the sum of Smart Contract Audits Completed and KYC Verifications Completed and includes multiple assignments for the same client.

(4)	“Clients who purchased both” represents the number of unique clients who purchased at least one smart contract audit and at least one KYC verification during the period.

(5)	“Client Base” represents unique clients served during the period.

(6)	“Average Contract Value” represents the average revenue per client for the applicable period. It is calculated by dividing total revenues for the period by the Client Base.

Important Notes. While the number of standalone smart contract audit projects declined year-over-year, the overall volume of audit work performed increased due to (i) multiple audit iterations required by clients as they progressed through successive deployment stages, and (ii) a higher number of enterprise bundled engagements, which typically include smart contract audits together with KYC verifications, penetration-testing services, and other security assessments. These bundled arrangements contain more revenue-generating components per engagement than a single audit project and contributed a significant portion of the year-over-year revenue increase.

A greater proportion of enterprise-class clients also purchased multi-service bundles, resulting in higher average contract values. Because some clients purchase both services, the Client Base is not the sum of the service counts.

Operational Environment

Key characteristics of our operating environment include:

●	Rapid Industry Growth and Regulatory Evolution. Adoption of decentralized applications is accelerating, and regulators worldwide (including the EU’s Markets in Crypto-Assets Regulation (“MiCA”)) are formalizing compliance frameworks that increasingly make audits and KYC verifications prerequisites to market entry.

●	Blockchain and Crypto-asset Volatility. Client sentiment and spending levels can fluctuate with broader crypto-asset prices and funding cycles, affecting the timing and volume of audit engagements.

●	Talent Constraints. Demand for experienced blockchain security professionals continues to outpace supply, influencing our compensation costs and the scalability of our service delivery model.

●	Subsidiary-Only Operations. All revenues are generated, and all expenses are incurred, by Cyberscope. PubCo’s ability to access cash is subject to Cyberscope’s profitability, Greek corporate law restrictions on dividend distributions and future tax considerations.

Significant developments during the periods presented include:

●	2025 Ownership Reorganizations. TAC Infosec Ltd. (“TAC”) and KYE9 Artificial Intelligence Research LLC (“KYE9”) acquired 60% and 40%, respectively, of Cyberscope’s outstanding equity. In August 2025, TAC and KYE9 contributed their Cyberscope interests to PubCo in exchange for 20,000,000 PubCo ordinary shares, and Cyberscope became our wholly owned subsidiary.

●	Proposed Initial Public Offering (“IPO”). The Company confidentially submitted a draft Form F-1 registration statement for an initial public offering of its ordinary shares on the Nasdaq Capital Market, the proceeds of which are intended primarily to accelerate R&D, talent acquisition and geographic expansion.

We believe the increasing regulatory focus on cybersecurity, together with growth in smart-contract deployments, positions us to capture additional market share. However, the cyclicality of crypto-asset markets and the evolving regulatory landscape create uncertainties about the pace and consistency of demand.

Results of Operations

Comparison of the Six Months Ended June 30, 2025 to the Six Months Ended June 30, 2024

	Six months ended	Six months ended
	June 30,	June 30,	$	%
(in dollars, except percentages)	2025	2024	Change	Change
Revenue	$570,908	$747,046	$(176,138)	-23.58%
Cost of revenue	35,250	4,276	30,974	724.37%
Gross profit	535,658	742,770	(207,112)	-27.88%
Operating expenses	213,232	136,440	76,792	56.28%
Operating income	322,426	606,330	(283,904)	-46.82%
Net income	163,594	512,278	(348,684)	-68.07%

Revenue

Revenue decreased by $176,138, or 23.6%, to $570,908 for the six months ended June 30, 2025, compared to the prior-year period. The decrease was primarily attributable to the Company’s strategic shift toward serving established, higher-value customers, which temporarily reduced transaction volume while improving overall monetization efficiency. In addition, geopolitical conditions during the April–June period negatively impacted demand, contributing to the decline in revenue. Management expects revenue levels to improve as market conditions stabilize.

Cost of Revenue and Gross Profit

Cost of revenue consists primarily of direct labor costs, including compensation for internal security engineers and fees paid to external subject-matter experts, as well as cloud-based infrastructure expenses. Cost of revenue increased by 724.4% to $35,250 during the period, primarily due to higher software engagement volumes. The increase was further influenced by the scaling of the Company’s penetration-testing practice, which is more cloud intensive that require additional localized data-hosting expenditures.

Operating Expenses

Operating expenses increased by $76,792, or 56.3%, to $213,232, primarily due to $72,000 of amortization of intangible assets recorded following the election of pushdown accounting. The amortization relates to customer relationships and developed technology and is recognized on a straight-line basis over five years for the period from February 5 to June 30, 2025.

Other Income (Expense), Net

Other income (expense), net of $92,383 in the six months ended June 30, 2025, consisted primarily of unrealized mark-to-market losses on cryptocurrency holdings. During the six months ended June 30, 2024, we recorded a $50,437 net gain largely attributable to upward fair-value adjustments on crypto assets.

Provision for Income Taxes

Our effective tax rate was 22% in both periods, consistent with the statutory rate in Greece. We currently do not benefit from material tax incentives or credits. Following the IPO, we expect to evaluate global tax optimization strategies; however, we cannot predict whether such strategies will reduce our effective rate.

Net Income

Net income was $163,594, reflecting the combined impact of strategic revenue normalization and higher non-cash amortization expense related to intangible assets recognized during the period.

Liquidity and Capital Resources

Overview

We finance operations primarily through cash generated from operating activities. As of June 30, 2025, we had:

●	Cash and cash equivalents of $172,315;

●	Cryptocurrency holdings with a fair value of $510,238 (primarily USDT/USDC, BNB and ETH);

●	No interest-bearing debt and no committed credit facilities; and

●	Working capital of $474,147.

Management believes existing cash, crypto-asset balances and operating cash flows will be sufficient to fund planned operations and capital requirements for at least the next 12 months. Proceeds from the IPO, if consummated, will provide additional flexibility to pursue our growth strategy.

Cash Flows

	Six months ended	Six months ended
	June 30,	June 30,
(in dollars)	2025	2024
Net cash provided by (used in) operating activities	$(5,657)	$81,297
Net cash used in investing activities	-	(3,751)
Effect of exchange rate changes on cash and cash equivalents	2,786	(2,918)
Net change in cash and cash equivalents	$(2,871)	$74,628

Operating Activities. Net cash used in operating activities was $9,386 during the period from February 5 to June 30, 2025, compared to net cash provided of $3,729 for the predecessor period from January 1 to February 4, 2025 and $81,297 for the six months ended June 30, 2024.

Operating cash flows were primarily impacted by:

Net income of $122,190, adjusted for non-cash items including amortization of intangible assets of $72,000 recognized pursuant to pushdown accounting and depreciation of $1,294.

Revenue received in crypto currencies of $175,238, partially offset by expenses paid in crypto currencies of $31,018, reflecting the Company’s use of digital assets in customer settlements and operating disbursements.

A $114,474 increase in amounts due from related parties, which used operating cash.

A $53,824 increase in accrued expenses and other liabilities, partially offset by a $37,010 decrease in deferred revenue.

The shift to a modest net operating cash outflow reflects the timing of crypto-based receipts, amortization of newly recognized intangible assets, and working capital movements following the pushdown accounting election.

Investing Activities. The Company did not use or provide any cash from investing activities during the period from February 5 to June 30, 2025 and the predecessor period from January 1 to February 4, 2025.

By comparison, the Company used $3,751 in investing activities during the six months ended June 30, 2024, primarily for the purchase of fixed assets. The absence of investing cash outflows in 2025 reflects a period of limited capital expenditure following the change in corporate structure.

Financing Activities. No financing inflows occurred in 2024 and 2025.

Comparison of the Year Ended December 31, 2024 to the Period February 8, 2023 (Inception) to December 31, 2023

	Year ended December 31,	Period from February 8 (inception) to December 31,	$	%
(in dollars, except percentages)	2024	2023*	Change	Change
Revenue	$1,404,605	$1,011,178	$393,427	38.9%
Cost of revenue	$28,515	$23,532	$4,983	21.2%
Gross profit	$1,376,090	$987,646	$388,444	39.3%
Operating expenses	$358,636	$192,627	$166,009	86.2%
Operating income	$1,017,454	$795,019	$222,435	28.0%
Net income	$811,866	$616,184	$195,682	31.8%

*	2023 reflects operations for the partial period from February 8, 2023 (inception) through December 31, 2023.

Revenue

Revenue increased $393,427, or 38.9%, to $1,404,605 in 2024. While the number of standalone smart contract audit projects declined year-over-year, the overall volume of audit work performed increased due to (i) multiple audit iterations required by clients as they progressed through successive deployment stages, and (ii) a higher number of enterprise bundled engagements, which typically include smart contract audits together with KYC verifications, penetration-testing services, and other security assessments. These bundled arrangements contain more revenue-generating components per engagement than a single audit project and contributed a significant portion of the year-over-year revenue increase.

A greater proportion of enterprise-class clients also purchased multi-service bundles, resulting in higher average contract values. Approximately 68% of the Company’s 2024 revenue was denominated in stablecoins (USDT/USDC) or native chain tokens. A modest increase in the U.S. dollar–equivalent value of these settlement currencies at contract inception contributed to the overall increase in revenue.

We believe continued regulatory adoption of audit requirements (e.g., MiCA, exchange listing standards) will support ACV expansion. Nevertheless, demand remains sensitive to macro crypto funding trends.

We hold crypto assets in a combination of local wallets under our control and third-party exchange accounts. For security purposes, we also utilize cold storage arrangements for longer-term holdings that are not needed for near-term settlement. We maintain internal protocols to safeguard private keys and access credentials. Our policy is not to hold crypto assets for speculative or appreciation purposes. Rather, we generally seek to convert receipts into fiat currency on a periodic basis in order to manage liquidity, fund operating expenses, and minimize exposure to crypto asset price volatility. Conversion timing is guided by internal treasury management practices, taking into account liquidity needs, transaction costs, and market conditions. We do not engage in trading or hedging strategies with our crypto holdings. Our holdings are maintained for transactional purposes only and are measured at fair value in accordance with applicable accounting standards.

Cost of Revenue and Gross Profit

Cost of revenue consists primarily of direct labor (internal security engineers and external subject-matter experts) and cloud-based infrastructure fees. Cost of revenue increased 21.2% to $28,515, reflecting higher engagement volume. Gross margin remained exceptionally high at 98%, consistent with our asset-light platform model. We expect gross margin to moderate modestly over time as we scale our penetration-testing practice (which is more labor intensive) and as we expand into regulated jurisdictions that may require localized data-hosting spend.

Operating Expenses

Operating expenses increased $166,009, or 86.2%, to $358,636, reflecting:

●	General and Administrative (“G&A”)—up $169,113 due to higher payroll and benefits of $168,000. In 2023, our employees started in March 2023. Additionally in 2024 we increased our workforce from approximately 7 full—time equivalents (“FTEs”) to approximately 15 FTEs.

●	Sales and Marketing—decreased $3,655 due to lower discretionary conference spending; we redirected resources to digital demand-generation campaigns with higher return-on-investment.

●	Depreciation—increased by $551 following additional computer equipment purchases.

Despite higher operating expenses, operating margin was 72% versus 79% in the prior period, demonstrating continued operating leverage.

Other Income (Expense), Net

Other income, net of $23,400 in 2024, consisted primarily of realized gains and unrealized mark-to-market gains on cryptocurrency holdings. During 2023, we recorded a $5,038 net loss largely attributable to downward fair-value adjustments on crypto assets.

Provision for Income Taxes

Our effective tax rate was 22% in both periods, consistent with the statutory rate in Greece. We currently do not benefit from material tax incentives or credits. Following the IPO, we expect to evaluate global tax optimization strategies; however, we cannot predict whether such strategies will reduce our effective rate.

Net Income

Net income increased 31.8% to $811,866, or 57.8% of revenue, reflecting strong topline growth partially offset by higher operating expenses.

Liquidity and Capital Resources

Overview

We finance operations primarily through cash generated from operating activities. As of December 31, 2024, we had:

●	Cash and cash equivalents of $175,186;

●	Cryptocurrency holdings with a fair value of $298,814 (primarily USDT/USDC, BNB and ETH);

●	No interest-bearing debt and no committed credit facilities; and

●	Working capital of $207,795.

Management believes existing cash, crypto-asset balances and operating cash flows will be sufficient to fund planned operations and capital requirements for at least the next 12 months. Proceeds from the IPO, if consummated, will provide additional flexibility to pursue our growth strategy.

Cash Flows

	Year ended December 31,	Period from February 8 (inception) to December 31,
(in dollars)	2024	2023
Cash provided by operating activities	$112,380	$51,350
Cash used in investing activities	$(4,347)	$(3,403)
Cash provided by financing activities	$0	$27,038
Effect of exchange rate changes	$(9,373)	$1,541
Net change in cash	$98,660	$76,526

Operating Activities. Cash provided by operating activities increased $61,030, reflecting higher net income partially offset by (i) an increase in contract receivables ($162,000) due to timing of invoicing under new PaaS agreements and (ii) an increase in crypto dividends declared ($619,356).

Investing Activities. Investing outflows of $4,347 in 2024 and $3,403 in 2023 relate to modest purchases of computer and office equipment; we expect capital expenditures to remain minimal in the near term.

Financing Activities. No financing inflows occurred in 2024. In 2023, $27,038 of equity proceeds reflected founders’ initial capital contributions. During both 2024 and 2023, Cyberscope paid interim dividends of $619,356 and $612,910, respectively, financed through crypto-asset distributions rather than cash.

Material Cash Requirements

Our principal cash requirements for the next 12 months and thereafter include:

●	Personnel Expansion. We intend to add personnel, including engineers and security analysts, increasing annual payroll.

●	Research & Development. We expect to invest in platform enhancements and AI-based threat-detection modules.

●	Regulatory Compliance and Insurance. Post-IPO D&O insurance, audit fees and compliance costs are expected to increase annual general and administrative expenses.

●	Tax Obligations. Estimated Greek corporate income tax payments in 2025.

We may also evaluate strategic acquisitions and geographic expansion opportunities, which could require significant capital. We currently have no material contractual commitments for capital expenditures.

Sources of Liquidity

●	Operating Cash Flow. Given historic operating margins, management expects operating activities to remain the primary liquidity source.

●	Cryptocurrency Holdings. We routinely convert excess crypto-asset balances into fiat to fund Euro-denominated expenses, subject to market liquidity and internal risk limits.

●	IPO Proceeds. We have filed a Form F-1 registration statement; the timing and amount of any proceeds remain uncertain and subject to market conditions.

●	Third-Party Financing. We have historically not relied on external debt but may explore revolving credit facilities to enhance working-capital flexibility.

Restrictions on Subsidiary Distributions; Parent-Level Liquidity

PubCo is a Cayman Islands exempted company with no operations. All cash is generated by Cyberscope in Greece. Under Greek corporate law, dividend distributions may be made only out of distributable profits as shown in the annual financial statements, after appropriations to statutory reserves. In addition, future credit facilities or regulatory requirements could impose additional restrictions. Although our current reinvestment needs are modest, any inability to repatriate cash could limit PubCo’s ability to pay dividends, repurchase shares or fund holding-company-level expenses.

Off-Balance Sheet Arrangements

We did not have, and do not currently have, any off-balance sheet arrangements, guarantees, retained interests or non-consolidated variable interest entities that are reasonably likely to have a material effect on our financial condition or results of operations.

Critical Accounting Estimates

Our financial statements are prepared in accordance with U.S. GAAP, which requires us to make estimates and assumptions that affect reported amounts of assets, liabilities, revenue, expenses and related disclosures. We consider an estimate to be critical if (i) the estimate requires assumptions about matters that are highly uncertain at the time it is made and (ii) different estimates reasonably could have been used or changes in the estimate are reasonably likely to occur from period to period and could materially impact the financial statements.

Revenue Recognition

Our contracts often bundle multiple services (e.g., audit + KYC + monitoring) and permit consideration in crypto-assets. Judgments are required to identify performance obligations, determine transaction price—including non-cash consideration at fair value at contract inception—and allocate revenue to performance obligations. We recognize audit revenue at a point in time upon delivery of the final report; PaaS license revenue is recognized upon each engagement utilization. Crypto-asset consideration is measured using quoted USD spot prices at contract inception. A 10% change in the fair-value measurement of crypto consideration at inception would have impacted 2024 revenue by approximately $90,000.

Valuation of Cryptocurrency Holdings

Crypto-assets represent 47% of total current assets and are subject to significant price volatility. We remeasure crypto-assets at fair value each reporting date using observable quoted prices (Level 1 under ASC 820) and recognize changes in fair value in net income. A 20% adverse movement in market prices as of December 31, 2024 would have reduced pre-tax income by approximately $60,000.

Income Taxes

We operate solely in Greece but may expand into additional jurisdictions following the IPO. Deferred tax asset recognition involves significant judgment regarding future taxable income and the impact of evolving crypto tax regulation. We recognize deferred tax assets and liabilities for temporary differences and record a valuation allowance when realization is not more likely than not. A 1.00% change in the effective tax rate would have affected 2024 net income by approximately $11,000.

Impairment of Long-Lived Assets

Although property and equipment is modest, we continue to invest in internally developed software. Impairment analyses require forecasts of future cash flows that are inherently subjective. We review long-lived assets for impairment when events or changes in circumstances indicate the carrying amount may not be recoverable. No impairment losses were recognized in 2023 or 2024.

Management has discussed the development, selection and disclosure of these critical accounting estimates with the Board of Directors.

Emerging Growth Company Status

We qualify as an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the Jumpstart The Company’s Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, As an emerging growth company, we can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our unaudited financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Recently Issued Accounting Pronouncements

See Note 3 to our audited financial statements for a discussion of recently issued accounting pronouncements.

Quantitative and Qualitative Disclosures About Market Risk

Because we qualify as a foreign private issuer, we are not required to provide the information under Item 305 of Regulation S-K. However, management monitors (i) foreign-currency risk associated with Euro-denominated expenses, (ii) crypto-asset price volatility and (iii) interest-rate risk on potential future borrowings.

Management believes the foregoing discussion provides the material information necessary to understand our financial condition, changes in financial condition and results of operations for the periods presented.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of rights. An instrument of transfer in respect of a right is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in the following form in a form substantially similar to the following in August 2025:

The Tax Concessions Act

(As Revised)

Undertaking as to Tax Concessions

In accordance with the provision of section 6 of The Tax Concessions Act (As Revised), the Financial Secretary undertakes with the company:

1.	that no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the company or its operations; and

2.	in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1	on or in respect of the shares, debentures or other obligations of the company; OR

2.2	by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (As Revised).

Business

Overview

CyberScope, a TAC Security Company, is a premier provider of Web3 security, smart contract audit, and security compliance solutions, with a specialized focus on the rapidly evolving blockchain and Web3.0 sectors. Founded in 2023 and headquartered in Greece, CyberScope’s mission is to enhance the security, transparency, and trustworthiness of decentralized digital ecosystems. CyberScope is positioned at the forefront of blockchain security and compliance, offering a comprehensive suite of services that address the unique risks and regulatory challenges of the Web3.0 ecosystem. With a proven track record, industry recognition, and a commitment to innovation, CyberScope is well-placed to capitalize on the growing demand for trusted cybersecurity solutions in the global digital asset market. CyberScope leverages a combination of deep technical expertise, proprietary technology, and a client-centric approach to deliver high-quality, efficient, affordable, and reliable security services to a global clientele, including decentralized finance (DeFi) platforms, token issuers, and blockchain infrastructure providers.

In February 2025, CyberScope was acquired by TAC Infosec Ltd, a global cybersecurity and risk & vulnerability management company. CyberScope’s expertise in smart contract auditing and blockchain vulnerability assessment complements TAC Security’s comprehensive vulnerability management platform. The partnership between CyberScope and TAC Security has provided exciting cross-selling opportunities and enabled CyberScope to accelerate its growth and expand its service offerings. TAC Security’s management team is actively involved in CyberScope’s day-to-day management and service delivery, and also takes an active role in CyberScope’s corporate strategy.

Industry Background and Key Concepts

The blockchain industry is underpinned by distributed ledger technology, which enables secure, transparent, and immutable record-keeping without reliance on centralized intermediaries. Blockchain is a decentralized database that records transactions in a series of blocks, each cryptographically linked to the previous one, ensuring data integrity and resistance to tampering. This technology forms the foundation for a new generation of internet applications, collectively referred to as Web3.0.

Web3.0 represents the next phase of the internet, characterized by decentralization, user ownership of data, and the integration of blockchain-based applications. Unlike traditional Web2.0 platforms, which are controlled by centralized entities, Web3.0 applications operate on decentralized networks, giving users greater control over their digital assets and personal information. This paradigm shift is driving innovation across industries, from finance and supply chain management to gaming and digital identity.

A central component of the blockchain and Web3.0 ecosystem is the smart contract. Smart contracts are self-executing programs that run on blockchain networks, automatically enforcing the terms of an agreement without the need for intermediaries. These contracts are written in code and deployed on public blockchains, where they execute transactions and business logic in a transparent and immutable manner. The use of smart contracts has enabled the rise of decentralized applications (dApps), DeFi protocols, and tokenized assets.

Given the irreversible nature of blockchain transactions and the high value often at stake, the security of smart contracts is paramount. Smart contract audits are comprehensive security assessments that identify vulnerabilities, logic errors, and potential exploits in the contract code. These audits are essential to ensure the integrity, security, and reliability of blockchain-based applications, as vulnerabilities can lead to significant financial losses, reputational damage, and regulatory scrutiny.

The blockchain industry is also subject to a rapidly evolving regulatory environment. As digital assets and decentralized applications gain mainstream adoption, regulators worldwide are introducing new frameworks to address issues such as anti-money laundering (AML), know-your-customer (KYC) compliance, data protection, and financial crime prevention. Companies operating in this space must navigate complex and often fragmented regulatory landscapes to ensure compliance and maintain market access.

Technology

CyberScope’s technology platform is at the core of its value proposition and competitive advantage. The Company employs a rigorous, multi-stage audit methodology that combines both automated and manual techniques to ensure comprehensive coverage and high-quality deliverables. The audit process typically begins with automated static and dynamic analysis of smart contract code, utilizing proprietary tools such as Cyberscan and Similarityscan. These tools leverage advanced algorithms and data analytics to rapidly detect code similarities, potential vulnerabilities, and suspicious wallet activity.

Following the automated analysis, CyberScope’s experienced auditors conduct a detailed manual review of the smart contract code. This process involves line-by-line inspection, peer review, and edge-case scenario analysis to identify both common vulnerabilities and subtle, complex issues that automated tools may miss. The Company’s audit methodology is designed to meet or exceed industry best practices, ensuring that clients receive thorough and actionable security assessments.

In addition to smart contract audits, CyberScope has developed a suite of proprietary security tools to support its service offerings and enhance client outcomes:

●	Cyberscan: Provides smart audit and similarity analysis for any given contract, enabling rapid identification of code reuse and potential vulnerabilities.

●	Similarityscan: Detects similarities between addresses or source code, helping to identify copycat or malicious contracts.

●	Safescan: Offers anti-money laundering (AML) and KYC analysis for digital wallets, supporting regulatory compliance and financial crime prevention.

●	Signaturescan: Allows users to search for event, error, or function signatures within smart contracts, facilitating efficient code analysis and debugging.

CyberScope’s technology stack is continuously updated to address emerging threats and evolving blockchain standards. The Company invests in ongoing research and development to enhance its proprietary tools, improve audit methodologies, and stay ahead of the rapidly changing threat landscape. This commitment to innovation ensures that CyberScope remains at the forefront of blockchain security and compliance.

Role of Proprietary Tools in CyberScope’s Smart Contract Audit Process

CyberScope has developed a suite of proprietary tools—most notably Cyberscan and Similarityscan—that are integral to its smart contract audit methodology. These tools are designed to enhance the depth, accuracy, and efficiency of the audit process, enabling CyberScope to deliver comprehensive security assessments that meet or exceed industry standards.

Cyberscan: Smart Audit and Similarity Analysis

Cyberscan is a proprietary platform that performs automated smart contract audits and similarity analysis for any given contract. The tool leverages advanced algorithms to conduct static and dynamic code analysis, rapidly identifying vulnerabilities, code anomalies, and potential security risks. Cyberscan’s capabilities include:

●	Automated Vulnerability Detection: Cyberscan scans the smart contract codebase for known vulnerabilities, such as reentrancy, integer overflows/underflows, and access control issues. This automated layer ensures that common and critical security flaws are flagged early in the audit process.

●	Similarity Analysis: The tool compares the target contract against a vast database of previously audited contracts, identifying code reuse, clones, or patterns that may indicate the presence of inherited vulnerabilities or malicious intent.

●	Efficiency and Scalability: By automating the initial stages of code review, Cyberscan allows CyberScope’s auditors to focus their manual efforts on complex logic and edge cases, increasing both the speed and thoroughness of the audit.

Similarityscan: Address and Source Code Similarity Detection

Similarityscan is another proprietary tool that specializes in detecting similarities between blockchain addresses or source code. Its primary contributions to the audit process include:

●	Detection of Copycat or Malicious Contracts: Similarityscan can identify when a contract’s code closely matches that of known scams, exploits, or previously compromised contracts. This is critical in the DeFi and token launch space, where code forking and copy-paste development are common.

●	Risk Profiling: By flagging contracts that are similar to high-risk or blacklisted addresses, Similarityscan helps auditors and clients assess the likelihood of fraud, rug pulls, or other malicious activities.

●	Enhanced Due Diligence: The tool supports a more robust due diligence process by providing auditors with actionable intelligence on the provenance and originality of the code under review.

Integration into the Audit Workflow

The use of Cyberscan and Similarityscan is embedded in CyberScope’s multi-stage audit process:

1.	Initial Automated Analysis: The audit begins with Cyberscan and Similarityscan performing a comprehensive scan of the contract code. This step quickly surfaces known vulnerabilities, code similarities, and suspicious patterns.

2.	Manual Review and Peer Analysis: Armed with the findings from the proprietary tools, CyberScope’s auditors conduct a detailed, line-by-line manual review, focusing on areas of concern highlighted by the automated analysis and exploring complex logic and edge cases.

3.	Iterative Testing and Verification: The tools are used iteratively throughout the audit, allowing for re-scanning after code changes or remediation, ensuring that fixes do not introduce new vulnerabilities or reintroduce old ones.

Benefits to Clients and the Audit Process

●	Comprehensive Coverage: The combination of automated and manual analysis ensures that both common and subtle vulnerabilities are identified and addressed.

●	Speed and Efficiency: Proprietary tools accelerate the audit process without sacrificing quality, enabling CyberScope to deliver timely results in the fast-paced blockchain industry.

●	Proof of Security and Trust: The use of advanced, proprietary technology underpins CyberScope’s reputation for thoroughness and reliability, providing clients and investors with greater confidence in the security of their smart contracts.

Safescan: AML and KYC Analysis for Digital Wallets

Safescan is a proprietary tool designed to support anti-money laundering (AML) and know-your-customer (KYC) compliance for digital wallets. By leveraging advanced data analytics, Safescan empowers blockchain projects and digital asset platforms to identify high-risk transactions, flag suspicious behavior, and meet evolving regulatory obligations. Through a blend of automated checks and comprehensive reporting, Safescan enhances the security and trustworthiness of user transactions in decentralized ecosystems.

Through Safescan, we enable AML and KYC analysis of digital wallets and token issuers for our clients. As part of the process, we collect limited onboarding information directly from clients (such as name, wallet address, social account, email, and role). Sensitive personally identifiable information (PII) used for identity verification—including government-issued identification (including social security numbers), biometric video, proof of address, and live video interviews—is collected, stored, and processed entirely by our verification partner, Veriff, rather than by us. Veriff is responsible for storing and processing all sensitive KYC information. Its primary data storage location is in Ireland, with processing also conducted from the EEA, UK, U.S., and India depending on service tier. Veriff is GDPR-compliant, and details of its sub-processors and external data sources are publicly available.

Safescan’s capabilities include:

●	AML/KYC Screening: Safescan evaluates wallet activity against recognized money laundering typologies and performs identity verification, assisting clients in meeting stringent compliance requirements.

●	Risk Profiling: By analyzing transactional histories and wallet associations, Safescan provides real-time risk assessment, alerting clients to potentially fraudulent activity or blacklisted addresses.

●	Regulatory Compliance Support: Safescan’s robust reporting functionality equips blockchain teams with documentation needed to demonstrate due diligence, all while reducing the burden of manual oversight.

Data Storage and Processing

●	Our role: We store only limited onboarding data (name, wallet address, email, role, social account) securely on Firebase (Google Cloud).

●	Veriff’s role: Veriff is responsible for storing and processing all sensitive KYC information. Its primary data storage location is in Ireland, with processing also conducted from the EEA, UK, U.S., and India depending on service tier. Veriff is GDPR-compliant, and details of its sub-processors and external data sources are publicly available.

Use of Data

PII is used solely for AML/KYC verification and compliance purposes. We do not use any personal data for marketing or unrelated commercial activities.

Compliance and Risk Management

●	We follow the policies of global data protection regulations, including the GDPR, UK GDPR, CCPA/CPRA.

●	Our internal practices are aligned with ISO/IEC 27001 and SOC 2 Type II standards.

●	Reliance on Veriff reduces our direct exposure to sensitive document storage, but also creates dependency on third-party systems. We disclose in our Risk Factors that limitations in data scope (e.g., not collecting U.S. social security numbers in all cases) and reliance on external providers may limit fraud detection or expose us to risks in the event of a third-party data breach. For additional information, refer to risk factors provided under “Risks Related to Cybersecurity and Technology” herein.

Signaturescan: Event, Error, and Function Signature Search

Signaturescan is a proprietary platform that enables users to locate and categorize function, error, and event signatures within blockchain-based smart contracts. By indexing contract ABIs and code snippets, Signaturescan accelerates troubleshooting, code reviews, and debugging efforts. Whether teams are refining a novel contract or investigating unexpected on-chain activity, Signaturescan’s powerful lookup functionality delivers granular insights for enhanced code integrity.

Signaturescan’s capabilities include:

●	Function Signature Lookup: Signaturescan filters through contract code to identify relevant function signatures, facilitating rapid detection of custom logic or inherited code patterns.

●	Event and Error Analysis: By isolating event and error signatures, the tool aids in comprehensively tracing transaction flows and diagnosing anomalies.

●	Efficient Debugging and Maintenance: Signaturescan accelerates the troubleshooting process, helping developers pinpoint areas of concern without manually combing through extensive codebases.

Continuous Improvement and Innovation

CyberScope’s commitment to research and development ensures that Cyberscan, Similarityscan, and other proprietary tools are continuously updated to address emerging threats and evolving blockchain standards. This ongoing innovation is a key differentiator for CyberScope, allowing it to maintain a leadership position in the blockchain security industry. The Company’s industry leadership is evidenced by quantitative objective measures, including:

●	Audit Volume: CyberScope completed over 2,700 smart contract audits since exception, which management believes places the Company among the most active audit providers globally.

●	Client Base: CyberScope served more than 3,000 clients to date, including leading decentralized finance projects and crypto-native enterprises.

●	Third-Party Recognition: CyberScope is one of a limited number of firms whose audit verification badges are displayed on CoinMarketCap and other token-listing platforms, providing public visibility into audit work performed.

●	Market Penetration: The Company’s services secured over $2 billion in digital assets, as measured by the aggregate market capitalization of audited projects at the time of audit.

By integrating Cyberscan and Similarityscan into its audit methodology, CyberScope delivers a smart contract audit process that is both rigorous and efficient. These proprietary tools enable the Company to identify vulnerabilities, assess code originality, and provide clients with actionable, high-confidence security assessments—ultimately contributing to a safer and more trustworthy Web3.0 ecosystem.

Operations

CyberScope’s operations are structured to deliver high-quality, efficient, and scalable security services to a global client base. The Company’s technical team comprises highly skilled professionals with deep expertise in blockchain development, cybersecurity, and cryptography. All founders and employees are bound by strict confidentiality agreements regarding client information and proprietary technology, ensuring the highest standards of data protection and operational resilience.

The Company’s audit process is designed to be both thorough and efficient, balancing the need for comprehensive security assessments with the fast-paced nature of the blockchain industry. CyberScope’s auditors work closely with clients to understand their specific needs, project requirements, and risk profiles. The audit process typically includes the following stages:

1.	Initial Assessment: Review of project documentation, codebase, and business logic to identify key areas of focus.

2.	Automated Analysis: Use of proprietary tools to perform static and dynamic code analysis, vulnerability scanning, and similarity detection.

3.	Manual Review: Detailed line-by-line inspection of the smart contract code by experienced auditors, including peer review and edge-case scenario analysis.

4.	Reporting: Preparation of a comprehensive audit report, including identified vulnerabilities, risk assessments, and recommended remediation steps.

5.	Remediation and Verification: Collaboration with the client to address identified issues and verify the effectiveness of implemented fixes.

CyberScope’s audit reports and KYC certificates are recognized and accepted by leading industry platforms, including Solana, Polygon, Binance, CoinMarketCap, PinkSale, Unicrypt, DxSale, and Gempad. The Company’s reputation for quality, speed, and trust is further validated by industry accolades, such as the “Best Cyber Start-up of the Year” award at the Cyber Security Awards 2023.

●	Solana: In December 2025, CyberScope was listed as an official smart contract audit firm in the Solana Ecosystem Directory, marking a significant expansion of CyberScope’s multi-chain presence into one of Web3’s fastest-growing and highest throughput blockchain platforms. The Solana listing enhances Cyberscope’s strategic positioning across three major ecosystems (BNB Chain, Polygon, and Solana).

●	Polygon: In December 2025, CyberScope was officially listed as a smart contract audit provider for the Polygon ecosystem, featured under the network’s “Tools” category and granting direct access to Polygon’s extensive developer community. Based on management’s estimates, Polygon’s integration is projected to drive approximately 400–500 new project engagements annually, with an estimated 320–350 full smart contract audits and 60–80 KYC verifications, augmenting Cyberscope’s service demand and diversifying its revenue beyond BNB Chain.

●

Binance: In October 2025, CyberScope was named as a smart contract audit partner for Binance’s BNB Chain, one of the largest and most active blockchain networks globally. Management estimates that the program with Binance could generate up to 2,000+ audit engagements annually, providing a scalable revenue stream while positioning CyberScope at the center of Web3 security on one of the world’s most widely used chains.

●	CoinMarketCap (CMC): CyberScope is one of a limited number of audit providers recognized by CoinMarketCap for the purpose of displaying an “audit badge” on token profile pages. The Company has entered into a commercial arrangement with CoinMarketCap that provides for the exclusive listing of CyberScope as an audit provider, subject to certain fees. When a client undergoes a smart contract audit with CyberScope, the audit badge is displayed on the client’s CoinMarketCap token listing. This arrangement does not guarantee business volume but provides transparency to token investors regarding the completion of audits by recognized firms.

●	PinkSale: CyberScope is included on PinkSale’s publicly available list of recommended audit providers. This listing does not involve exclusivity or compensation arrangements.

●	GemPad: CyberScope is similarly listed on GemPad’s documentation as an audit provider, without exclusivity or compensation.

The Company’s operations are supported by a secure digital infrastructure that enables remote collaboration and service delivery. This infrastructure is designed to support secure communication, data storage, and project management, allowing CyberScope to serve clients globally while maintaining operational efficiency and data security.

Regulatory Environment

The regulatory environment for blockchain and digital asset companies is complex and rapidly evolving. As the adoption of blockchain technology and digital assets accelerates, regulators worldwide are introducing new frameworks to address issues such as AML, KYC, data protection, and financial crime prevention. Companies operating in this space must navigate a patchwork of regulations that vary by jurisdiction and are subject to frequent updates.

CyberScope is committed to maintaining the highest standards of regulatory compliance. The Company’s KYC and AML procedures are designed to meet or exceed industry standards and regulatory requirements in the jurisdictions in which its clients operate. CyberScope conducts rigorous KYC checks to verify the identities of project team members, supporting regulatory compliance and investor confidence. The Company’s Safescan tool provides AML and KYC analysis for digital wallets, helping clients comply with evolving regulatory requirements and mitigate financial crime risks.

In addition to KYC and AML compliance, CyberScope’s services support clients in achieving compliance with applicable Greek and international laws governing cybersecurity, data protection, and financial crime prevention. The Company monitors regulatory developments and adapts its policies and procedures as needed to ensure ongoing compliance and minimize legal and reputational risks.

CyberScope’s commitment to regulatory compliance is a key differentiator in the market, enabling the Company to serve a diverse, global client base and maintain trusted relationships with industry partners, regulators, and investors.

As global regulators sharpen their focus on blockchain, decentralized finance and digital-asset markets, CyberScope is positioned to serve as a critical enabler of compliant, secure Web3 adoption by bridging the widening gap between innovative protocol developers and increasingly stringent legal, cybersecurity and prudential standards. Our proprietary tool suite—led by Cyberscan for automated vulnerability detection and Similarityscan for code-clone and wallet-risk analysis—allows us to deliver repeatable, audit-grade assurances that smart contracts and related infrastructure satisfy both technical best-practice frameworks and emerging statutory obligations governing anti-money-laundering, know-your-customer, data-protection and operational-resilience controls. Because our methodologies combine automated static and dynamic analysis with deep manual review by seasoned auditors, we can rapidly surface and remediate vulnerabilities, document risk mitigations and produce evidence packages that are currently accepted by leading launchpads, exchanges and token-listing platforms such as CoinMarketCap, PinkSale and Unicrypt. As supervisory regimes such as the EU’s MiCA, the Digital Operational Resilience Act (DORA) and updated AML directives begin to require independent security attestations, continuous monitoring and verifiable developer identity, we believe demand for our integrated audit, KYC and real-time wallet-screening services will accelerate across DeFi, tokenization, gaming, and enterprise blockchain segments. By embedding compliance-ready security assessments into the development life-cycle, CyberScope empowers Web3 projects to meet listing, fundraising and institutional onboarding thresholds more quickly and cost-effectively, thereby positioning the Company at the nexus of regulatory conformity and technical innovation in the next phase of the industry’s growth.

Additionally, the current U.S. political climate, marked by the Trump Administration’s stated commitment to fostering innovation in blockchain and digital-asset technologies, has created a policy backdrop that management believes is uniquely advantageous for CyberScope’s growth strategy. The Administration has repeatedly signaled support for cryptocurrencies, emphasizing deregulation, the protection of financial technology “sandboxes,” and the rapid modernization of federal guidance related to digital assets. These initiatives are catalyzing increased institutional and retail participation in decentralized finance, accelerating capital formation for token issuers, and driving a measurable rise in new smart-contract deployments. Each of these developments expands the addressable market for the Company’s audit, KYC verification, and penetration-testing services, reinforcing its competitive positioning as a premier Web3 security provider.

Intellectual Property

CyberScope’s intellectual property portfolio is a critical component of its competitive advantage and long-term growth strategy. The Company’s founders have contributed their intellectual property rights to the Company as part of their initial capital contributions, ensuring that all proprietary technology, methodologies, and data analytics platforms are owned by CyberScope.

The Company’s proprietary software tools, including Cyberscan, Similarityscan, Safescan, and Signaturescan, are developed in-house and form the backbone of its service offerings. These tools are protected by trade secrets, confidentiality agreements, and, where applicable, intellectual property registrations. CyberScope’s audit methodologies, data analytics platforms, and security protocols are also considered proprietary and are continuously refined to maintain the Company’s leadership position in the market.

Cyberscan represents a foundational platform-layer asset within your patent portfolio. It creates a technological moat by integrating on-chain, off-chain, and Web2 intelligence into a unified, real-time scoring engine, whereas competing systems tend to focus on narrow data categories. By protecting architectural innovations like dual-mode prioritized polling, adaptive risk scoring, and real-time malicious contract detection, the application enhances your portfolio’s defensibility and valuation, enables licensing or strategic integrations with token marketplaces and risk platforms, and establishes your position as a first mover in blockchain trust intelligence systems.

On August 15, 2025, CyberScope announced that it filed a utility patent application for Cyberscope Cyberscan in the United States (Patent Application No. 19/298,184 – “Automated Aggregation and Scoring System for Security and Transparency Metrics in Decentralized Networks”) (the “Cyberscan Patent”). The Cyberscan Patent represents the world’s first AI-optimized, multi-domain blockchain trust scoring and fraud detection platform. CyberScope Cyberscan is designed to give investors, exchanges, and regulators a real-time, verifiable trust score for every blockchain project, turning fragmented, manual due diligence into instant, actionable intelligence. If granted, the Cyberscan Patent will expire on or about August 13, 2045, subject to any USPTO patent term adjustments or extensions.

The Cyberscan Patent relates to blockchain intelligence, cybersecurity analytics, and decentralized finance (DeFi) risk management, including:

●	A dual-mode modular polling engine capable of both scheduled (slow mode) and real-time (fast mode) polling of blockchain projects.

●	A data normalization pipeline that unifies heterogeneous data from blockchain nodes, audit registries, token marketplaces, code repositories, and domain registrars into a structured schema.

●	A multi-pillar scoring engine that computes a composite trust score across weighted dimensions such as security, transparency, decentralization, fundamentals/market health, and public engagement.

●	A Web2 intelligence layer that ingests off-chain transparency data (e.g. GitHub activity, WHOIS/DNS, SSL metadata).

●	A real-time malicious behavior detection module that analyzes smart contracts for honeypot patterns, value-lock mechanisms, privileged minting, and other exploit behaviors.

●	A user interface and API layer to present trust scores visually and in machine-readable formats, supporting integration with third-party dashboards and token listing platforms.

CyberScope’s intellectual property strategy is focused on innovation, protection, and commercialization. The Company invests in ongoing research and development to enhance its technology platform, develop new tools and services, and address emerging threats in the blockchain and cybersecurity landscape. The Company also explores opportunities to license its proprietary technology to third parties, generating additional revenue streams and expanding its market reach.

The protection and enforcement of intellectual property rights are integral to CyberScope’s business model. The Company maintains robust internal controls and confidentiality protocols to safeguard its proprietary technology and client information. All employees, contractors, and partners are required to sign confidentiality and non-disclosure agreements as a condition of engagement.

Products and Services

CyberScope offers a comprehensive suite of cybersecurity and compliance services tailored to the unique needs of blockchain-based projects and digital asset platforms. The Company’s core offerings include:

●	Smart Contract Audits: Comprehensive security assessments of smart contract code, combining automated and manual review to identify vulnerabilities, logic errors, and potential exploits. CyberScope’s audit certificates are widely accepted by major crypto launchpads and exchanges, and the Company is among the select few authorized to provide an Audit Badge on CoinMarketCap.

●	KYC Verification: Rigorous identity verification of project team members, supporting regulatory compliance and investor confidence.

●	Penetration Testing: Offensive security assessments for Web3 applications and blockchain-based systems, simulating real-world attack scenarios to uncover and remediate vulnerabilities.

●	Proprietary Security Tools: In-house developed tools for smart contract analysis, code similarity detection, AML/KYC analysis, and signature search.

●	Custom Development: Creation of custom smart contract solutions to satisfy the particular needs of clients’ industries.

●	NFT Audit: Audits to secure NFT smart contracts and avoid potential vulnerabilities and security concerns that affect the underlying smart contracts of NFTs.

●	Formal Verification: Structured verification to ensure the integrity, security, and reliability of blockchain applications.

●	L1 Audit: L1 blockchain audits that identify vulnerabilities and help fortify blockchains to reduce the risk of hacks and breaches.

●	Real-time monitoring: Monitoring to detect vulnerabilities, track uptime, and receive instant alerts to safeguard digital assets.

●	MiCA Compliance: Guidance for companies attempting to comply with the Market in Crypto-Assets Regulation (MiCA), a landmark initiative by the European Union to establish a unified regulatory framework for crypto-assets across member states.

●	CMC Exchange Ranking: CyberScope’s analytical tools can help clients to improve their security, which can result in improved scores on CoinMarketCap (CMC), which is a platform for crypto market data that ranks exchanges.

●	Solidity Protocol Audit: Assessment of the security of smart contracts implemented in Solidity programming language to identify potential vulnerabilities and ensure the integrity of systems.

CyberScope’s Industry Partnership with CoinMarketCap: CyberScope maintains a strategic partnership with CoinMarketCap that elevates the visibility and credibility of projects that undergo the Company’s security assessments. Under this collaboration, CoinMarketCap formally recognizes CyberScope’s smart-contract audit certificates and KYC verifications and displays a distinctive “Audit Badge” or “Shield” next to the relevant token listings on its platform—an honor granted to only a select group of global audit firms. The integration allows millions of retail and institutional users who rely on CoinMarketCap’s market-data interface to verify, in real time, that a project has successfully completed CyberScope’s rigorous multi-stage audit and identity-verification process. As a result, issuers benefit from a demonstrable boost in market trust and launch-pad eligibility, while CoinMarketCap enhances the security transparency of its listings by surfacing third-party due-diligence information performed to industry-leading standards. The partnership therefore not only reinforces CyberScope’s brand as a premier Web3 security authority but also advances the shared objective of fostering a safer, more accountable digital-asset ecosystem.

CyberScope’s Shield Audit Badge on CoinMarketCap: CyberScope’s exclusive Shield Audit Badge on CoinMarketCap serves as a readily recognizable seal of rigorous, third-party verification that a project’s smart contracts have undergone comprehensive automated and manual review, instantly enhancing investor confidence and demonstrating a commitment to security and transparency. Displaying the badge on one of the industry’s most visited data platforms also elevates the project’s credibility and visibility, helping it attract a broader audience and facilitating smoother acceptance by exchanges, launchpads, and other ecosystem partners.

Clients and Market Position

CyberScope serves a diverse, global client base, including some of the most prominent projects in the crypto and DeFi sectors. The Company has completed over 2700 +smart contract audits and more than 500 KYC verifications, securing over $2 billion in digital assets for more than 3,000+ clients. Notable clients and partners include ApeSwap, Quarashi Network, Coinscope, and a wide array of blockchain projects across multiple geographies and use cases.

CyberScope’s audit reports and KYC certificates are recognized and accepted by leading industry platforms, including Solana, Polygon, Binance, CoinMarketCap, PinkSale, Unicrypt, DxSale, and Gempad. The Company’s reputation for quality, speed, and trust is further validated by industry accolades, such as the “Best Cyber Start-up of the Year” award at the Cyber Security Awards 2023.

The market for smart contract audits and crypto security has grown rapidly in recent years, driven by the increasing adoption of blockchain technology and decentralized applications. As the value locked in decentralized finance (DeFi) protocols and other blockchain-based platforms has surged, so has the demand for robust security solutions. The industry is now a multi-billion-dollar market, with organizations and projects investing heavily to protect their assets and users from vulnerabilities, hacks, and exploits. This growth is expected to continue as more businesses and individuals participate in the crypto ecosystem, making security audits an essential service.

Know-your-customer (“KYC”) verification is set to become even more important as the smart contract and crypto spaces keep growing fast in the next few years. With decentralized finance, tokenized assets, and blockchain apps on the rise, we’re going to see even more pseudonymous transactions, borderless capital flows, and rapid token launches—which means more risk of shady activity and tighter regulatory attention. In this changing environment, CyberScope’s thorough KYC process, which verifies the identities of project founders, core developers, and key stakeholders before a protocol goes live, will be key to stopping money-laundering, terrorist financing, and fraud. As global AML standards get tougher and regulators expect more, CyberScope’s KYC solutions will offer the kind of traceable accountability that on-chain activity needs, helping out regulators, launchpads, and both centralized and decentralized exchanges. For investors and users, a CyberScope KYC certificate is becoming a must-have proof of trust, cutting down on information gaps, discouraging “rug pulls” and insider abuse, and making it easier to invest responsibly in Web3 projects. The Company’s own Safescan tool makes this process even stronger by checking wallet addresses against sanctions lists and risk indicators, so CyberScope’s KYC credentials stay recognized by top industry platforms like CoinMarketCap, PinkSale, and Unicrypt. As the smart contract industry grows, KYC won’t just be a box to tick for compliance; it will be a core part of building trust, scaling up, and bringing more institutions into decentralized ecosystems, setting CyberScope apart as a go-to partner for security and compliance in the global digital asset market.

While smart contract audits originated within the cryptocurrency and blockchain sectors, their adoption is expanding into other industries. Sectors such as supply chain management, healthcare, real estate, and insurance are beginning to leverage blockchain technology for transparency, automation, and efficiency. Smart contracts and Web3 technology has begun to be adopted by major companies across a wide variety of industries, including JP Morgan, Amazon, and Google. As more companies implement smart contracts to streamline operations and enforce agreements, the need for thorough security audits becomes critical. This cross-industry adoption highlights the growing recognition of the importance of smart contract security in ensuring trust and reliability in digital transactions beyond traditional crypto use cases.

The current market opportunity for crypto and smart contract audits is significant and continues to expand. With the proliferation of new blockchain projects, DeFi protocols, NFTs, and enterprise blockchain solutions, the demand for comprehensive security assessments is at an all-time high. Regulatory scrutiny and the high-profile nature of security breaches have further underscored the necessity of professional audits. Companies like CyberScope are well-positioned to capitalize on this opportunity by offering specialized audit services that help projects identify vulnerabilities, comply with industry standards, and build trust with users and investors. As the blockchain ecosystem matures, the need for reliable security solutions will only increase, making this a dynamic and lucrative market.

Governance and Corporate Structure

CyberScope Web3 Security Inc. is an exempted company incorporated under the law of the Cayman Islands with no material operations of its own The Company’s wholly-owned subsidiary, Cyberscope I.K.E. is organized as a Greek Private Company (IKE), with its principal place of business in Rodos, Greece.

As a foreign private issuer, we may generally follow Cayman Islands home country practice with respect to certain matters of corporate governance in lieu of the comparable governance provisions of the Nasdaq Listing except for certain matters including the composition and responsibilities of the audit committee and the independence of its members within the meaning of the rules and regulations of the SEC.

Revenue Model

CyberScope’s revenue model is anchored in a diversified, service-driven framework that monetizes the Company’s deep technical expertise and proprietary security tooling across the blockchain and Web3 ecosystem. The Company earns the majority of its income from project-based service and license fees charged for comprehensive smart contract audits, rigorous KYC verifications, penetration testing engagements, and related security compliance assessments, with pricing calibrated to the complexity, criticality, and scope of each engagement. Supplemental revenue streams are generated through the administration and management of client bug-bounty programs, ongoing strategic and launchpad partnerships, and the selective licensing of in-house developed platforms—such as Cyberscan, Similarityscan, Safescan, and Signaturescan—which allow third parties to integrate CyberScope’s automated vulnerability detection, code-similarity analysis, and AML/KYC analytics into their own workflows. This blended monetization approach, combining high-margin professional services with scalable software licensing, enables CyberScope to capture both one-time project fees and recurring revenue, while maintaining pricing flexibility and margin resilience across varying market cycles in the global digital-asset security sector.

Facilities and Employees

CyberScope’s principal place of business is located in Rodos, Greece. The Company’s operations are supported by a combination of on-site and remote personnel, leveraging secure digital infrastructure to serve a global client base. As of December 31, 2023, CyberScope employed a team of technical, operational, and administrative staff, including Board of Directors, Founders & Co-founders who are actively involved in day-to-day management and service delivery.

Legal Proceedings

As of the date of this registration statement, CyberScope is not a party to any material legal proceedings.

Management

Executive Officers and Directors

The following table sets forth the name, age and position of each of our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Served Since
Trishneet Arora	31	Chairman of the Board of Directors	2025
Georgios Vlassis	31	Chief Technology Officer, VP Product	2025
Malkit Singh Bharaj	43	Chief Financial Officer	2025
Saransh Rawat	26	President & Director	2025
Hector Balderas	52	Independent Director	2025
Geordan Pursglove	37	Independent Director	2025
Benjamin Tran	59	Independent Director	2025

Trishneet Arora serves as the Chairman of the Board of Directors of CyberScope. Mr. Arora and is the Founder and CEO of TAC Security (NSE:TAC), a global cybersecurity and risk & vulnerability management company that serves over 500 clients in 50 countries including the US, Canada, UK, Europe, Israel, Australia & India. TAC is the Company’s majority shareholder. Additionally, Mr. Arora wholly owns KYE9 Artificial Intelligence Research LLC, which currently owns 40% of the Company. He is exceptionally passionate about securing cyberspace and started his entrepreneurial journey in 2013. He founded TAC Security in 2016 and under his leadership, it has been involved in securing some of the world’s top brands and governments while disrupting the cyberspace industry. In his role at TAC Security, he is responsible for setting the overall direction and product strategy for the company and under his leadership TAC Security has expanded business globally. Mr. Arora’s extensive operating experience in building and scaling cybersecurity businesses, his deep technical expertise in network penetration testing and vulnerability management, and his proven leadership in product innovation and international expansion provide him with the qualifications and skills necessary to make valuable contributions to our board. His entrepreneurial drive, industry influence, and commitment to advancing cybersecurity make him an invaluable asset to the Company and its stakeholders.

Saransh Rawat serves as President and a Director of CyberScope. Mr. Rawat brings more than five years of progressively responsible experience in information-security consulting and Web3 security solutions. From 2021 to the present, Mr. Rawat has been employed by TAC Security, where he currently serves as Chief Technology Officer. He leads vulnerability-assessment and penetration-testing engagements for global technology clients, with particular emphasis on decentralized-finance protocols and blockchain infrastructure. In this role he directs multidisciplinary security teams, develops incident-response playbooks, and advises senior management on the design and implementation of enterprise security controls. Prior to joining TAC Security, Mr. Rawat was an Information Security Analyst at Paralok Information Security Pvt. Ltd. from 2020 to 2021. While at Paralok, he executed network-security audits, performed adversary-simulation exercises, and helped design secure-coding standards for financial-services customers operating in highly regulated environments. With deep expertise in cybersecurity product architecture, compliance, and enterprise security, he brings strategic vision and technical governance to CyberScope.

Hector Balderas serves as a Director at CyberScope. Mr. Balderas is a servant leader, effective fundraiser, and strategic executive with a proven track record in public service, higher education, advocacy, and fiscal responsibility. Mr. Balderas is currently the President of Northern New Mexico College(NNMC). Since January 2022, as NNMC President/CEO, he has led institutional strategy, fundraising, academic program expansion, and community engagement, while strengthening the college’s fiscal stability and regional impact. Previously, Balderas served as New Mexico Attorney General (2015–2022), overseeing an annual budget of approximately $45 million, three regional offices, and more than 200 full-time employees. He led landmark legal cases against sex offenders, opioid producers, auto manufacturers, and technology companies, securing millions in damages for New Mexicans. From 2007 to 2014, as New Mexico State Auditor, Balderas transformed the office into an independent watchdog agency, exposing financial mismanagement and public corruption. His early career included service as a New Mexico State Representative (District 68), Special Prosecutor, and Assistant District Attorney. A Certified Fraud Examiner, Balderas holds a J.D. from the University of New Mexico School of Law and a B.A. in Political Science from New Mexico Highlands University. He has served on national and state boards, including the National Association of Latino Elected Officials Educational Fund and the Attorney General Alliance Executive Committee. Recognized for his contributions to law, education, and public service, he is a sought-after keynote speaker and advocate for students, special needs communities, and social justice. He also serves as a Director for North American Casualty, headquartered in Omaha, Nebraska, contributing governance expertise and oversight to the organization since May 2024.

Geordan Pursglove serves as a Director at CyberScope. Mr. Pursglove currently serves as the Chief Executive Officer and Chairman of the Board of Lixte Biotechnology Holdings, Inc. (NASDAQ: LIXT), a clinical-stage biopharmaceutical company developing PP2A inhibitors for cancer treatment. He has overseen capital raises of over $5 million, managed Nasdaq compliance, and directed operational growth in the oncology and immunotherapy sectors. He is also a member of the Board of Directors of Entero Therapeutics (NASDAQ: ENTO) and the Managing Director of 2GP Group LLC, an investment firm with activities in sports, marketing, sales, and logistics. Previously, he served on the board of SemiCab Holdings, a logistics technology company under Algorhythm Holdings, Inc. (NASDAQ: RIME), where he was involved in the merger between SemiCab and Algorhythm, raised over $10 million in capital, and contributed to the company’s international expansion. He also served as President of Service 800, Inc., a provider of customer satisfaction and market research solutions for Fortune 500 companies, where he led initiatives to improve operational performance and revenue. His experience covers mergers and acquisitions, capital markets, and corporate leadership in the life sciences, technology, and business sectors.

Georgios Vlassis serves as Chief Technology Officer and Vice President, Product of CyberScope. Since joining Cyberscope in November 2022, he has performed smart contract audits and contributed to the development and maintenance of web applications. In July 2025, he was promoted to his current role, where he oversees engineering teams, manages product strategy, and directs technical initiatives. His responsibilities include ensuring the security and compliance of decentralized applications and protocols, as well as leading product development efforts focused on usability, resilience, and security.

Malkit Singh Bharaj serves as Chief Financial Officer of CyberScope. From December 2024 to the present, Mr. Bharaj has served as Chief Financial Officer of TAC Infosec Ltd., where he leads group finance, accounting, reporting and controls. From June 2018 to December 2024, he served as Finance Director at Maven Wave Partners (ATOS Group). From July 2015 to June 2018, he was Finance Manager at Ericsson India Pvt. Ltd. Mr. Bharaj is a Qualified Chartered Accountant affiliated with the Institute of Chartered Accountants of India (November 2008). Mr. Bharaj’s more than 15 years of experience across multiple industries, including expertise in U.S. GAAP, IFRS and Indian GAAP, and his background managing finance, controllership and internal controls for scaling enterprises provide the skills necessary to serve as our principal financial and accounting officer.

Benjamin Tran serves as an Independent Director of CyberScope. Mr. Tran is a seasoned capital markets and corporate development executive with more than 30 years of experience across IPOs, M&A and private equity advisory. He is the founder and Executive Chairman of Bimergen Energy Corp. (OTCQB: BESS), a battery energy storage company, and currently serves as Chief Executive Officer of United System Capital, a private equity, M&A and IPO advisory firm. He previously served as Chief Executive Officer of Bimergen Energy Corp. from April 2022 to October 2025, and has held senior advisory and interim executive roles for public and private companies, including service as Chairman and co-founder of CBMD, Chief Financial Officer of Stock Navigator, and senior capital markets advisor to Iveda Solutions, Inc. (NASDAQ: IVDA) and Vemanti Group, Inc. (OTCQB: VMNT). Mr. Tran has also served as a board member of InterLink Labs (Web3/AI) and Golden Phoenix Healthcare Technologies (AI healthcare). The Board believes Mr. Tran is qualified to serve due to his extensive U.S. capital markets expertise, leadership of public and private companies, and experience in technology and cross-border strategic transactions.

Family Relationships

There are no family relationships among any of our directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

To the Company’s knowledge, during the past ten years none of our directors or executive officers (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) has been subject to any order, judgment, or decree of any court permanently or temporarily enjoining him or her from engaging in or otherwise limiting any type of business practice; (iii) has been subject to any order, judgment, or decree of any federal or state authority barring, suspending, or otherwise limiting his or her right to engage in practice before such authority; (iv) has been found by a court or administrative body to have violated a federal or state securities or commodities law; or (v) has been involved in any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Promoters and Control Persons

Pursuant to Item 401(g)(1), the Company does not have any promoters or control persons other than the individuals identified above whose identities and business experience have been disclosed.

Significant Employees

Other than the executive officers described above, the Company has not designated any employee as “significant” within the meaning of Item 401(c) of Regulation S-K.

The foregoing information is, to the best of the Company’s knowledge, accurate and complete as of the date of this Registration Statement.

BOARD COMMITTEES

This section describes the standing committees of our Board of Directors, their composition, key responsibilities, independence determinations under Nasdaq Listing Rule 5605, and the additional disclosures required by Regulation S-K Item 407(c)–(d). We currently have an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each committee operates under a written charter approved by our Board. Copies of the current charters are available on our website at www.cyberscope.io.

Controlled company status and related Nasdaq exemptions. We will be a “controlled company” within the meaning of Nasdaq Listing Rule 5615(c) because entities affiliated with TAC Infosec Ltd. and KYE9 Artificial Intelligence Research LLC will control more than 50% of the voting power of our outstanding share capital following this offering. As a controlled company, we are exempt from certain Nasdaq corporate governance requirements, including the requirements that (i) a majority of our Board be independent and (ii) our Compensation Committee and our Nominating and Corporate Governance Committee be composed entirely of independent directors. We may in the future rely on these controlled company exemptions after the completion of this offering. We will, however, continue to maintain an Audit Committee that satisfies the requirements of Rule 10A-3 under the Exchange Act and Nasdaq Listing Rule 5605(c).

Audit Committee

Audit Committee Composition and independence. Our Audit Committee consists of three directors: Hector Balderas, Geordan Pursglove, and Benjamin Tran. The Board has determined that each member of the Audit Committee is “independent” under Nasdaq Listing Rule 5605(a)(2) and 5605(c)(2), and satisfies the independence and other requirements of Rule 10A-3 under the Exchange Act. Each Audit Committee member is financially literate, as required by Nasdaq rules.

Audit committee financial expert. Our Board has determined that Benjamin Tran qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K, and that he is independent under the applicable Nasdaq and SEC rules.

Key Responsibilities. The Audit Committee’s primary duties are set forth in its charter and include, among other things:

●	Overseeing the integrity of our financial statements, our accounting and financial reporting processes, and our systems of internal control over financial reporting and disclosure controls and procedures.

●	Having sole authority for the appointment, compensation, retention, oversight, evaluation, and, when appropriate, replacement of our independent registered public accounting firm, including responsibility for the resolution of disagreements between management and the auditor.

●	Reviewing and pre-approving all audit and permissible non-audit services to be provided by our independent auditor.

●	Reviewing the scope, plan, and results of the annual audit and quarterly reviews, critical accounting policies and estimates, significant financial reporting issues and judgments, and the effect of regulatory and accounting initiatives on our financial statements.

●	Reviewing our policies and procedures with respect to risk assessment and risk management, including risks related to cybersecurity, digital assets and treasury, and compliance.

●	Establishing and overseeing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal controls, or auditing matters, including the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

●	Reviewing related-person transactions in accordance with our policy for such transactions.

Compensation Committee

Compensation Committee Composition and controlled company exemption. Our Compensation Committee consists of Hector Balderas, Geordan Pursglove, and Benjamin Tran. The Board has determined that each member of the Compensation Committee is independent under Nasdaq Listing Rule 5605(a)(2). Although we qualify as a controlled company, our Compensation Committee is currently composed entirely of independent directors.

Key Responsibilities. The Compensation Committee’s primary duties, as set forth in its charter, include:

●	Reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer (or most senior executive officer), evaluating performance in light of those goals and objectives, and determining and approving compensation based on such evaluation.

●	Reviewing and approving compensation for our other executive officers, including base salary, incentive compensation, equity-based awards, severance, and change-in-control arrangements.

●	Overseeing our equity incentive and other compensation plans, including the administration of awards, and recommending plan amendments and new plans to the Board when appropriate.

●	Reviewing and discussing, as applicable, our compensation risk profile and policies related to executive compensation, including clawback, stock ownership, and hedging/pledging policies.

Nominating and Corporate Governance Committee

Nominating and Corporate Governance Committee Composition and controlled company exemption. Our Nominating and Corporate Governance Committee consists of Hector Balderas, Geordan Pursglove, and Benjamin Tran. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under Nasdaq Listing Rule 5605(a)(2). Although we qualify as a controlled company, our Nominating and Corporate Governance Committee is currently composed entirely of independent directors.

Key Responsibilities. The Nominating and Corporate Governance Committee’s primary duties include:

●	Identifying, evaluating, and recommending to the Board individuals qualified to become directors, consistent with the Board’s criteria and the needs of the Company.

●	Reviewing Board composition, independence, qualifications, diversity of skills and experience, succession planning, and the size and structure of the Board and its committees.

●	Developing and recommending to the Board corporate governance guidelines and overseeing our governance practices, including Board and committee self-evaluations and continuing education.

●	Reviewing director independence determinations and recommending committee assignments to the Board.

Meetings and Processes. Each committee meets as often as it determines necessary or appropriate to fulfill its responsibilities, holds executive sessions as needed, and reports regularly to the Board. Each committee has the authority to retain independent legal, accounting, compensation or other advisers, and to approve the fees and retention terms of such advisers, as it deems necessary to carry out its duties.

Independence Determinations. Board leadership structure The Board has affirmatively determined that each of Messrs. Balderas, Pursglove, and Tran is independent under Nasdaq Listing Rule 5605(a)(2). As noted above, our Audit Committee is composed entirely of independent directors and otherwise complies with Nasdaq Listing Rule 5605(c) and Rule 10A-3. Because we are a controlled company, we do not require that a majority of our Board be independent, nor that our Compensation Committee and Nominating and Corporate Governance Committee be composed entirely of independent directors.

Availability of charters and corporate governance documents. The charters of our Audit, Compensation, and Nominating and Corporate Governance Committees, along with our Corporate Governance Guidelines and Code of Business Conduct and Ethics, are available on our website at www.cyberscope.io. We will provide copies of these documents without charge to any shareholder upon written request to our principal executive offices.

Director and Executive Compensation

CyberScope Web3 Security Inc. is an “emerging growth company,” as defined in the JOBS Act, and the following is intended to comply with the scaled disclosure requirements applicable to emerging growth companies.

CyberScope Web3 Security Inc. has not paid any compensation to its executive officers or members of the board of directors of CyberScope Web3 Security Inc. since July 25, 2025, the date of its inception. CyberScope Web3 Security Inc. does not have any pension, retirement or similar benefit plans available to its directors or senior managers, and. since inception, did not make any distributions to Cyberscope’s senior managers on termination of employment or any payments for pension obligations, early retirement arrangements or sabbaticals.

Summary Compensation Table

The following table provides certain summary information concerning compensation awarded to, earned by or paid to the individuals who served as our principal executive officer or principal financial officer at any time during our fiscal years ended December 31, 2024 and 2025, and the next most highly compensated officer during such periods.

Name and Position	Period Ended December 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Saransh Rawat (1)	2025	-	-	-	-	-	-
President (Principal Executive Officer)	2024	-	-	-	-	-	-
Malkit Singh Bharaj (1)	2025	-	-	-	-	-	-
Chief Financial Officer (Principal Financial Officer)	2024	-	-	-	-	-	-
Georgios Vlassis (1)	2025	-	-	-	-	-	-
Chief Technology Officer and Vice President, Product	2024	-	-	-	-	-	-

(1)	Our executives did not receive any compensation during the years ended December 31, 2025 and 2024.

Principal Shareholders

The following table sets forth information with respect to the beneficial ownership of our shares as of the date of this prospectus and after this offering by:

●	each person or entity known by us to own beneficially 5% or more of our outstanding shares;

●	each of our directors and executive officers individually; and

●	all of our executive officers and directors as a group.

The beneficial ownership of Ordinary Shares is determined in accordance with the rules of the Securities and Exchange Commission and generally includes any Ordinary Shares over which a person exercises sole or shared voting or investment power, or the right to receive the economic benefit of ownership. For purposes of the table below, we deem shares subject to options or warrants that are currently exercisable or exercisable within 60 days of June 30, 2025, to be outstanding and to be beneficially owned by the person holding the options or warrants for the purposes of computing the percentage ownership of that person but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of shares beneficially owned prior to the offering is based on 20,000,000 Ordinary Shares outstanding as of January 30, 2026, and the percentage of shares beneficially owned after the offering is based on 23,750,000 Ordinary Shares to be outstanding immediately following the offering.

As of January 30, 2026, we had nine holders of record of our Ordinary Shares. These shareholders held in the aggregate 100% of our outstanding Ordinary Shares.

All of our shareholders, including the shareholders listed below, have the same voting rights attached to their Ordinary Shares. See “Description of Share Capital—Voting.” Following the closing of this offering, neither our principal shareholders nor our directors and executive officers have different or special voting rights with respect to their Ordinary Shares. Unless otherwise noted below, each shareholder’s address is CyberScope Web3 Security Inc. 71 Fort Street, PO Box 500, George Town, Grand Cayman, Cayman Islands, KY1-1106.

A description of any material relationship that our principal shareholders have had with us or any of our predecessors or affiliates within the past three years is included under “Certain Relationships and Related Party Transactions.”

	Shares Beneficially Owned Prior to Offering		Shares Beneficially Owned After Offering
Name of Beneficial Owner	Number	%	Number	%
Principal Shareholders
TAC Infosec Limited(1)	12,000,000	60.0%	12,000,000	50.5%
KYE9 Artificial Intelligence Research LLC(2)	7,545,000	37.7%	7,545,000	31.8
Executive Officers and Directors
Trishneet Arora(1) (2)	19,545,000	97.7%	19,545,000	82.3%
Saransh Rawat	100,000	*	100,000	*
Hector Balderas	-	*	-	*
Geordan Pursglove	-	*	-	*
Malkit Singh Bharaj	-	*	-	*
Benjamin Tran	-	*	-	*
Georgios Vlassis	-	*	-	*
All executive officers and directors as a group (7 persons)	19,645,000	98.2%	19,645,000	82.7%

(1)	Mr. Arora is the Chief Executive Officer and 54% shareholder of TAC Infosec Limited, and as such may be deemed to have beneficial ownership of the ordinary shares held directly by TAC Infosec Limited. Mr. Arora disclaims any beneficial ownership of the shares held by TAC Infosec Limited, except to the extent of his pecuniary interest therein.

(2)	Securities are held by KYE9 Artificial Intelligence Research LLC. Mr. Arora is the sole owner of KYE9 Artificial Intelligence Research LLC and has voting and dispositive control over the securities held by KYE9 Artificial Intelligence Research LLC. Accordingly, Mr. Arora may be deemed to have beneficial ownership of the ordinary shares held directly by KYE9 Artificial Intelligence Research LLC.

*	Less than 1%.

Certain Relationships and Related Party Transactions

Our policy is to enter into transactions with related parties on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred. The following is a description of material transactions, or series of related material transactions, since January 1, 2024, to which we were or will be a party and in which the other parties included or will include our directors, executive officers, holders of more than 5% of our voting securities or any member of the immediate family of any of the foregoing persons.

On August 11, 2025, the Company issued 20,000,000 shares at a par value of $0.0001 per share, for an aggregate dollar value of $2,000, pursuant to a Contribution and Exchange Agreement by and between the Company, Cyberscope I.K.E., TAC and KYE9 Artificial Intelligence Research LLC (“KYE9”). Pursuant to the Contribution and Exchange Agreement, TAC and KYE9 exchanged 100% of their stake interests for an aggregate of 20,000,000 ordinary shares of CyberScope Web3 Security Inc., of which 12,000,000 ordinary shares were issued to TAC and 8,000,000 ordinary shares were issued to KYE9. As a result, TAC and KYE9 became the shareholders of CyberScope Web3 Security Inc. and Cyberscope I.K.E. became a direct, wholly owned subsidiary of the CyberScope Web3 Security Inc. KYE9 is wholly owned by the Chairman of our Board of Directors, Trishneet Arora, who also serves as the Chief Executive Officer of TAC.

DESCRIPTION OF SECURITIES

The following descriptions of share capital and provisions of our amended and restated articles of association are summaries and are qualified by reference to the amended and restated articles of association to be effective upon the closing of this offering. Copies of these documents will be filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part. The description of the Ordinary Shares reflects changes to our capital structure that will occur upon the closing of this offering.

Share Capital

Upon the closing of this offering, our authorized share capital will consist solely of 500,000,000 Ordinary Shares, par value $0.0001 per share, of which 23,750,000 shares will be issued and outstanding.

All of our issued and outstanding Ordinary Shares are validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and do not have any preemptive rights.

Registration Number and Purposes of the Company

Our registration number with the Cayman Islands General Registry is 423907. Our purpose as set forth in our amended and restated articles of association is to engage in any lawful activity.

Voting Rights and Conversion

All Ordinary Shares will have identical voting and other rights in all respects.

Transfer of Shares

Subject to the restrictions set out below, any of our Shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

If the Ordinary Shares in question were issued in conjunction with rights, options, warrants or units issued pursuant to our amended and restated memorandum and articles of association on terms that one cannot be transferred without the other, the directors of the Company shall refuse to register the transfer of any such Ordinary Share without evidence satisfactory to them of the like transfer of such right, option, warrant or unit.

Election of Directors

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being appointed in each year and each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. The Company may by way of an ordinary resolution, the affirmative vote of a simple majority of our ordinary shares that are represented in person or by proxy and are voted appoint any person to be a director of the Company may by the affirmative vote of a simple majority of our ordinary shares that are represented in person or by proxy and are voted remove any director of the Company. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the ordinary shares entitled to vote and voted for the appointment of directors can appoint all of the directors.

Voting Rights

Quorum Requirements

No business shall be transacted at any general meeting unless a quorum is present. A quorum shall be the presence, in person or by proxy, of one or more persons holding at least one third of the issued Ordinary Shares which confer the right to attend and vote thereat.

Vote Requirements

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless otherwise specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a simple majority of our ordinary shares that are represented in person or by proxy and are voted is required to approve any such matter voted on by our shareholders, voting together as a single class. Approval of certain actions will require a special resolution under Cayman Islands law, which (except as outlined above) requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company, and pursuant to our amended and restated memorandum and articles of association; such actions include (i) amending our amended and restated memorandum and articles of association, (ii) approving a statutory merger or consolidation with another company, (iii) change of name, (iv) a reduction of our share capital and (v) the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our Ordinary Shares in proportion to their respective shareholdings. Our amended and restated memorandum and articles of association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our Ordinary Shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future. If our assets available for distribution upon liquidation, are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Shareholder Meetings

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Act for us to hold annual or general meetings or appoint directors other than to ensure that the company has at least one director at all times. We may not hold an annual general meeting to appoint new directors prior to the consummation of our initial business combination. All general meetings other than annual general meetings shall be called extraordinary general meetings. The Company shall hold a general meeting as its annual general meeting each year, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Company’s directors shall approve. At these meetings the report of the Company’s directors (if any) shall be presented.

The Company’s directors, the chief executive officer or the chairperson of the board of directors may call general meetings, and, for the avoidance of doubt, shareholders shall not have the ability to call general meetings. The Company’s directors shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

A shareholder’s requisition is a requisition of shareholders holding at the date of deposit of the requisition not less than ten per cent. in par value of the issued Ordinary Shares which as at that date carry the right to vote at general meetings of the Company. The Shareholder’s requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company, held at the offices of Appleby Global Services (Cayman) Limited, located at: 71 Fort Street, PO Box 500, Grand Cayman, KY1-1106, and may consist of several documents in like form each signed by one or more requisitionists. If there are no directors of the Company as at the date of the deposit of the Shareholders’ requisition or if the Company’s directors do not within twenty-one days from the date of the deposit of the Shareholder’s requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period. A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by the directors of the Company.

Notice of General Meetings

At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice has been given be deemed to have been duly convened if it is so agreed: in the case of an annual general meeting, by all of the Shareholders entitled to attend and vote at the meeting; and in the case of an extraordinary general meeting, by a majority in number of the Shareholders’ having a right to attend and vote at the meeting, together holding not less than ninety five per cent in par value of the Ordinary Shares giving that right. The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our Board. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Access to Corporate Records

The directors of the Company shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being directors of the Company and no Shareholder (not being a director) shall have any right of inspecting any account or book or document of the Company except as conferred by or authorized by the directors of the Company or by the Company in a general meeting. Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. The directors of the Company shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if they are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

Registration Rights

For a discussion of registration rights we have granted to our existing shareholders prior to this offering, please see “Certain relationships and related party transactions—Registration rights agreement.”

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is VStock Transfer, LLC, the address and telephone number of the transfer agent is 18 Lafayette Place, Woodmere, New York 11598, (212) 828-8436.

Listing

We have applied to have our Ordinary Shares listed on the Nasdaq Capital Market under the symbol “CYSC.”

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.  In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of two-thirds in value who, being entitled to do so, attend and vote (either in person or by proxy) at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e. a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (1) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (2) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (3) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (4) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (1) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (2) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (3) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (4) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his or her shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his or her written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his or her shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his or her intention to dissent including, among other details, a demand for payment of the fair value of his or her shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his or her shares at a price that the company determines is the fair value and if the company and the shareholder agrees to the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fails to agree to a price within such 30-day period, within 20 days following the date on which such 30-day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not to be available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, such schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it is satisfied that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and we have complied with the statutory provisions as to majority vote;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as a business-person would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of U.S. corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions.  When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ Suits.  Appleby (Cayman) Ltd., our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability of such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our directors or officers usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes that have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities.  The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

The courts of the Cayman Islands are unlikely (1) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state and (2) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies.  We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

As used above, “limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Anti-Money Laundering — Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (1) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering or (2) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise. We reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering, counter-terrorist financing, prevention of proliferation financing and financial sanctions or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

Should a shareholder or its duly authorized delegates or agents be, or become (or is believed by the company or its affiliates (Agents) to be or become) at any time while it owns or holds an interest in the company, (a) an individual or entity named on any sanctions list maintained by the United Kingdom (including as extended to the Cayman Islands by Orders in Council) or the Cayman Islands or any similar list maintained under applicable law or is otherwise subject to applicable sanctions in the Cayman Islands (a Sanctions Subject) or (b) an entity owned or controlled directly or indirectly by a Sanctions Subject, as determined by the company in its sole discretion, then (i) the company or its Agents may immediately and without notice to the shareholder cease any further dealings with the shareholder or freeze any dealings with the interests or accounts of the shareholder (e.g., by prohibiting payments by or to the shareholder or restricting or suspending dealings with the interests or accounts) or freeze the assets of the company (including interests or accounts of other shareholders who are not Sanctions Subjects), until the relevant person ceases to be a Sanctions Subject or a license is obtained under applicable law to continue such dealings (a Sanctioned Persons Event), (ii) the company and its Agents may be required to report such action or failure to comply with information requests and to disclose the shareholder’s identity (and/or the identity of the shareholder’s beneficial owners and control persons) to the Cayman Islands Monetary Authority, the Cayman Islands Financial Reporting Authority, or other applicable governmental or regulatory authorities (without notifying the Subscriber that such information has been so provided) and (iii) the company and its Agents have no liability whatsoever for any liabilities, costs, expenses, damages and/or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of revenue, loss of reputation and all interest, penalties and legal costs and all other professional costs and expenses) incurred by the shareholder as a result of a Sanctioned Persons Event.

Economic Substance — Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Council of the European Union and the OECD as to offshore structures engaged in certain activities which attract profits without real economic activity. The International Tax Co-operation (Economic Substance) Act (As Revised) (the “Substance Act”) came into force in the Cayman Islands in January 2019, introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain geographically mobile business activities (“relevant activities.”) As we are a Cayman Islands exempted company, compliance obligations include filing annual notifications, in which need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Substance Act. It is anticipated that our Company will not be engaging in any “relevant activities” prior to the consummation of our initial business combination and will therefore not be required need to meet the economic substance requirements tests or will otherwise be subject to more limited substance requirements. Failure to satisfy applicable requirements may subject us to penalties under the Substance Act.

Data Protection — Cayman Islands

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (the “DPA”) based on internationally accepted principles of data privacy.

In this subsection, “we,” “us,” “our” and the “Company” refers to CyberScope Web3 Security Inc. or our affiliates and/or delegates, except where the context requires otherwise.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal data for their own lawful purposes in connection with services provided to us. For the purposes of this Privacy Notice, “you” or “your” shall mean the subscriber and shall also include any individual connected to the subscriber.

By virtue of your investment in the company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified. We may combine personal data that you provide to use with personal data that we collect from, or about you. This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlines, websites and other media sources and international sanctions lists.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed, or (d) where you otherwise consent to the processing of personal data for any other specific purpose. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the Company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The Company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

(a)	where this is necessary for the performance of our rights and obligations under any purchase agreements;

(b)	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

(c)	where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Rights of Individual Data Subjects

Individual data subjects have certain data protection rights, including the right to:

●	be informed about the purposes for which your personal data are processed;

●	access your personal data;

●	stop direct marketing;

●	restrict the processing of your personal data;

●	have incomplete or inaccurate personal data corrected;

●	ask us to stop processing your personal data;

●	be informed of a personal data breach (unless the breach is unlikely to be prejudicial to you);

●	complain to the Data Protection Ombudsman; and

●	require us to delete your personal data in some limited circumstances.

If you do not wish to provide us with requested personal data or subsequently withdraw your consent, you may not be able to invest in the Company or remain invested in the Company as it will affect the Company’s ability to manage your investment.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by email at info@ombudsman.ky or by accessing their website here: ombudsman.ky.

UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC (“Maxim”, or “Representative”) to act as the underwriter named below. Subject to the terms and conditions of the underwriting agreement, the underwriter named below has agreed to purchase, and we have agreed to sell to them, the number of our Ordinary Shares at the initial public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus and as indicated below:

Name	Number of Shares
Maxim Group LLC	3,750,000
Total

The underwriter is offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken. However, the underwriter is not required to take or pay for the shares covered by the underwriters’ over-allotment option described below.

We have granted to the Representative an option, exercisable for 45 days from the date of this prospectus, to purchase up to an additional 562,500 Ordinary Shares at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase the same percentage of the additional shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares listed next to the names of all underwriter in the preceding table.

The underwriter will offer the shares to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $        per share. After this offering, the initial public offering price, concession and reallowance to dealers may be reduced by the representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriter as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriter has informed us that it does not intend to confirm sales to any accounts over which they exercise discretionary authority.

Commissions and Expenses

The underwriting discounts and commissions are equal to 8% of the initial public offering price.

The following table shows the price per share and total initial public offering price, underwriting discounts and commissions, and proceeds before expenses to us. The total amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

		Total
	Per Share	No Exercise of Over- allotment Option	Full Exercise of Over- allotment Option
Initial public offering price	$5.00	$18,750,000	$21,562,500

Underwriting discounts and commissions to be paid by us	$0.40	$1,500,000	$1,725,000

Proceeds, before expenses, to us	$4.60	$17,250,000	$19,837,500

We have agreed to reimburse the Representative up to a maximum of $100,000 for out-of-pocket accountable expenses (including the legal fees and other disbursements as disclosed below).

We have agreed to pay all expenses relating to the offering, including, but not limited to, (i) all filing fees and communication expenses relating to the registration of the shares to be sold in this offering (including the Over-allotment Shares with the SEC and the filing of the offering materials with FINRA; (ii) all fees and expenses relating to the listing of such Shares on such stock exchange as we and Maxim together determine; (iii) all reasonable fees, expenses and disbursements relating to background checks of the Company’s officers and directors; (iv) all fees, expenses and disbursements relating to the registration or qualification of such Shares under the “blue sky” securities laws of such states and other jurisdictions as Maxim may reasonably designate (including, without limitation, all filing and registration fees, and the fees and disbursements of Maxim’s counsel for such counsel’s participation in the “blue sky’ and stock exchange listing process); (v) the costs of all mailing and printing of the underwriting documents (including the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as Maxim may reasonably deem necessary; (vi) the costs and expenses of the public relations firm referred to in Paragraph 13(i) hereof; (vii) the costs of preparing, printing and delivering certificates representing such Shares; fees and expenses of the transfer agent for such Shares; (viii) stock transfer taxes, if any, payable upon the transfer of securities from the Company to Maxim; (ix) the fees and expenses of the Company’s accountants and other agents and representatives. (x) all legal fees, costs and expenses in connection with the Offering, up to $100,000 in the event of a Closing of the Offering, and a maximum of $25,000 in the event that there is not a Closing of the Offering.

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and commissions and expense allowance, will be approximately $640,000, including a maximum aggregate reimbursement of $100,000 of the representative’s accountable expenses.

The address of the representative is 300 Park Avenue, 16th Floor, New York, NY 10022.

Right of First Refusal

We have agreed that for a period of 18 months from the closing of this offering, the Representative will have a right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such eighteen (18) month period of the Company, or any successor to or any subsidiary of the Company; provided, however, that such right shall be subject to FINRA Rule 5110(g). In connection with such right, we have agreed to furnish the Representative with the terms and conditions of any financing and/or bona fide proposed private or public sale of securities to be made by us and/or any of our subsidiaries, and the name and address of such person, entity, or representative.

In addition, we have agreed, until the effectiveness of the registration statement in connection with this offering, not to negotiate with any other broker-dealer relating to a possible private and/or public offering of our securities without the written consent of the representative. We further have agreed that if the Company determines that it shall proceed with an alternative offering (registered or unregistered) of its equity securities or reverse merger (“Alternative Transaction”), then Maxim’s exclusivity as set forth in this engagement letter shall still apply, and Maxim shall act as the Company’s exclusive underwriter, agent or advisor with respect to such Alternative Transaction.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

We, our officers, directors and shareholders of five percent (5.0)% or more of the outstanding shares of the ordinary shares of the Company as of the effective date of the Registration Statement have agreed to a six-month lock-up period after the Offering is completed with respect to the ordinary shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that may be currently outstanding or which may be issued. This means that, for a period of six months after the Offering is completed, such persons may not offer, sell, contract to sell, encumber, grant any option for the sale, pledge or otherwise dispose of these securities without the prior written consent of the representative.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Listing

We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “CYSC”. We make no representation that such application will be approved or that our Ordinary Shares will trade on such market either now or at any time in the future. However, we will not complete this offering unless we are so listed.

Electronic Offer, Sale and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters or selling group members, if any, or by their affiliates, and the underwriters may distribute prospectus electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to their online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and should not be relied upon by investors.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Pricing of this Offering

Prior to this offering, there has been no public market for our Ordinary Shares. The initial public offering price for our Ordinary Shares will be determined through negotiations between us and the representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development and other factors deemed relevant. The initial public offering price of our Ordinary Shares in this offering does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of our company.

Potential Conflicts of Interest

The underwriter and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

No Sales of Similar Securities

We have agreed not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares, whether any such transaction is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise, without the prior written consent of the representative, for a period of 180 days from the date of this prospectus.

Selling Restrictions

Other than in the United States, no action may be taken, and no action has been taken, by us or the underwriters that would permit a public offering of the Ordinary Shares offered by, or the possession, circulation or distribution of, this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the offering of the Ordinary Shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the Ordinary Shares in certain countries.

Stamp Taxes

If you purchase Ordinary Shares offered by this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the initial public offering price listed on the cover page of this prospectus.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the Underwriter to bid for and to purchase our Ordinary Shares. As an exception to these rules, the Underwriter may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Ordinary Shares. The Underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

●	Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the overallotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The Underwriter will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the Underwriter is entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the Underwriter in order to reduce a short position incurred by the managing underwriter on behalf of the Underwriter.

●	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or delaying a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the Underwriter make any representation or prediction as to the effect that the transactions described above may have on the prices of our Ordinary Shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Cayman Islands

This prospectus does not constitute a public offer of the Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any Ordinary Shares to any member of the public in the Cayman Islands.

China

This prospectus has not been and will not be circulated or distributed in the PRC and the shares may not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this section only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau. This prospectus has not been nor will it be approved by or registered with the relevant Chinese governmental authorities, and it does not constitute nor is it intended to constitute an offer of securities within the meaning prescribed under the PRC securities law or other laws and regulations of the PRC. Accordingly, this prospectus shall not be offered or made available, nor may the Ordinary Shares be marketed or offered for sale to the general public, directly or indirectly, in the PRC. The Ordinary Shares shall only be offered or sold to PRC investors that are authorized or qualified to be engaged in the purchase of the Ordinary Shares being offered. Potential investors in the PRC are responsible for obtaining all the relevant regulatory approvals/licenses from the Chinese government by themselves, including, without limitation, those that may be required from the state administration of foreign exchange, the China banking regulatory commission, the ministry of commerce and the national development and reform commission, where appropriate, and for complying with all the relevant PRC laws and regulations in subscribing for Ordinary Shares.

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the shares to the public in that Relevant Member State at any time,

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

●	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive; or

●	in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of shares shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of the above provision, the expression “an offer of ADSs to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

France

Neither this prospectus nor any other offering material relating to the shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the shares has been or will be (1) released, issued, distributed or caused to be released, issued or distributed to the public in France; or (2) used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

(a)	to qualified investors (investisseurs estraint) and/or to a restricted circle of investors (cercle estraint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1of the French Code monétaire et financier;

(b)	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

(c)	in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Réglement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public á l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Hong Kong

These securities have not been delivered for registration to the registrar of companies in Hong Kong and, accordingly, must not be issued, circulated or distributed in Hong Kong other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, within the meaning of the Hong Kong companies ordinance (the “ordinance”) or in circumstances which do not constitute an offer to the public for the purposes of the ordinance. Unless permitted by the securities laws of Hong Kong, no person may issue or cause to be issued in Hong Kong these securities or any or other invitation, advertisement or document relating to the securities to anyone other than a person whose business involves the acquisition, disposal or holding of securities, whether as principal or agent.

Japan

The Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and Ordinary Shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Korea

The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.

Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the shares has been or will be registered with the Securities Commission of Malaysia (“Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the shares, as principal, if the offer is on terms that the shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding 12 months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding 12 months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Singapore

The securities represented may not be offered or sold, nor may any document or other material in connection with such securities be distributed, either directly or indirectly, (i) to persons in Singapore other than under circumstances in which such offer or sale does not constitute an offer or sale of such securities to the public in Singapore or (ii) to the public or any member of the public in Singapore other than pursuant to, and in accordance with the conditions of, an exemption invoked under division 5a or part iv of the companies act, chapter 50 of Singapore and to persons to whom the securities may be offered or sold under such exemption.

Taiwan

The Ordinary Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Ordinary Shares in Taiwan.

United Kingdom

An offer of the shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the shares must be complied with in, from or otherwise involving the United Kingdom.

Shares Eligible for Future Sale

Prior to this offering, there has been no public market for our Ordinary Shares. Future sales of substantial amounts of Ordinary Shares, including shares issued upon the exercise of outstanding options, in the public market after this offering, or the possibility of these sales occurring, could adversely affect the prevailing market price for our Ordinary Shares or impair our ability to raise equity capital.

Upon completion of this offering, we will have an aggregate of 24,312,500 Ordinary Shares outstanding (assuming the underwriters exercise their over-allotment option in full). Of these shares, the 3,750,000 shares sold in this offering by us will be freely tradable without restriction or further registration under the Securities Act, unless purchased by “affiliates” as that term is defined under Rule 144 of the Securities Act, who may sell only the volume of shares described below and whose sales would be subject to additional restrictions described below. The remaining 20,000,000 shares, representing 84.2% of our outstanding shares, will be held by our existing shareholders. These shares will be “restricted securities” as that phrase is defined in Rule 144 under the Securities Act. Subject to certain contractual restrictions, including the lock-up agreements described below, holders of restricted shares will be entitled to sell those shares in the public market pursuant to an effective registration statement under the Securities Act or if they qualify for an exemption from registration under Rule 144.

As a result of lock-up agreements described below, and the provisions of Rules 144 and 701 under the Securities Act, the restricted securities will be available for sale in the public market as follows:

Date	Number of Shares Eligible for Sale
At the date of this prospectus	3,750,000
Up to 180 days after the date of this prospectus	3,750,000
180 days after the date of this prospectus	23,750,000 of which 19,645,000 shares are subject to volume, manner of sale and other limitations under Rule 144

Sales of these shares in the public market after the restrictions under the lock-up agreements lapse, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

Lock-up Agreements

We, our executive officers and directors, and the holders of substantially all of our outstanding Ordinary Shares, have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares for a period of 180 days after the date of this prospectus.

Eligibility of Restricted Shares for Sale in the Public Market

The 20,000,000 Ordinary Shares that are not being sold in this offering, but which will be outstanding at the time this offering is complete, will be eligible for sale into the public market, under the provisions of Rule 144 commencing after the expiration of the restrictions under the lock-up agreements, subject to volume restrictions discussed below under “—Rule 144.”

Rule 144

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our Ordinary Shares or the average weekly trading volume of our Ordinary Shares on the during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses in US dollars, excluding placement agent fees and estimated offering expenses, expected to be incurred in connection with this offering by us. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates.

Amount
SEC registration fee	$3,574
FINRA filing fee	3,088
Accounting fees and expenses	80,000
Legal fees and expenses	350,000
Printing fees and expenses	50,000
Miscellaneous	153,338
TOTAL	$640,000

Legal Matters

The validity of the Ordinary Shares being offered by this prospectus and other legal matters concerning this offering relating to U.S. law will be passed upon for us by Winston & Strawn LLP. Appleby (Cayman) Ltd., will pass upon the validity of the securities offered in this prospectus with respect to the Ordinary Shares and matters of Cayman Islands law. Certain legal matters in connection with this offering will be passed upon for the underwriter by Pryor Cashman LLP, New York, New York.

Experts

The financial statements as of December 31, 2024 and 2023 and for each of the year ended December 31, 2024 and the period from February 8, 2023 (inception) to December 31, 2023, included in this Registration Statement and related prospectus have been so included in reliance on the reports of Suri & Co., Chartered Accountants (“Suri & Co.”), given on the authority of said firm as experts in auditing and accounting.

Enforceability of Civil Liabilities

We have irrevocably appointed vState Filings LLC. as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. Subject to specified time limitations and legal procedures, Cayman Islands courts may enforce a United States judgment in a civil matter which is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law prevailing in the Cayman Islands;

●	the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Cayman courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the judgment is not contrary to public policy of the Cayman Islands;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

●	an action between the same parties in the same matter was not pending in any Cayman court at the time at which the lawsuit was instituted in the foreign court; and

●	the judgment is enforceable according to the laws of the Cayman Islands and according to the law of the foreign state in which the relief was granted.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form F-1 under the Securities Act relating to this offering of our Ordinary Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the Securities and Exchange Commission without charge at the Commission’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. The Securities and Exchange Commission also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the Commission. Our filings with the Securities and Exchange Commission are also available to the public through the Commission’s website at http://www.sec.gov.

We are not currently subject to the informational requirements of the Exchange Act. Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements will file reports with the Securities and Exchange Commission. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file annual, quarterly and current reports and financial statements with the Securities and Exchange Commission as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we will file with the Securities and Exchange Commission, within four months after the end of each fiscal year, or such applicable time as required by the Commission, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the Commission, on Form 6-K, unaudited quarterly financial information for the first three quarters of each fiscal year within 60 days after the end of each such quarter, or such applicable time as required by the Commission.

CYBERSCOPE WEB3 SECURITY INC.

Index to Financial statements

Page No.
CYBERSCOPE WEB3 SECURITY INC. AND ITS SUBSIDIARIES
Audited Financial Statements of Cyberscope I.K.E
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2023 and 2024 (audited)	F-3
Consolidated Statements of Operations and Comprehensive Income (Loss) for the year ended December 31, 2024 and the period from February 8, 2023 (inception) to December 31, 2023	F-4
Statements of Changes in Shareholders’ Equity for the year ended December 31, 2024 and the period from February 8, 2023 (inception) to December 31, 2023	F-5
Consolidated Statements of Cash Flows for the year ended December 31, 2024 and the period from February 8, 2023 (inception) to December 31, 2023	F-6
Notes to the Financial Statements	F-7

Page No.
Unaudited Financial Statements for the Six Months Ended June 30, 2025 and 2024	F-17
Condensed Balance Sheets as of June 30, 2025 (unaudited) and December 31, 2024	F-18
Condensed Statements of Operations and comprehensive income for the Period from February 05 to June 30, 2025, January 01 to February 04, 2025 and for the six months ended June 30, 2024 (unaudited)	F-19
Condensed Statement of Changes in Shareholder’s Equity for the Period from February 05 to June 30, 2025, January 01 to February 04, 2025 and for the six months ended June 30, 2024 (unaudited)	F-20
Condensed Statements of Cash Flows for the Period from February 05 to June 30, 2025, January 01 to February 04, 2025 and for the six months ended June 30, 2024 (unaudited)	F-21
Notes to Unaudited Condensed Financial Statements	F-22

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

CYBERSCOPE I.K.E.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Cyberscope I.K.E (the “Company”) as of December 31, 2024 and 2023, the related statements of operations and comprehensive income, statements of shareholders’ equity and statements of cash flows for the year ended December 31, 2024 and the period from February 08, 2023 to December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2024 and 2023, and the results of its operations and its cash flows for the year ended December 31, 2024 and the period from February 08, 2023 to December 31, 2023, in conformity with Generally Accepted Accounting Principles of United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have nor we have engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Suri & Co., Chartered Accountants

We have served as the Company’s auditors since 2025.

Place: Chennai, India

Date: August 14, 2025

CYBERSCOPE I.K.E.

Balance Sheets

	As of December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$175,186	$76,526
Crypto currencies held	298,814	91,607
Contract receivable	155,051	-
Other assets	-	58,185
Total current assets	629,051	226,318
Property, plant and equipment, net	5,476	2,719
Total assets	$634,527	$229,037

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued expenses and other liabilities	$384,334	$182,906
Deferred revenue	36,922	15,195
Total liabilities	421,256	198,101

Commitments and contingencies (Refer to Note 6)

Shareholders’ equity:
Common stock, 2,500 shares authorized, €10 par value, 2,500 shares issued and outstanding as of December 31, 2024 and 2023	27,038	27,038
Retained earnings	195,784	3,274
Accumulated other comprehensive income (loss)	(9,551)	624
Total shareholders’ equity	213,271	30,936
Total liabilities and shareholders’ equity	$634,527	$229,037

The accompanying notes are an integral part of the financial statements.

CYBERSCOPE I.K.E.

Statements of Operations and Comprehensive income

		Period from
	Year Ended	February 08 (inception) to
	December 31,	December 31,
	2024	2023
Revenue	$1,404,605	$1,011,178
Cost of revenue	28,515	23,532
Gross profit	1,376,090	987,646

Operating expenses:
General and administrative	325,149	156,036
Sales and Marketing	32,197	35,852
Depreciation	1,290	739
Total operating expenses	358,636	192,627

Income from operations	1,017,454	795,019

Other income (expense), net
Fair value gain (loss) on crypto currencies	21,985	(5,038)
Interest income	1,415	-
Total other income (expense), net	23,400	(5,038)

Income before provision for taxes	1,040,854	789,981
Provision for income taxes	(228,988)	(173,797)
Net income	$811,866	$616,184

Weighted average common shares outstanding - basic and diluted	2,500	2,500
Net income per common share - basic and diluted	$324.75	$246.47

Net income	$811,866	$616,184
Other comprehensive income (loss)
Foreign currency translation adjustments	(10,175)	624
Total other comprehensive income, net of tax	(10,175)	624

Comprehensive income	$801,691	$616,808

The accompanying notes are an integral part of the financial statements.

CYBERSCOPE I.K.E.

Statements of Changes in Shareholders’ Equity

				Accumulated Other	Total
	Common Stock		Retained	Comprehensive	Shareholders’
	Shares	Amount	Earnings	Income (Loss)	Equity
Balance at February 08, 2023 (Inception)	-	$-	$-	$-	$-
Issuance of common stock	2,500	27,038	-	-	27,038
Net income	-	-	616,184	-	616,184
Dividends	-	-	(612,910)		(612,910)
Foreign currency translation adjustments	-	-	-	624	624
Balances at December 31, 2023	2,500	27,038	3,274	624	30,936
Net income	-	-	811,866	-	811,866
Dividends	-	-	(619,356)	-	(619,356)
Foreign currency translation adjustments	-	-	-	(10,175)	(10,175)
Balances at December 31, 2024	2,500	$27,038	$195,784	$(9,551)	$213,271

The accompanying notes are an integral part of the financial statements.

CYBERSCOPE I.K.E.

Statements of Cash Flows

		Period from
	Year Ended	February 08 (inception) to
	December 31,	December 31,
	2024	2023
Cash flows from operating activities:
Net income	$811,866	$616,184
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,290	739
Revenue received in crypto currencies	(955,702)	(799,284)
Expenses paid in crypto currencies	113,925	96,610

Changes in operating assets and liabilities:
Contract receivable	(162,000)	-
Other assets	57,029	(57,014)
Accrued expenses and other liabilities	222,289	179,225
Deferred revenue	23,683	14,890
Net cash provided by operating activities	112,380	51,350

Cash flows from investing activities:
Purchases of fixed assets	(4,347)	(3,403)
Net cash used in investing activities	(4,347)	(3,403)

Cash flows from financing activities:
Proceeds from issuance of common stock	-	27,038
Net cash provided by financing activities	-	27,038
Effect of exchange rate changes on cash and cash equivalents	(9,373)	1,541
Net change in cash and cash equivalents	98,660	76,526
Cash and cash equivalents at beginning of year	76,526	-
Cash and cash equivalents at end of year	$175,186	$76,526

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$5,289	$-
Cash paid for interest	$-	$-

Supplemental non-cash investing and financing activities:
Dividends paid in crypto currencies (non-cash)	$(619,356)	$(612,910)

The accompanying notes are an integral part of the financial statements.

CYBERSCOPE I.K.E.

Notes to audited financial statements

1. NATURE OF OPERATIONS

Cyberscope I.K.E (“Cyberscope” or the “Company” or “we”) is a Greece private limited liability company incorporated on February 7, 2023. The Company is a Platform-as-a-Service (PaaS) provider specializing in Web3 cybersecurity. Through its platform, Cyberscope offers a suite of security solutions for the blockchain ecosystem, including smart contract audits, crypto token audits, and other specialized services.

The Company’s platform is designed to automate blockchain security services. It dynamically generates publicly verifiable audit and license certificates based on predefined templates and identifiers. In addition to providing direct services to clients, the Company licenses its platform to other smart contract auditors, enabling them to enhance their own service offerings.

On February 4, 2025, a Share Purchase Agreement (SPA) was executed between TAC Infosec Limited (“TAC”) and Kye9 Artificial Intelligence Research LLC (“Kye9”), collectively referred to as the “Purchasers”, alongside the Company and the Sellers: Ioannis Apostolidis, Athanasios Tsavlis, and Michael Michelis. Pursuant to the terms of the SPA, TAC acquired 1,500 share units and Kye9 acquired 1,000 share units from the Sellers, resulting in TAC and Kye9 holding 60% and 40% ownership stakes in the Company, respectively. (Refer to Note 4). Mr. Trishneet Arora, the Chairman of the Board of Directors of CyberScope Web3 Security Inc. is the sole owner of Kye9, as well as the CEO and 54% shareholder of TAC.

2. LIQUIDITY AND CASH RESOURCES

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

Since inception, the Company’s primary sources of liquidity have been cash flows from revenue-generating activities. For the year ended December 31, 2024, the Company reported income from operations of $1,017,454. As of December 31, 2024, the Company had cash and cash equivalents of $175,186 and net working capital of $207,795.

Management has evaluated the Company’s ability to continue as a going concern within one year after the date the financial statements are issued, as required under ASC 205-40. Based on this evaluation, management has concluded that there are no conditions or events that raise substantial doubt about the Company’s ability to continue as a going concern. Accordingly, no material uncertainties have been identified that would cast significant doubt on the Company’s ability to meet its obligations as they become due.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). References to GAAP issued by the FASB in these accompanying notes to the financial statements are to the FASB Accounting Standards Codification (“ASC”).

The accompanying financial statements are stated in United States Dollars unless otherwise stated.

Foreign currency translation and transactions

The Company’s reporting currency is the U.S. dollar. The Company translates the financial statements from the local (functional) currency into US Dollars using the year or reporting period end or average exchange rates in accordance with the requirements of Accounting Standards Codification subtopic 830-10, Foreign Currency Matters (“ASC 830-10”). Assets and liabilities of these subsidiaries were translated at exchange rates as of the balance sheet date. Expenses are translated at average rates in effect for the periods presented. Translation gains and losses are recorded in accumulated other comprehensive income or loss as a component of shareholders’ equity. Gains and losses resulting from transactions denominated in a currency other than the functional currency of the entity are included in other (expense) income, net in the statements of operations using the average exchange rates in effect during the period.

CYBERSCOPE I.K.E.

Notes to audited financial statements

Use of Estimates

The preparation of the accompanying financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information available through the date of the issuance of the financial statements and actual results could differ from those estimates. Estimates are adjusted to reflect actual experience when necessary. Significant estimates made by management include, but are not limited to

●	revenue recognition

●	credit loss on accounts receivables and contract receivables

●	provisions for income taxes and related valuation allowances and tax uncertainties

●	recoverability of long-lived assets and their related estimated lives

●	impairment of crypto currencies

●	accruals for estimated liabilities

Concentration of Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash. The Company places its cash with financial institutions of high credit worthiness. At times, its cash with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any party to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

For the years ended December 31, 2024, one customer accounted for 11.5% of the Company’s total revenue. For the period from February 8, 2023 (Inception) to December 31, 2023, no individual customer accounted for 10% or more of the Company’s total revenue.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer (or in the absence of a Chief Executive Officer, the President), who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Related Parties

Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or cause the direction of the management and policies of the Company. The Company discloses related party transactions that are outside of normal compensatory agreements, such as salaries. The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Leases

The Company accounts for its leases under ASC 842, Leases. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases and are recorded on the balance sheet as both a right of use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset result in straight-line rent expense over the lease term. For finance leases, interest on the lease liability and the amortization of the right of use asset results in front-loaded expense over the lease term. Variable lease expenses are recorded when incurred.

In calculating the right of use asset and lease liability, the Company has elected to combine lease and non-lease components. The Company excludes short-term leases having initial terms of 12 months or less from the new guidance as an accounting policy election and recognizes rent expense on a straight-line basis over the lease term.

The Company currently does not have any long-term leases.

CYBERSCOPE I.K.E.

Notes to audited financial statements

Crypto Currencies

As a result of the adoption of ASU 2023-08, Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), digital assets are measured at fair value as of each reporting period. The fair value of digital assets is measured using the period-end closing price from Coinbase, in accordance with ASC 820. Since the digital assets are traded on a 24-hour period, the Company utilizes the price as of midnight UTC time. Changes in fair value are recognized in Gain (loss) on fair value of digital assets, in Operating income (loss) on the Statement of Operations. When the Company sells digital assets, gains or losses from such transactions are measured as the difference between the cash proceeds and the carrying basis of the digital assets as determined on a First In-First Out basis and are also recorded within the same line item Gains (loss) on fair value of digital assets.

During the year ended December 31, 2024, and the period from February 8, 2023 (inception) to December 31, 2023, we realized gains and losses from the change in the fair value of cryptocurrency of $21,985 and $5,038, respectively. We classify cryptocurrencies as current assets because we reasonably expect to sell or exchange all cryptocurrencies within one year.

Crypto currencies received as revenue and crypto currencies paid to fulfill expenses are recorded as noncash consideration and adjusted in the accompanying statements of cash flows. Crypto currencies paid to fulfill expenses are accounted for in accordance with their respective accounting policies. as the Company classifies these as noncash consideration and are adjusted in the accompanying statements of cash flows.

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (ASU 2014-09) as modified by ASU No. 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date,” ASU 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net),” ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing,” and ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients.” The revenue recognition principle in ASU 2014-09 is that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, new and enhanced disclosures will be required. Companies may adopt the new standard either using the full retrospective approach, a modified retrospective approach with practical expedients, or a cumulative effect upon adoption approach. The Company adopted the new standard on January 1, 2018, using the modified retrospective approach. The adoption of ASU 2014-09 did not have a material impact on the Company’s financial statements and related disclosures.

Revenue is recognized when control of the promised products or services is transferred to customers, at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those products or services. The new standard supersedes GAAP guidance on revenue recognition and requires the use of more estimates and judgments than the previous standards. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606 Revenue from Contracts with Customers, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract was determined to be within the scope of ASC 606, Revenue from Contracts with Customers, the Company assessed the goods or services promised within each contract and determined those that were performance obligations, and assessed whether each promised good or service was distinct.

Our material revenue stream is related to providing audit-related services through our software platforms within the digital currency networks of crypto currencies. The Company frequently enters into bundled service contracts that include combinations of smart contract audit services, KYC verification, and ongoing monitoring. In accordance with ASC 606-10-50-20, the Company evaluates whether the promised services are distinct and constitute separate performance obligations. Based on the nature of the services and how they are integrated and delivered, the Company has concluded that these bundled services represent a single combined performance obligation. Accordingly, contract combination is performed, and no separation is required for allocation of the transaction price. Payments are generally due upon contract execution and the Company does not typically offer refunds or warranties.

The Company began offering its Platform-as-a-Service (PaaS) solution from 2024. This offering provides clients with access to a software platform used for smart contract audits, enabling automated and scalable audit workflows. PaaS contracts are structured as license-based engagements, whereby clients purchase a defined number of platform licenses (e.g., 100 licenses) for use over a specified contract term, generally one year. Revenue is recognized only upon utilization of each license, consistent with the satisfaction of the performance obligation under ASC 606-10-25-23. Clients are billed and payment is due upon utilization of the licenses.

CYBERSCOPE I.K.E.

Notes to audited financial statements

In consideration for these services, our contracts are denominated in fiat currency but allow the option of payment in digital currencies. In cases where the consideration is received as digital currencies, revenue is recorded using the U. S. dollar spot price of the related crypto currency on the date of contract inception as determined from Coinbase, in accordance with ASC 606-10-32-21 and ASC 820, which states noncash consideration shall be measured at fair value at contract inception. As payment is received on the date of contract inception, there is no change in the crypto-asset value between the date of contract inception and the date of receipt of the assets. The coins are recorded on the balance sheet at their fair value and re-measured at each reporting date. Revaluation gains or losses, as well as gains or losses on sale of digital currencies are recorded on the statements of operations.

Expenses associated with the audits and other blockchain solutions, such as software costs, are recorded as cost of revenues.

The following is a summary of the disaggregation of revenue for the year ended December 31, 2024 and the period from February 8, 2023 (Inception) to December 31, 2023:

	Year Ended December 31,
	Year Ended December 31, 2024	Period from February 8, 2023 (Inception) to December 31, 2023
Audit-related services	$1,242,605	$1,011,178
License income	162,000	-
Revenue	$1,404,605	$1,011,178

The Company provides smart contract audit services to clients across North America, Europe, Asia, and the Middle East. The Company tracks revenues through client engagement records and service delivery logs, which are maintained to ensure accuracy and completeness of service reporting; however, considering the nature of the services which are delivered remotely through digital platforms without a physical or location-specific component, and often to customers operating in decentralized ecosystems, management has concluded that disaggregating revenues by geographic area is impracticable, and the Company has applied the impracticability exception provided under ASC 280-10-50-41.

The following is a summary of the disaggregation of revenue showing consideration paid in fiat versus digital assets for the year ended December 31, 2024 and the period from February 8, 2023 (Inception) to December 31, 2023:

	Year Ended December 31, 2024	Period from February 8, 2023 (Inception) to December 31, 2023
Digital Assets	$1,198,003	$971,712
Fiat	206,602	39,465
Revenue	$1,404,605	$1,011,178

CYBERSCOPE I.K.E.

Notes to audited financial statements

Contract Assets and Contract Liabilities

Payments received from clients in advance of service delivery are recorded as contract liabilities. When services are performed prior to invoicing, the Company recognizes a contract asset.

The balance sheet account titled “Contract receivable” represents receivables from clients for the licenses utilized for audit engagements under the PaaS agreements.

Deferred revenue reflects advance payments received for smart contract audit engagements where the audit report has not yet been delivered as of the reporting date. The Company’s contract term typically is short-term in nature and accordingly, the deferred revenue and contract receivables are presented as current liabilities and current assets respectively.

The following summarizes the movements in contract receivables for the year ended December 31, 2024 and the period from February 8, 2023 (Inception) to December 31, 2023:

	Year ended December 31, 2024	Period from February 8, 2023 (Inception) to December 31, 2023

Balance, beginning of period	$-	$-
Add: recognition of revenue from utilization of licenses	155,051	-
Balance, end of period	$155,051	$-

The following summarizes the movements in deferred revenue for the year ended December 31, 2024 and the period from February 8, 2023 (Inception) to December 31, 2023:

	Year ended December 31, 2024	Period from February 8, 2023 (Inception) to December 31, 2023

Balance, beginning of period	$15,195	$-
Revenue recognized from beginning balance	(15,195)
Advanced payments received for smart contract audit engagements	36,922	15,195
Balance, end of period	$36,922	$15,195

The Company expects to recognize revenue from amounts recorded in deferred revenue within three to six months.

Cash and cash equivalents

Cash is comprised of cash in the bank which is subject to an insignificant risk of changes in value. The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. At December 31, 2024 and December 31, 2023, cash amounted to $28,875 and $76,526, respectively. Cash equivalents at December 31, 2024 and December 31, 2023 amounted to $146,312 and $0, respectively.

CYBERSCOPE I.K.E.

Notes to audited financial statements

Property and Equipment

Property and equipment is carried at cost less accumulated depreciation and includes expenditures that substantially increase the useful lives of existing property and equipment.

Maintenance, repairs and minor renovations are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the related costs and accumulated depreciation are removed from their respective accounts, and any difference between the sale proceeds and the carrying amount of the asset is recognized as a gain or loss on disposal in the statement of operations.

Depreciation is computed using the straight-line method over the estimated useful lives of the various classes of depreciable assets. The lives used in computing depreciation for significant asset classes are as follows:

Estimated useful lives
Computer equipment	3 years
Other equipment	3 years
Furniture	3 years

The estimated useful lives and depreciation methods are reviewed at each year-end, with the effect of any changes in estimates accounted for prospectively. All depreciation expenses are included within depreciation in the accompanying statements of operations.

Fair Value Measurement

As defined in ASC 820, Fair Value Measurements and Disclosures, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date (exit price). The Company utilize market data or assumption that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. ASC 820 establishes a fair value hierarchy that participants used to measure fair value. The hierarchy gives us the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement). This fair value measurement framework applies at both initial and subsequent measurement.

Level 1: Quoted prices are available in an active market for identical assets or liabilities as of the reporting data. Active markets are those in which transactions for the assets or liability occur in sufficient frequency and volume to provide information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2: Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Subsequently all these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable level at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, option and collar.

Level 3: Pricing inputs includes significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The fair value of cash and cash equivalents, crypto currencies, contract receivable and accrued expenses and other liabilities approximate their carrying values due to their short term to maturity.

CYBERSCOPE I.K.E.

Notes to audited financial statements

Income Taxes

 The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

 Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no material uncertain tax positions for any of the reporting periods presented.

The Company is liable for income taxes in Greece. The corporate income tax rate is 22% in Greece. At December 31, 2024 and 2023, the company recorded estimated income tax expense of $237,175 and $173,797, respectively in the accompanying statements of operations.

Net Income Per Share

Basic net income per share is computed by dividing the net income by the weighted-average number of shares of common stock of the Company outstanding during the period. Diluted net income per share is computed by giving effect to all potential shares of common stock, including preferred stock and convertible notes, to the extent dilutive. There was no potential dilutive common stock equivalents for the year ended December 31, 2024 and the period from February 8, 2023 (inception) to December 31, 2023.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amended guidance enhances income tax disclosures primarily related to the effective tax rate reconciliation and income taxes paid information. This guidance requires disclosure of specific categories in the effective tax rate reconciliation and further information on reconciling items meeting a quantitative threshold. In addition, the amended guidance requires disaggregating income taxes paid (net of refunds received) by federal, state, and foreign taxes. It also requires disaggregating individual jurisdictions in which income taxes paid (net of refunds received) is equal to or greater than 5 percent of total income taxes paid (net of refunds received). The amended guidance is effective for fiscal years beginning after December 15, 2024. The guidance can be applied either prospectively or retrospectively. The Company is currently in the process of evaluating the impact this amended guidance may have on the footnotes to our financial statements.

In November 2024, the FASB issued ASU No. 2024-03, Disaggregation of Income Statement Expenses (Subtopic 220-40). The ASU requires the disaggregated disclosure of specific expense categories, including purchases of inventory, employee compensation, depreciation, and amortization, within relevant income statement captions. This ASU also requires disclosure of the total amount of selling expenses along with the definition of selling expenses. The ASU is effective for annual periods beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Adoption of this ASU can either be applied prospectively to financial statements issued for reporting periods after the effective date of this ASU or retrospectively to any or all prior periods presented in the financial statements. Early adoption is also permitted. This ASU will likely result in the required additional disclosures being included in our financial statements, once adopted. We are currently evaluating the provisions of this ASU.

4. PROPERTY AND EQUIPMENT, NET

	December 31, 2024	December 31, 2023
Property, plant and equipment consisted of the following:
Computer equipment	$6,761	$2,773
Furniture	657	685
	7,418	3,458
Less: accumulated depreciation	(1,942)	(739)
Property and equipment, net	$5,476	(2,719)

There was $1,290 and $739 of depreciation expense for the year ended December 31, 2024 and the period from February 8, 2023 (inception) to December 31, 2023.

CYBERSCOPE I.K.E.

Notes to audited financial statements

5. CRYPTO CURRENCIES

The following table presents the Company’s significant crypto currencies holdings as of December 31, 2024 and 2023:

	December 31, 2024			December 31, 2023
	Units	Cost basis per unit	Fair Value	Units	Cost basis per unit	Fair Value
BNB	42	300	29,419	34	278	10,573
Ethereum	22	2,794	73,483	15	2,407	33,738
Polygon	391	0.96	176	789	1	767
Stablecoins	195,736	1	195,736	46,330	1	46,529
			$298,814			$91,607

The following table provides a reconciliation of Crypto assets held for operations:

Year Ended
December 31,
2024
Beginning balance (at fair value)	$91,607
Additions	955,702
Dispositions	(733,281)
Gains included in net income for the period	21,985
Effect of exchange rate changes	(37,199)
Ending balance (at fair value)	$298,814

Additions represent cryptocurrency received from customers in settlement of invoices considered as non-cash. Dispositions represent (i) cryptocurrency converted to fiat currency, (ii) cryptocurrency used to settle operating expenses, and (iii) cryptocurrency distributed as dividends to shareholders.

Statement of cash flows presentation. The Company considers cryptocurrency to be a non-cash asset. Accordingly, cryptocurrency received from customers and cryptocurrency used to settle operating expenses are non-cash transactions. Under the indirect method, the Company presents these amounts within operating activities as reconciling items to explain the difference between net income (loss) and net cash provided by (used in) operating activities. These line items do not represent cash receipts or cash payments, and they do not represent cash flows for the acquisition or disposition of cryptocurrency. Cryptocurrency dividends, when applicable, represent non-cash dividend distributions settled in cryptocurrency and are disclosed as a non-cash financing activity.

The realized gain and losses details are as follows:

Realized gains and losses from dispositions (gross)

	Year ended Dec 31, 2024	Six months ended Jun 30, 2025
Gross realized gains from dispositions	$10,201	$2,320
Gross realized losses from dispositions	$(1,496)	$(1,219)

Gains included in net income for each period reflect both realized gains and losses on dispositions and unrealized changes in fair value on cryptocurrency held during the respective period.

6. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

The following table summarizes other accrued expenses and other current liabilities:

	December 31,	December 31,
	2024	2024
Income tax payable	$379,481	$177,366
Others	4,853	5,540
	$384,334	$182,906

CYBERSCOPE I.K.E.

Notes to audited financial statements

7. FAIR VALUE MEASUREMENT

Financial Assets Measured at Fair Value on a Recurring Basis

The Company accounts for certain liabilities at fair value on a recurring basis and classifies these liabilities within the fair value hierarchy (Level 1, Level 2, or Level 3).

Assets subject to fair value measurements on a recurring basis at December 31, 2024 are as follows:

	As of December 31, 2024
	Level 1	Level 2	Level 3	Total
Assets
Crypto currencies	$298,814	$—	$—	$298,814
Total assets	$298,814	$—	$—	$298,814

Assets subject to fair value measurements on a recurring basis at December 31, 2023 are as follows:

	As of December 31, 2024
	Level 1	Level 2	Level 3	Total
Assets
Crypto currencies	$91,607	$—	$—	$91,607
Total assets	$91,607	$—	$—	$91,607

8. SHAREHOLDERS’ EQUITY (DEFICIT)

Common stock — The Company is authorized to issue 2,500 shares of common stock with a par value of €10 per share. At December 31, 2024 and December 31, 2023, there were 2,500 shares of common stock issued and outstanding.

During the year ended December 31, 2024 and 2023, the Company paid interim dividends in crypto currencies totaling to $619,536 and $612,910 respectively. These dividends were ratified by the Board of Directors. The dividends were funded from retained earnings and are reflected as a reduction in shareholders’ equity.

9. COMMITMENTS AND CONTINGENCIES

The Company did not have any contractual commitment as of December 31, 2024 and 2023. The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable.

The Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

CYBERSCOPE I.K.E.

Notes to audited financial statements

10. SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major clients. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer (or in the absence of a Chief Executive Officer, the Company’s President), who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on revenue growth and income from operations that is reported on the statement of operations. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in statement of operations, which include the following:

	For the Year ended December 31,	For the Period from February 8, 2023 (Inception) to December 31,
	2024	2023
Revenue	$1,404,605	$1,011,178
Cost of revenue	28,515	23,532
Gross profit	1,376,090	987,646

Operating expenses:
General and administrative expenses	325,149	156,036
Sales and marketing	32,197	35,852
Depreciation	1,290	739
Total operating expenses	358,636	192,627
Income from operations	$1,017,454	$795,019

11. SUBSEQUENT EVENTS

On February 4, 2025, a Share Purchase Agreement (SPA) was executed between TAC Infosec Limited (“TAC”) and Kye9 Artificial Intelligence Research LLC (“Kye9”), collectively referred to as the “Purchasers”, alongside the Company and the Sellers: Ioannis Apostolidis, Athanasios Tsavlis, and Michael Michelis. Pursuant to the terms of the SPA, TAC acquired 1,500 share units and Kye9 acquired 1,000 share units from the Sellers, resulting in TAC and Kye9 holding 60% and 40% ownership stakes in the Company, respectively.

CyberScope Web3 Security Inc., a Cayman Islands company was formed on July 25, 2025 for the purpose of reorganizing and becoming the holding company for Cyberscope. On August 11, 2025, the Company became a direct, wholly owned subsidiary of CyberScope Web3 Security Inc. as a result of the closing of the Contribution and Exchange Agreement (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the Purchasers exchanged 100% of their stake interests for 20,000,000 shares of the CyberScope Web3 Security Inc.’s common stock. As a result, the Purchasers became the shareholders of CyberScope Web3 Security Inc. and the company became a direct, wholly owned subsidiary of the CyberScope Web3 Security Inc.

The Company evaluated the subsequent events through August 14, 2025, the date at which the financial statements were available to be issued.

- - - - - - - - -

CYBERSCOPE I.K.E

CONDENSED FINANCIAL STATEMENTS

AS OF JUNE 30, 2025 AND FOR THE PERIOD FROM FEBRUARY 05 TO JUNE 30, 2025, JANUARY 01 TO FEBRUARY 04, 2025 AND
SIX MONTHS ENDED JUNE 30, 2025 AND 2024

CYBERSCOPE I.K.E

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$172,315	$175,186
Crypto currencies held	510,238	298,814
Contract receivable	176,506	155,051
Due from related party	123,588	-
Total current assets	982,647	629,051
Property, plant and equipment, net	4,055	5,476
Goodwill	1,094,817	-
Other intangible assets, net	828,000	-
Total assets	$2,909,519	$634,527

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued expenses and other liabilities	$508,500	$384,334
Deferred revenue	-	36,922
Total liabilities	508,500	421,256

Commitments and contingencies (Refer to Note 11)

Shareholders’ equity:
Common stock, 2,500 shares authorized, €10 par value, 2,500 shares issued and outstanding as of June 30, 2025 and December 31, 2024	27,038	27,038
Additional paid-in capital	2,232,004	-
Accumulated other comprehensive income (loss)	19,948	(9,551)
Retained Earnings	122,029	195,784
Total shareholders’ equity	2,401,019	213,271
Total liabilities and shareholders’ equity	$2,909,519	$634,527

The accompanying notes are an integral part of these financial statements.

CYBERSCOPE I.K.E

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(UNAUDITED)

	Successor	Predecessor	Predecessor
	Period from February 05 to	Period from Jan 01 to	Six months ended
	June 30,	February 04,	June 30,
	2025	2025	2024
Revenue	$461,639	$109,269	$747,046
Cost of revenue	28,417	6,833	4,276
Gross profit	433,222	102,436	742,770

Operating expenses:
General and administrative	111,073	27,808	120,355
Sales and Marketing	94	78	15,466
Amortization of intangibles	72,000	-	-
Depreciation	1,294	885	619
Total operating expenses	184,461	28,771	136,440

Income from operations	248,761	73,665	606,330

Other income (expense), net
Fair value gain (loss) on crypto currencies	(71,702)	(19,872)	50,437
Interest income (expense), net	(97)	(712)	-
Total other income (expense), net	(71,799)	(20,584)	50,437

Income before provision for taxes	176,962	53,081	656,767
Provision for income taxes	(54,772)	(11,677)	(144,489)
Net income	$122,190	$41,404	$512,278

Weighted average common shares outstanding - basic and diluted	2,500	2,500	2,500
Net income per common share - basic and diluted	$48.88	$16.56	$204.91

Net income	$122,190	$41,404	$512,278
Other comprehensive income (loss)
Foreign currency translation adjustments	28,990	509	11,629
Total other comprehensive income, net of tax	28,990	509	11,629

Comprehensive income	$151,180	$41,913	$523,907

The accompanying notes are an integral part of these financial statements.

CYBERSCOPE I.K.E

CONDENESD STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(UNAUDITED)

					Accumulated
	Common Stock		Additional Paid-in	Retained	Other Comprehensive	Total Shareholders’
	Shares	Amount	Capital	Earnings	Income (Loss)	Equity
Balances at December 31, 2023	2,500	$27,038	-	$3,274	$624	$30,936
Issuance of common stock	-	-	-	-	-	-
Net income	-	-	-	512,278		512,278
Dividends	-	-	-	(359,242)		(359,242)
Foreign currency translation adjustments	-	-	-	-	11,629	11,629
Balance at June 30, 2024	2,500	$27,038	$-	$156,310	$12,253	$195,601

Balance at December 31, 2024	2,500	27,038	-	195,784	(9,551)	213,271
Net income	-	-	-	41,404	-	41,404
Dividends	-	-	-	-	-	-
Foreign currency translation adjustments	-	-	-	-	509	509
Adjustments for pushdown accounting	-	-	2,232,004	(237,188)	-	1,994,816
Balances at February 04, 2025	2,500	$27,038	$2,232,004	$-	$(9,042)	$2,250,000
Net income	-	-	-	122,190	-	122,190
Dividends	-	-	-	(161)	-	(161)
Foreign currency translation adjustments	-	-	-	-	28,990	28,990
Balances at June 30, 2025	2,500	$27,038	$2,232,004	$122,029	$19,948	$2,401,019

The accompanying notes are an integral part of these financial statements.

CYBERSCOPE I.K.E

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Successor	Predecessor	Predecessor
	Period from February 05 to	Period from Jan 01 to	Six months ended
	June 30,	February 04,	June 30,
	2025	2025	2024
Cash flows from operating activities:
Net income	$122,190	$41,404	$512,278
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangibles	72,000	-	-
Depreciation	1,294	$885	619
Revenue received in crypto currencies	(175,238)	(26,365)	(666,797)
Expenses paid in crypto currencies	31,018	12,892	114,189

Changes in operating assets and liabilities:
Due from related party	(114,474)	-	-
Accrued expenses and other liabilities	53,824	11,923	135,895
Deferred revenue	-	(37,010)	(14,887)
Net cash provided by operating activities	(9,386)	3,729	81,297

Cash flows from investing activities:
Purchases of fixed assets	-	-	(3,751)
Net cash used in investing activities	-	-	(3,751)
Effect of exchange rate changes on cash and cash equivalents	2,368	418	(2,918)
Net change in cash and cash equivalents	(7,018)	4,147	74,628
Cash and cash equivalents at beginning of period	179,333	175,186	76,526
Cash and cash equivalents at end of period	$172,315	$179,333	$151,154

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$5,289	$-	$-
Cash paid for interest	$-	$-	$-

Supplemental non-cash investing and financing activities:
Dividends paid in crypto currencies (non-cash)	$161	-	$359,242

The accompanying notes are an integral part of these financial statements.

CYBERSCOPE I.K.E

NOTES TO UNAUDITED CONDENSED

FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

CYBERSCOPE I.K.E (“Cyberscope” or the “Company” or “we”) is a Greece private limited liability company incorporated on February 7, 2023. The Company is a Platform-as-a-Service (PaaS) provider specializing in Web3 cybersecurity. Through its platform, Cyberscope offers a suite of security solutions for the blockchain ecosystem, including smart contract audits, crypto token audits, and other specialized services.

The Company’s platform is designed to automate blockchain security services. It dynamically generates publicly verifiable audit and license certificates based on predefined templates and identifiers. In addition to providing direct services to clients, the Company licenses its platform to other smart contract auditors, enabling them to enhance their own service offerings.

On February 4, 2025, a Share Purchase Agreement (SPA) was executed between TAC Infosec Limited (“TAC”) and Kye9 Artificial Intelligence Research LLC (“Kye9”), collectively referred to as the “Purchasers”, alongside the Company and the Sellers: Ioannis Apostolidis, Athanasios Tsavlis, and Michael Michelis. Pursuant to the terms of the SPA, TAC acquired 1,500 share units and Kye9 acquired 1,000 share units from the Sellers, resulting in TAC and Kye9 holding 60% and 40% ownership stakes in the Company, respectively. (Refer to Note 4). Mr. Trishneet Arora, the Chairman of the Board of Directors of CyberScope Web3 Security Inc. is the sole owner of Kye9, as well as the CEO and 54% shareholder of TAC.

2. LIQUIDITY AND CASH RESOURCES

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

Since inception, the Company’s primary sources of liquidity have been cash flows from revenue-generating activities. For the period from February 05 to June 30, 2025, the period from January 01 to February 04, 2025, the Company reported income from operations of $248,761 and $73,665 respectively. As of June 30, 2025, the Company had cash and cash equivalents of $172,315 and net working capital of $350,559.

Management has evaluated the Company’s ability to continue as a going concern within one year after the date the financial statements are issued, as required under ASC 205-40. Based on this evaluation, management has concluded that there are no conditions or events that raise substantial doubt about the Company’s ability to continue as a going concern. Accordingly, no material uncertainties have been identified that would cast significant doubt on the Company’s ability to meet its obligations as they become due.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all the information and footnotes required by U.S. GAAP for complete financial statements. The accompanying unaudited condensed consolidated financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with US GAAP. Interim results are not necessarily indicative of the results for a full year. Therefore, these interim unaudited condensed financial statements should be read in conjunction with the Company’s audited financial statements for the years ended December 31, 2024 and 2023.

The accompanying financial statements are stated in United States Dollars unless otherwise stated.

Foreign currency translation and transactions

The Company’s reporting currency is the U.S. dollar. The Company translates the financial statements from the local (functional) currency into US Dollars using the year or reporting period end or average exchange rates in accordance with the requirements of Accounting Standards Codification subtopic 830-10, Foreign Currency Matters (“ASC 830-10”). Assets and liabilities of these subsidiaries were translated at exchange rates as of the balance sheet date. Expenses are translated at average rates in effect for the periods presented. Translation gains and losses are recorded in accumulated other comprehensive income or loss as a component of shareholders’ equity. Gains and losses resulting from transactions denominated in a currency other than the functional currency of the entity are included in other (expense) income, net in the statements of operations using the average exchange rates in effect during the period.

Use of Estimates

The preparation of the accompanying financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information available through the date of the issuance of the financial statements and actual results could differ from those estimates. Estimates are adjusted to reflect actual experience when necessary. Significant estimates made by management include, but are not limited to

●	revenue recognition

●	credit loss on accounts receivables and contract receivables

●	provisions for income taxes and related valuation allowances and tax uncertainties

●	recoverability of long-lived assets (including intangible assets) and their related estimated lives

●	impairment of crypto currencies and other intangible assets

●	accruals for estimated liabilities

●	fair value of intangible assets

Concentration of Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash. The Company places its cash with financial institutions of high credit worthiness. At times, its cash with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any party to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

For the period from February 05 to June 30, 2025, the period from January 01 to February 04, 2025 and the six months ended June 30, 2024, no individual customer accounted for 10% or more of the Company’s total revenue.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer (or in the absence of a Chief Executive Officer, the President), who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Related Parties

Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or cause the direction of the management and policies of the Company. The Company discloses related party transactions that are outside of normal compensatory agreements, such as salaries. The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Leases

The Company accounts for its leases under ASC 842, Leases. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases and are recorded on the balance sheet as both a right of use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset result in straight-line rent expense over the lease term. For finance leases, interest on the lease liability and the amortization of the right of use asset results in front-loaded expense over the lease term. Variable lease expenses are recorded when incurred.

In calculating the right of use asset and lease liability, the Company has elected to combine lease and non-lease components. The Company excludes short-term leases having initial terms of 12 months or less from the new guidance as an accounting policy election and recognizes rent expense on a straight-line basis over the lease term. The Company currently does not have any long-term leases.

Crypto Currencies

As a result of the adoption of ASU 2023-08, Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), digital assets are measured at fair value as of each reporting period. The fair value of digital assets is measured using the period-end closing price from Coinbase, in accordance with ASC 820. Since the digital assets are traded on a 24-hour period, the Company utilizes the price as of midnight UTC time. Changes in fair value are recognized in Gain (loss) on fair value of digital assets, in Operating income (loss) on the Statement of Operations. When the Company sells digital assets, gains or losses from such transactions are measured as the difference between the cash proceeds and the carrying basis of the digital assets as determined on a First In-First Out basis and are also recorded within the same line item Gains (loss) on fair value of digital assets.

During the period from February 05 to June 30, 2025, the period from January 01 to February 04, 2025 and six months ended June 30 2024, we did not recognize any impairment losses, we realized losses and gains from the change in the fair value of cryptocurrency of $(71,702), $(19,872) and $50,437, respectively. We classify cryptocurrencies as current assets because we reasonably expect to sell or exchange all cryptocurrencies within one year.

Crypto currencies received by the Company through its revenue are accounted for in connection with the Company’s revenue recognition policy disclosed below. Crypto currencies paid to fulfill expenses are accounted for in accordance with their respective accounting policies. as the Company classifies these as noncash consideration and are adjusted in the accompanying statements of cash flows.

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (ASU 2014-09) as modified by ASU No. 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date,” ASU 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net),” ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing,” and ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients.” The revenue recognition principle in ASU 2014-09 is that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, new and enhanced disclosures will be required. Companies may adopt the new standard either using the full retrospective approach, a modified retrospective approach with practical expedients, or a cumulative effect upon adoption approach. The Company adopted the new standard on January 1, 2018, using the modified retrospective approach. The adoption of ASU 2014-09 did not have a material impact on the Company’s financial statements and related disclosures.

Revenue is recognized when control of the promised products or services is transferred to customers, at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those products or services. The new standard supersedes GAAP guidance on revenue recognition and requires the use of more estimates and judgments than the previous standards. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606 Revenue from Contracts with Customers, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract was determined to be within the scope of ASC 606, Revenue from Contracts with Customers, the Company assessed the goods or services promised within each contract and determined those that were performance obligations, and assessed whether each promised good or service was distinct.

Our material revenue stream is related to providing audit-related services through our software platforms within the digital currency networks of crypto currencies. . The Company frequently enters into bundled service contracts that include combinations of smart contract audit services, KYC verification, and ongoing monitoring. In accordance with ASC 606-10-50-20, the Company evaluates whether the promised services are distinct and constitute separate performance obligations. Based on the nature of the services and how they are integrated and delivered, the Company has concluded that these bundled services represent a single combined performance obligation. Accordingly, contract combination is performed, and no separation is required for allocation of the transaction price. Payments are generally due upon contract execution and the Company does not typically offer refunds or warranties.

The Company began offering its Platform-as-a-Service (PaaS) solution from 2024. This offering provides customers with access to a software platform used for smart contract audits, enabling automated and scalable audit workflows. PaaS contracts are structured as license-based engagements, whereby customers purchase a defined number of platform licenses (e.g., 100 licenses) for use over a specified contract term, generally one year. Revenue is recognized only upon utilization of each license, consistent with the satisfaction of the performance obligation under ASC 606-10-25-23. Customers are billed, and payment becomes due upon the utilization of all the licenses that are provided to the customer in accordance with the terms of their respective contracts. In consideration for these services, our contracts are denominated in fiat currency but allow the option of payment in digital currencies. In cases where the consideration is received as digital currencies, revenue is recorded using the U. S. dollar spot price of the related crypto currency on the date of contract inception as determined from Coinbase, in accordance with ASC 606-10-32-21 and ASC 820, which states noncash consideration shall be measured at fair value at contract inception. As payment is received on the date of contract inception, there is no change in the crypto-asset value between the date of contract inception and the date of receipt of the assets. The coins are recorded on the balance sheet at their fair value and re-measured at each reporting date. Revaluation gains or losses, as well as gains or losses on sale of digital currencies are recorded on the statements of operations.

Expenses associated with the audits and other blockchain solutions, such as software costs, are recorded as cost of revenues.

The following is a summary of the disaggregation of revenue for the period from February 05 to June 30, 2025, period from January 01 to February 04, 2025, and six months ended June 30, 2024:

	Successor	Predecessor	Predecessor
	Period from February 05 to	Period from Jan 01 to	Six months ended
	June 30,	February 04,	June 30,
	2025	2025	2024
Audit-related services	$461,639	$109,269	$747,046
License income	-	-	-
Revenue	$461,639	$109,269	$747,046

The Company provides smart contract audit services to clients across North America, Europe, Asia, and the Middle East. The Company tracks revenues through client engagement records and service delivery logs, which are maintained to ensure accuracy and completeness of service reporting; however, considering the nature of the services which are delivered remotely through digital platforms without a physical or location-specific component, and often to customers operating in decentralized ecosystems, management has concluded that disaggregating revenues by geographic area is impracticable, and the Company has applied the impracticability exception provided under ASC 280-10-50-41.

The following is a summary of the disaggregation of revenue showing consideration paid in fiat versus digital assets for the period from February 05 to June 30, 2025, period from January 01 to February 04, 2025 and six months ended June 30, 2024:

	Successor	Predecessor	Predecessor
	Period from February 05 to	Period from Jan 01 to	Six months ended
	June 30,	February 04,	June 30,
	2025	2025	2024
Digital assets	$175,238	$26,365	$666,797
Fiat	286,401	82,904	80,249
Revenue	$461,639	$109,269	$747,046

Contract Assets and Contract Liabilities

Payments received from customers in advance of service delivery are recorded as contract liabilities. When services are performed prior to invoicing, the Company recognizes a contract asset.

The balance sheet account titled “Contract receivable” represents receivables from customers for the licenses utilized for audit engagements under the PaaS agreements.

Deferred revenue reflects advance payments received for smart contract audit engagements where the audit report has not yet been delivered as of the reporting date. The Company’s contract term typically is short-term in nature and accordingly, the deferred revenue and contract receivables are presented as current liabilities and current assets respectively.

The following summarizes the movements in contract receivables for the period ended June 30, 2025 and the year ended December 31, 2024:

	Six Months Ended June 30, 2025	Year Ended December 31, 2024
Balance, beginning of period	$155,051	$-
Add: Sale from utilization of licenses	-	155,051
Foreign exchange translation	21,455	-
Balance, end of period	$176,506	$155,051

The following summarizes the movements in deferred revenue for the six months ended June 30, 2025 and the year ended December 31, 2024:

	Six Months Ended June 30, 2025	Year Ended December 31, 2024
Balance, beginning of period	$36,922	$15,195
Revenue recognized from prior period	(36,922)	(15,195)
Advance payments received for smart contract audit engagements	-	36,922
Balance, end of period	$-	$36,922

Cash and cash equivalents

Cash is comprised of cash in the bank which is subject to an insignificant risk of changes in value. The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. At June 30, 2025 and December 31, 2024, cash amounted to $175,315 and $175,186, respectively. Cash equivalents at June 30, 2025 and December 31, 2024 amounted to $0 and $0, respectively.

Pushdown Accounting

Pushdown accounting is applied when an acquirer obtains control of an entity through a business combination, as defined in ASC 805, Business Combinations. In accordance with ASC 805-50-25-4, the Company may elect to reflect in its separate financial statements the new basis of accounting that would have been established by the acquirer had the acquirer applied acquisition accounting under ASC 805.

Upon the occurrence of a change-in-control event, the Company evaluates whether pushdown accounting should be applied. If elected, the entity remeasures its assets and liabilities to their fair values as of the acquisition date, consistent with the principles outlined in ASC 805-10-25-1 through 25-6 and ASC 805-30-25-1. The excess of the total consideration transferred over the fair value of net identifiable assets acquired is recognized as goodwill. The election to apply pushdown accounting is irrevocable and applies prospectively from the acquisition date, as per ASC 805-50-25-8.

The total consideration transferred may include fixed payments, contingent consideration, and other contractual arrangements. Contingent consideration is measured at fair value on the acquisition date and classified in accordance with ASC 805-30-25-5 through 25-7. Subsequent changes in fair value are recognized in earnings unless they qualify as measurement period adjustments under ASC 805-10-25-13 through 25-19.

In applying pushdown accounting, historical retained earnings are derecognized, and the net impact of acquisition accounting adjustments is recorded to additional paid-in capital, in accordance with ASC 805-50-45-1. The application of pushdown accounting results in the termination of the predecessor entity and the commencement of a new reporting entity, as described in ASC 805-50-05-1.

To clearly distinguish between the predecessor and successor financial statements, a black line is inserted between the reporting periods, consistent with ASC 805-50-50-3.

Goodwill recognized as part of pushdown accounting includes amounts attributable to synergies, branding advantages, assembled workforce, and other intangible benefits that do not meet the criteria for separate recognition under ASC 805-20-25-10 and ASC 805-20-55-1 through 55-32. Goodwill is not amortized but is subject to annual impairment testing in accordance with ASC 350-20-35-1 through 35-3, or more frequently if triggering events occur. Goodwill is not deductible for tax purposes unless otherwise specified. The Company has the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. Qualitative factors assessed for each of the applicable reporting units include, but are not limited to, changes in macroeconomic conditions, industry and market considerations, cost factors, discount rates, competitive environments and financial performance of the reporting units. If the qualitative assessment indicates that it is more likely than not that the carrying value of a reporting unit exceeds its estimated fair value, a quantitative test is required.

The Company also has the option to proceed directly to the quantitative test. Under the quantitative impairment test, the estimated fair value of each reporting unit is compared to its carrying value, including goodwill. If the carrying value of the reporting unit including goodwill exceeds its fair value, an impairment charge equal to the excess would be recognized, up to a maximum amount of goodwill allocated to that reporting unit.

At June 30, 2025, the Company did not identify any events or changes in circumstances that would indicate potential impairment of goodwill. Accordingly, no goodwill impairment was recorded for the period002E

Property and Equipment

Property and equipment is carried at cost less accumulated depreciation and includes expenditures that substantially increase the useful lives of existing property and equipment.

Maintenance, repairs and minor renovations are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the related costs and accumulated depreciation are removed from their respective accounts, and any difference between the sale proceeds and the carrying amount of the asset is recognized as a gain or loss on disposal in the statement of operations.

Depreciation is computed using the straight-line method over the estimated useful lives of the various classes of depreciable assets. The lives used in computing depreciation for significant asset classes are as follows:

Estimated
Computer equipment	3 years
Other equipment	3 years
Furniture	3 years

The estimated useful lives and depreciation methods are reviewed at each year-end, with the effect of any changes in estimates accounted for prospectively. All depreciation expenses are included within depreciation in the accompanying statements of operations.

Fair Value Measurement

As defined in ASC 820, Fair Value Measurements and Disclosures, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date (exit price). The Company utilize market data or assumption that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. ASC 820 establishes a fair value hierarchy that participants used to measure fair value. The hierarchy gives us the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement). This fair value measurement framework applies at both initial and subsequent measurement.

Level 1: Quoted prices are available in an active market for identical assets or liabilities as of the reporting data. Active markets are those in which transactions for the assets or liability occur in sufficient frequency and volume to provide information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2: Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Subsequently all these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable level at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, option and collar.

Level 3: Pricing inputs includes significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The fair value of cash and cash equivalents, crypto currencies, contract receivable and accrued expenses and other liabilities approximate their carrying values due to their short term to maturity.

Income Taxes

 The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

 Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no material uncertain tax positions for any of the reporting periods presented.

The Company is liable for income taxes in Greece. The corporate income tax rate is 22% in Greece. For the period from February 05 to June 30, 2025, the period from January 01, 2025, to February 04, 2025 and the six months ended June 30, 2024, the company recorded estimated income tax expense of $54,772, $11,677 and $144,489 respectively in the accompanying statements of operations.

Net Income Per Share

Basic net income per share is computed by dividing the net income by the weighted-average number of shares of common stock of the Company outstanding during the period. Diluted net income per share is computed by giving effect to all potential shares of common stock, including preferred stock and convertible notes, to the extent dilutive. There was no potential dilutive common stock equivalents for the six months ended June 30, 2025, and 2024.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amended guidance enhances income tax disclosures primarily related to the effective tax rate reconciliation and income taxes paid information. This guidance requires disclosure of specific categories in the effective tax rate reconciliation and further information on reconciling items meeting a quantitative threshold. In addition, the amended guidance requires disaggregating income taxes paid (net of refunds received) by federal, state, and foreign taxes. It also requires disaggregating individual jurisdictions in which income taxes paid (net of refunds received) is equal to or greater than 5 percent of total income taxes paid (net of refunds received). The amended guidance is effective for fiscal years beginning after December 15, 2024. The guidance can be applied either prospectively or retrospectively. The Company is currently in the process of evaluating the impact this amended guidance may have on the footnotes to our financial statements.

In November 2024, the FASB issued ASU No. 2024-03, Disaggregation of Income Statement Expenses (Subtopic 220-40). The ASU requires the disaggregated disclosure of specific expense categories, including purchases of inventory, employee compensation, depreciation, and amortization, within relevant income statement captions. This ASU also requires disclosure of the total amount of selling expenses along with the definition of selling expenses. The ASU is effective for annual periods beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Adoption of this ASU can either be applied prospectively to financial statements issued for reporting periods after the effective date of this ASU or retrospectively to any or all prior periods presented in the financial statements. Early adoption is also permitted. This ASU will likely result in the required additional disclosures being included in our financial statements, once adopted. We are currently evaluating the provisions of this ASU.

4. CHANGE IN CONTROL AND PUSH DOWN ACCOUNTING

On February 4, 2025, a Share Purchase Agreement (“SPA”) was executed between TAC Infosec Limited (“TAC”) and Kye9 Artificial Intelligence Research LLC (“Kye9”), collectively referred to as the “Purchasers,” alongside the Company and the Sellers: Ioannis Apostolidis, Athanasios Tsavlis, and Michael Michelis. Pursuant to the terms of the SPA, TAC acquired 1,500 share units and Kye9 acquired 1,000 share units from the Sellers, resulting in TAC and Kye9 holding 60% and 40% ownership stakes in the Company, respectively. In connection with the acquisition of the Company by TAC, the total purchase consideration for the Sale Shares was contractually determined to be $1,350,000, payable in installments as outlined in the SPA. The consideration comprises: (a) $500,000 payable upon the transfer of shares as per Schedule I of the SPA; (b) $400,000 contingent upon the achievement of specified revenue and profit targets for the period January 2025 to June 2025, as defined in Schedule I; and (c) $450,000 payable upon final closing in September 2025.

In accordance with ASC 805-10-25-1 through ASC 805-10-25-6, TAC was identified as the accounting acquirer based on its majority ownership and control rights, and the Company was identified as the acquiree. The transaction meets the definition of a business combination under ASC 805-10-20, as TAC obtained control of a business as defined in ASC 805-10-55-3A through 55-3F. The acquisition date was determined to be February 04, 2025, the date on which TAC acquired control in the Company.

Although TAC, being an Indian entity, is not subject to U.S. GAAP and therefore did not apply ASC 805 in its consolidated financial statements, the Company, as the acquiree, elected to apply pushdown accounting in its separate financial statements in accordance with ASC 805-50-25-4. This election was made in the reporting period in which the change-in-control event occurred, consistent with ASC 805-50-25-6.

Pushdown accounting permits the acquiree to reflect the new basis of accounting that would have been established by the acquirer had the acquirer applied acquisition accounting under ASC 805. As such, the Company adjusted the carrying amounts of its assets and liabilities to reflect the fair values that would have been recognized by TAC as of the acquisition date (February 04, 2025), including the recognition of goodwill, in accordance with ASC 805-50-30-1 through ASC 805-50-30-5. The contingent consideration transferred in the business combination is not pushed down to the Company as it represents the legal obligation of TAC, the acquirer.

In applying pushdown accounting, the Company derecognized its historical retained earnings and recorded the net impact of the acquisition accounting adjustments to additional paid-in capital, consistent with ASC 805-50-45-1. The application of pushdown accounting represents the termination of the old accounting entity and the creation of a new reporting entity, as described in ASC 805-50-05-1.

The Company acknowledges that the election to apply pushdown accounting is irrevocable and applies prospectively from the acquisition date, as per ASC 805-50-25-8. Accordingly, the financial statements for periods prior to February 04, 2025, are not combined with post-acquisition results, and separate disclosures are provided for pre- and post-pushdown periods in accordance with ASC 805-50-50-1 through 50-3. To clearly distinguish between the predecessor and successor financial statements, a black line has been inserted between the periods presented, in accordance with the presentation guidance under ASC 805-50-50-3.

The total carrying (book) value of net assets of the Company as at the acquisition date was $255,183:

Total
Cash and cash equivalents	$179,333
Crypto currencies held	313,001
Contract receivable	155,421
Property, plant and equipment, net	4,603
Accrued expenses and other liabilities	(397,175)
Deferred revenue	-
Carrying value of net assets	$255,183

The acquisition-date fair value of the total consideration paid by the acquirer was determined as follows:

Total
Cash and cash equivalents	$179,333
Crypto currencies held	313,001
Contract receivable	155,421
Property, plant and equipment, net	4,603
Customer relationship - intangibles	400,000
Developed technology - intangibles	500,000
Goodwill	1,094,817
Accrued expenses and other liabilities	(397,175)
Deferred revenue	-
Acquisition-date fair value of the Company	2,250,000
Fair value of Non-controlling interest	(900,000)
Purchase price consideration	$1,350,000

Goodwill is primarily attributable to the go-to-market synergies that are expected to arise as a result of the acquisition and other intangible assets that does not qualify for separate recognition. The goodwill is not deductible for tax purposes.

The components of other intangible assets included in goodwill include:

(i)	$700,000 attributable to commercial branding rights associated with exclusive audit badge recognition on CoinMarketCap and PinkSale. This arrangement enhances the Company’s visibility and credibility in the Web3 and blockchain ecosystem. Although the badge rights represent a commercial advantage, they do not meet the separability or contractual-legal criteria for recognition as a separate intangible asset under ASC 805-20-25-10 and ASC 805-20-55-31 through 55-32, and are therefore subsumed into goodwill.

(ii)	$150,000 attributable to internally generated brand value within the blockchain security industry, including the implied royalty rate that would be payable for comparable branding. As internally developed brand equity does not qualify for separate recognition under ASC 350-30-25-4 and ASC 805-20-55-10, this value is included in goodwill.

(iii)	$50,000 attributable to the value of the assembled workforce and non-compete benefits, reflecting the retention of experienced auditors and compliance specialists. In accordance with ASC 805-20-55-6 through 55-8, assembled workforce is not recognized as a separate intangible asset, and non-compete arrangements that are not contractually enforceable or separately measurable are also subsumed into goodwill.

In connection with the pushdown accounting, the Company identified intangible assets, which are presented under Other intangible assets, net in the accompanying Balance Sheet which are customer relationships and developed technology, which are amortized on a straight-line basis over a useful life of five years. The Company recorded amortization of $72,000 for the period from February 05 to June 30, 2025, pertaining to these intangible assets.

	June 30,	December 31,
	2025	2024

Customer relationships	$400,000	$-
Developed technology	500,000
	900,000	-
Accumulated amortization	(72,000)	-
Intangible assets, net	$828,000	$-

The following table represents the future amortization of intangibles assets:

Year Ended December 31,
2025 (remaining 6 months)	$90,740
2026	180,000
2027	180,000
2028	180,000
2029	180,000
Thereafter	17,260
828,000

5. PROPERTY AND EQUIPMENT, NET

	June 30, 2025	December 31, 2024
Property, plant and equipment consisted of the following:
Computer equipment	$6,761	$6,761
Furniture	657	657
	7,418	7,418
Less: accumulated depreciation	(3,363)	(1,942)
Property and equipment, net	$4,055	$5,476

There was $1,294, $885 and $619 of depreciation expense for the for the period from February 05 to June 30, 2025, period from January 01 to February 04, 2025 and six months ended June 30, 2024 respectively.

6. CRYPTO CURRENCIES

The following table presents the Company’s significant crypto currencies holdings as of June 30, 2025, and December 31, 2024:

	June 30, 2025			December 31, 2024
	Units	Cost Basis	Fair Value	Units	Cost Basis	Fair Value
BNB	8	590	5,244	42	300	29,419
Ethereum	5	2,718	41,159	22	2,794	73,483
Polygon	391	1	74	391	0.96	176
Stablecoins	463,506	1	463,506	195,737	1	195,736
Other			255			-
			510,238			298,814

The following table provides a reconciliation of crypto assets held for operations:

Six Months Ended
June 30,
2025
Beginning balance (at fair value)	$298,814
Additions	175,238
Dispositions	(31,179)
Losses included in net income for the period	(91.574)
Effect of exchange rate changes	158,939
Ending balance (at fair value)	$510,238

Additions. “Additions” represent (i) stablecoins and other crypto assets received from customers as non-cash consideration for services and (ii) crypto assets acquired using fiat currency to facilitate settlement and liquidity needs.

Dispositions. “Dispositions” represent (i) conversions of crypto assets into U.S. dollars to fund operating expenses, tax obligations and working capital and (ii) transfers of crypto assets to third-party exchanges or other counterparties to execute such conversions and/or payments. Transfers between the Company’s own wallets are not dispositions and are excluded from dispositions presented in the rollforward.

Realized gains and losses on dispositions. Realized gains and realized losses are recognized upon disposition and represent the difference between proceeds and the carrying amount of the crypto asset disposed. The Company records realized gains and realized losses in other income (expense), net, and separately records transaction fees in the related expense line item.

The following table presents the Company’s realized gains and losses of such dispositions:

Realized gains and losses from dispositions (gross)

Six months ended June 30, 2025
Gross realized gains from dispositions	$2,320
Gross realized losses from dispositions	$1,219

Gains included in net income for the period reflect both realized gains and losses on dispositions and unrealized changes in fair value on cryptocurrency held during the period.

7. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

The following table summarizes other accrued expenses and other current liabilities:

	June 30,	December 31,
	2025	2024
Income tax payable	$498,334	$379,481
Others	10,166	4,853
	$508,500	$384,334

8. FAIR VALUE MEASUREMENT

Financial Assets Measured at Fair Value on a Recurring Basis

The Company accounts for certain liabilities at fair value on a recurring basis and classifies these liabilities within the fair value hierarchy (Level 1, Level 2, or Level 3).

Liabilities subject to fair value measurements on a recurring basis at June 30, 2025 are as follows:

	As of June 30, 2025
	Level 1	Level 2	Level 3	Total
Assets
Crypto currencies	$510,238	$—	$—	$510,238
Total assets	$510,238	$—	$—	$510,238

Liabilities subject to fair value measurements on a recurring basis at December 31, 2024 are as follows:

	As of December 31, 2024
	Level 1	Level 2	Level 3	Total
Assets
Crypto currencies	$298,814	$—	$—	$298,814
Total assets	$298,814	$—	$—	$298,814

9. RELATED PARTY TRANSACTIONS

During the six months ended June 30, 2025, and 2024, the Company advanced to an affiliate a total of $123,588 and $0, respectively. These advances were unsecured, short-term in nature and were undue on demand. At June 30, 2025 and December 31, 2024, the balance of $123,588 and $0 to this affiliate is reported in due from related party on the accompanying balance sheets.

10. SHAREHOLDERS’ EQUITY (DEFICIT)

Common stock — The Company is authorized to issue 2,500 shares of common stock with a par value of €10 per share. At June 30, 2025 and December 31, 2024, there were 2,500 shares of common stock issued and outstanding.

During the the period from February 05 to June 30, 2025, period from January 01 to February 04, 2025 and six months ended June 30, 2024, the Company paid interim dividends in crypto currencies totaling to $161, $0 and $359,242 respectively. These dividends were ratified by the Board of Directors. The dividends were funded from retained earnings and are reflected as a reduction in shareholders’ equity.

In connection with the application of pushdown accounting effective February 4, 2025, the Company remeasured its assets and liabilities to reflect the fair values that would have been recognized by the acquirer in accordance with ASC 805. As a result, the historical retained earnings balance of $237,188 was derecognized, and the cumulative impact of acquisition accounting adjustments was recorded directly to additional paid-in capital, consistent with ASC 805-50-45-1.

The total shareholders’ equity of $2,250,000 as of February 04, 2025, represented the new basis of accounting established by the acquirer and reflects the fair value of net assets and goodwill recognized at the acquisition date. This basis is considered the starting point for the successor entity and is applied prospectively from the acquisition date, in accordance with ASC 805-50-25-8.

11. COMMITMENTS AND CONTINGENCIES

The Company did not have any contractual commitment as of June 30, 2025 and December 31, 2024. The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable.

The Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

12. SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on revenue growth and income from operations that is reported on the statement of operations. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in statement of operations, which include the following:

	Successor	Predecessor	Predecessor
	Period from February 05 to	Period from Jan 01 to	Six months ended
	June 30,	February 04,	June 30,
	2025	2025	2024
Revenue	$461,639	$109,269	$747,046
Cost of revenue	28,417	6,833	4,276
Gross profit	433,222	102,436	742,770

Operating expenses:
General and administrative	111,073	27,808	120,355
Sales and Marketing	94	78	15,466
Amortization of intangibles	72,000	-	-
Depreciation	1,294	885	619
Total operating expenses	184,461	28,771	136,440

Income from operations	248,761	73,665	606,330

General and administrative expenses and other expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available for operations. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

All other segment items included in net loss are reported on the statement of operations and described within their respective disclosures.

13. SUBSEQUENT EVENTS

CyberScope Web3 Security Inc., a Cayman Islands company was formed on July 25, 2025 for the purpose of reorganizing and becoming the holding company for Cyberscope. On August 11, 2025, the Company became a direct, wholly owned subsidiary of CyberScope Web3 Security Inc. as a result of the closing of the Contribution and Exchange Agreement (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the Purchasers exchanged 100% of their stake interests for 20,000,000 shares of the CyberScope Web3 Security Inc.’s common stock. As a result, the Purchasers became the shareholders of CyberScope Web3 Security Inc. and the company became a direct, wholly owned subsidiary of the CyberScope Web3 Security Inc. The reorganization results in the net income per share for the period from February 05 to June 30.2025 to be $0.06 as against $48.88 disclosed in the financial statements.

The Company evaluated the subsequent events through September 24, 2025, the date at which the financial statements were available to be issued.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated January 30, 2026

CyberScope Web3 Security Inc.

3,750,000 Ordinary Shares

Through and including           , 2026 (the 25th day after the date of the prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

       , 2026

Part II

Information not required in prospectus

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud or willful default or the consequences of committing a crime. Our amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, or willful default.

We have or will maintain insurance on behalf of our directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

During the past three years, we issued securities which were not registered under the Securities Act as set forth below. We believe that each of such issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 701 and/or Regulation S under the Securities Act.

The following is a summary of transactions during the preceding three fiscal years involving sales of our securities that were not registered under the Securities Act:

●	On August 11, 2025, the Company issued 20,000,000 shares pursuant to a Contribution and Exchange Agreement by and between the Company, Cyberscope I.K.E., TAC and KYE9 Artificial Intelligence Research LLC (“KYE9”). Pursuant to the Contribution and Exchange Agreement, TAC and KYE9 exchanged 100% of their stake interests for an aggregate of 20,000,000 ordinary shares of CyberScope Web3 Security Inc., of which 12,000,000 ordinary shares were issued to TAC and 8,000,000 ordinary shares were issued to KYE9. As a result, TAC and KYE9 became the shareholders of CyberScope Web3 Security Inc. and Cyberscope I.K.E. became a direct, wholly owned subsidiary of the CyberScope Web3 Security Inc.

No underwriter or underwriting discount or commission was involved in any of the transactions set forth in Item 7.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1*	Memorandum and Articles of Association of Cyberscope Web3 Security Inc.
4.1*	Specimen Ordinary Share Certificate
5.1*	Form of Opinion of Appleby
10.2*	Form of Indemnification Agreement between the Company and its directors and executive officers
10.4*	Form of Registration Rights Agreement
10.5*	Share Purchase Agreement between TAC Infosec Limited and Cyberscope I.K.E.
10.6*	Share Purchase Agreement between Cyberscope I.K.E. and KYE9
10.7*	Contribution and Exchange Agreement dated 11th August 2025, entered into among TAC Infosec Ltd., KYE9 Artificial Intelligence Research LLC, CyberScope Web3 Security Inc., and Cyberscope I.K.E.
21.1*	Subsidiaries of the Registrant
23.1	Consent of Suri and Co., Chartered Accountants
23.2*	Consent of Appleby (included in Exhibit 5.1)
24*	Power of Attorney (included on signature page)
99.1*	Financial Statement Representation pursuant to Instruction 8.A.4 of Item 8 of Form 20-F
101**	Interactive Data File
107*	Filing Fee Table

#	Certain information has been redacted from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the Company customarily and actually treats that information as private or confidential and the omitted information is not material. The Registrant hereby agrees to furnish an unredacted copy of the exhibit to the Commission upon request.

†	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

*	Previously submitted

**	To be filed by Amendment

(b) Financial Statement Schedules

All supplement schedules are omitted because of the absence of conditions under which they are required or because the information is shown in the financial statements or notes thereto.

Item 9. Undertakings.

The undersigned hereby undertakes:

(1) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(3) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(4) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 30, 2026.

CyberScope Web3 Security Inc.

By:	/s/ Saransh Rawat
Name:	Saransh Rawat
Title:	President & Director

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Saransh Rawat	President & Director	January 30, 2026
Saransh Rawat	(Principal Executive Officer)

/s/ Malkit Singh Bharaj	Chief Financial Officer	January 30, 2026
Malkit Singh Bharaj	(Principal Financial Officer)

/s/ Trishneet Arora	Chairman	January 30, 2026
Trishneet Arora

/s/ Hector Balderas*	Director	January 30, 2026
Hector Balderas

/s/ Geordan Pursglove*	Director	January 30, 2026
Geordan Pursglove

/s/ Benjamin Tran*	Director	January 30, 2026
Benjamin Tran

*	By Trishneet Arora, Power of Attorney

By:	/s/ Trishneet Arora

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the registrant’s duly authorized representative has signed the registration statement on Form F-1, in Hewlett, NY on January 30, 2026.

vState Filings, LLC			Authorized Representative in the United States

By:	/s/ Alex Englard
	Name:	Alex Englard
	Title:	Managing Member